UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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The Mosaic Company
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Headquarter Offices: 101 East Kennedy Boulevard Suite 2500 Tampa, FL 33602 Telephone (813) 775-4200
April 7, 2021

Dear Fellow Stockholder:
You are cordially invited to attend The Mosaic Company’s 2021 Annual Meeting of Stockholders on May 20, 2021, at 10:00 a.m. Eastern Time. A Notice of the Annual Meeting and a Proxy Statement covering the formal business of the meeting appear on the following pages.
This year’s annual meeting of stockholders will be conducted via live webcast. Hosting a virtual meeting provides ease of access, real-time communication and cost savings for our stockholders and the company and facilitates stockholder attendance and participation from any location around the world.
You will be able to attend the virtual meeting of stockholders online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/MOS2021. You will also be able to vote your shares electronically at the annual meeting (other than shares held through our 401(k) Plan or Union Savings Plan, which must be voted prior to the meeting).
Even if you are planning to attend the meeting, please promptly submit your proxy vote by telephone or Internet or, if you received a copy of the printed proxy materials, by completing and signing the enclosed proxy card and returning it in the postage-paid envelope provided. This will ensure that your shares are represented at the meeting. Even if you submit a proxy, you may revoke it at any time before it is voted. If you attend and wish to vote at the meeting, you will be able to do so, even if you have previously returned your proxy card.
Your cooperation and prompt attention to this matter are appreciated. Thank you for your ongoing support of, and continued interest in, The Mosaic Company.
Sincerely,

James (“Joc”) C. O’Rourke President and Chief Executive Officer

Headquarter Offices: 101 East Kennedy Boulevard Suite 2500 Tampa, FL 33602 Telephone (813) 775-4200

Notice of 2021 Annual Meeting of Stockholders

To Our Stockholders:
The 2021 Annual Meeting of Stockholders of The Mosaic Company, a Delaware corporation, will be held on May 20, 2021, at 10:00 a.m. Eastern Time (the “2021 Annual Meeting”). You will be able to attend the 2021 Annual Meeting, vote your shares and submit questions during the annual meeting via a live webcast available at www.virtualshareholdermeeting.com/MOS2021. The following matters will be considered and acted upon at the 2021 Annual Meeting:

1.	Election of twelve directors, each as recommended by our Board of Directors;
2.	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2021;
3.	An advisory vote to approve the compensation of our Named Executive Officers as disclosed in the accompanying Proxy Statement;
4.	A stockholder proposal relating to adoption of a written consent right; and
5.	Any other business that may properly come before the 2021 Annual Meeting of Stockholders or any adjournment or postponement thereof.
In accordance with our Bylaws and resolutions of the Board of Directors, only stockholders of record at the close of business on March 22, 2021 are entitled to receive notice of, and to vote at, the 2021 Annual Meeting of Stockholders.
By Order of the Board of Directors
Mark J. Isaacson
Senior Vice President, General Counsel and Corporate Secretary
April 7, 2021

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to be Held on May 20, 2021:
Our Proxy Statement and 2020 Annual Report are available at www.mosaicco.com/proxymaterials.

SUMMARY INFORMATION
This summary highlights certain information that you should consider before voting on the proposals to be presented at the 2021 Annual Meeting of Stockholders of The Mosaic Company (“Mosaic,” the “Company,” “we,” “us,” or “our”). This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement and our 2020 Annual Report carefully before voting.
The 2021 Annual Meeting of Stockholders

Date:	May 20, 2021
Time:	10:00 a.m. Eastern Time
Virtual Meeting:	www.virtualshareholdermeeting.com/MOS2021
Record Date:	March 22, 2021

Where to Find Information

Corporate website:	www.mosaicco.com
Investor website:	www.mosaicco.com/investors
2020 Annual Report:	www.mosaicco.com/proxymaterials

Voting Matters and Board of Director Recommendations

Proposal	Board Recommendation	Page
Election of Twelve Directors	FOR each director nominee	11
Ratification of KPMG LLP as our independent registered public accounting firm	FOR	65
Say-on-Pay Advisory Proposal	FOR	65
Stockholder Proposal Relating to Adoption of Written Consent Right	AGAINST	66

Executing our Strategy
Mosaic has six global strategic priorities that align our actions, focus our employees, provide a framework for decision making and hold us accountable for creating long-term value for our stakeholders.

Business Developments during 2020
•In response to Covid-19, we implemented measures in 2020 that were intended to provide for the continued health and safety of our employees. These included minimizing the number of employees at a single location through remote work arrangements and alternating work schedules; requiring mask usage and social distancing at all sites; enhanced cleaning and sanitization processes; postponing non-critical travel; and the installation of physical shields and barriers. Our response resulted in minimal disruptions to our operations and limited the impacts on our employees, customers, supply chain and logistics and, as a result, the Company did not adjust its incentive targets nor did the Compensation Committee adjust incentive funding as a result of Covid-19.
•We received the Robert W. Campbell Award for 2020. The Campbell Award, which is among the most prestigious safety performance awards in all of U.S. industry, recognizes the efficacy of our risk management system and focus on risk reduction.
•We sought a level competitive playing field by filing petitions seeking countervailing duties on phosphate imports from Morocco and Russia to the U.S. We alleged that competitors in those countries receive unfair government subsidies, such as below-market-value access to raw materials. In February 2021, the U.S. Department of Commerce issued final, affirmative duty determinations, and in March, the U.S. International Trade Commission affirmed that the subsidies caused injury to the U.S. phosphate market. The duties help to ensure the long-term viability of the U.S. phosphate industry—and a reliable supply of U.S. phosphate for American farmers.
•We continued to reduce costs across the business. We realized an additional $115 million in transformation benefits in our Mosaic Fertilizantes business in Brazil, reduced phosphates fixed costs by $50 million and significantly lowered brine management and other costs in our potash business. Potash cash costs per tonne were $56, excluding brine management costs, down by 14 percent compared with 2019.
•Our Esterhazy K3 potash mine ramped up quickly, with six four-rotor miners operating. We expect to transition all Esterhazy production to K3 by the end of the second quarter in 2022, leading to the elimination of brine management spending.
•We received safety certifications for all tailings dams in Brazil to resolve a difficult situation related to rapidly changing dam regulation.
•Our performance product portfolio and sales continued to grow. MicroEssentials® sales exceeded four million tonnes globally, including one million tonnes in Brazil, both new records, and, through a new partnership, we created Sus-Terra™ fertilizer, a bio-boosted phosphate crop nutrient.
•Our phosphates business made a leap toward automation, opening our new NextGEN Integrated Operations Center. The center provides significant opportunity for efficiency and employee safety.
•We strengthened our financial position, and we remain committed to further fortifying our balance sheet. Our total available liquidity was approximately $3.4 billion at the end of the year.
We have included additional information on these matters in our accompanying 2020 Annual Report.
2020 Financial Performance

	2020	2019
Net Sales (in millions)	$8,681.7	$8,906.3
Net Income (Loss) (in millions)*	$666.1	$(1,067.4)
Diluted Net Earnings (Loss) per Share*	$1.75	$(2.78)
Operating Earnings (Loss) (in millions)*	$412.9	$(1,094.9)
*2019 negative results included after-tax goodwill impairment write off of $509 million, after-tax expenses of $267 million related to the indefinite idling of our Colonsay mine and $260 million after-tax Plant City closing costs.
Corporate Governance Highlights
Our corporate governance practices and policies promote Board of Director independence and accountability in the performance of their duties, as well as alignment with stockholders’ interests. Highlights of those practices and policies are presented below.

•Right to Call Special Meeting.  Our Bylaws allow stockholders that beneficially own 25% of our outstanding shares of Common Stock to call a special meeting, where they may take action between annual meetings on corporate matters that require stockholder approval.
•Declassified Board of Directors.  At each annual meeting of stockholders of Mosaic, each director is elected to hold office for a one-year term expiring at the next annual meeting of stockholders of Mosaic.
•Majority Vote Standard.  Our Bylaws provide for the election of directors by a majority of votes cast in uncontested elections.
•Proxy Access. Our Bylaws provide for proxy access which permits a stockholder, or a group of up to 20 stockholders, owning 3% or more of our outstanding shares of Common Stock continuously for at least three years to nominate and include in our proxy materials nominees for director constituting up to 20% of the Board of Directors or two directors, whichever is greater, subject to the requirements set forth in our Bylaws.
•Independent Directors.  85% of our directors are independent. All of the members of our Audit, Compensation and Corporate Governance and Nominating Committees are independent.
•Independent Board Leadership.  Our Board of Directors is led by an independent Chairman.
•Annual Director Evaluations. Annual self-evaluations are conducted by our Board of Directors and each standing committee, and directors are evaluated by their peers.
•Director Stock Ownership.  Non-employee directors are subject to minimum stock ownership guidelines equal to five times the base cash retainer, which they are expected to attain within five years of service, except with respect to Mr. Siani Pires, who has declined compensation for his services as a director as described in footnote (3) to the Director Stock Ownership Guidelines table on page 19.
•Succession Planning.  The Corporate Governance and Nominating Committee conducts a rigorous annual review of succession planning for our Chief Executive Officer (“CEO”) and the Compensation Committee annually reviews succession planning for other executive officers and senior leaders.
•Environmental, Health, Safety and Sustainable Development
–We are dedicated to protecting our employees and the communities in which we operate, and to being a good steward of natural resources.
–A separate standing Board committee oversees environmental, health, safety and sustainable development matters.
Director Nominees
The table below shows summary information about each nominee for election as a director. Each director nominee is elected by a majority of the votes cast and, if elected, will serve for a term that expires at the 2022 Annual Meeting of Stockholders (“2022 Annual Meeting”).

Name and Title	Age	Director Since	Independent	Committee Memberships
				AC*	CC	CGN	EHSS
Nominees for Election as Directors
Cheryl K. Beebe	65	2019	X	¤	¤
Retired, Executive Vice President and Chief Financial Officer Ingredion Incorporated
Oscar P. Bernardes	74	2018	X	¤	¤
Managing Partner Yguaporã Consultoria e Empreendimentos Ltda.
Gregory L. Ebel	57	2012	X	¤		¤
Chairman Enbridge, Inc.
Timothy S. Gitzel	58	2013	X	¤	£
President and Chief Executive Officer Cameco Corporation
Denise C. Johnson	54	2014	X		¤		¤
Group President, Resource Industries Caterpillar, Incorporated
Emery N. Koenig	65	2010	X			¤	£
Retired, Vice Chairman, Chief Risk Officer and Member of Corporate Leadership Team Cargill Incorporated

Name and Title	Age	Director Since	Independent	Committee Memberships
				AC*	CC	CGN	EHSS
James ("Joc") C. O'Rourke	60	2015
President and Chief Executive Officer The Mosaic Company
David T. Seaton	59	2009**	X	¤	¤
Former Chairman and Chief Executive Officer Fluor Corporation
Steven M. Seibert	65	2004	X			¤	¤
Attorney The Seibert Law Firm
Luciano Siani Pires	51	2018					¤
Chief Financial Officer Vale S.A.
Gretchen H. Watkins	52	2020	X		¤		¤
President, Shell Oil Company Executive Vice President Global Shales
Kelvin R. Westbrook	65	2016	X			£	¤
President and Chief Executive Officer KRW Advisors, LLC
* Nancy E. Cooper will continue to serve as Chair of the Audit Committee until the 2021 Annual Meeting, at which time her successor will be appointed.
** Mr. Seaton served as a director from April 2009 to May 2019 and then again beginning September 2019

AC:	Audit Committee
CC:	Compensation Committee
CGN:	Corporate Governance and Nominating Committee
EHSS:	Environmental, Health, Safety and Sustainable Development Committee

£:	Committee Chair
¤:	Committee Member
Board of Director Composition Highlights
The Board of Directors considers the qualifications of each director candidate and the overall composition of the Board. We are committed to diversity and a balance of tenure that brings experience as well as new perspectives to Board deliberations.

Diversity of director nominees (percentage reflects diversity of gender, ethnicity or race)

Executive Compensation Overview
Our executive compensation program’s target total direct compensation includes traditional base salary, short-term incentives tied to financial and operational performance and long-term incentives linked to stock price performance. The majority of target total direct compensation for 2020 was “at risk” based on financial, operational and stock price performance.

2020 CEO PAY MIX	2020 Other NEO Pay Mix

2020 Say-on-Pay
We provide our stockholders with the opportunity to cast a say-on-pay vote each year. At our 2020 Annual Meeting, approximately 88% of the votes cast were in favor of our say-on-pay proposal. In response to the say-on-pay vote we initiated a stockholder engagement program as described below.
Stockholder Engagement
During 2020, we invited stockholders representing 51% of our outstanding shares to meet with members of our Board and senior leadership team and spoke with holders representing 23% of our outstanding shares (the remaining 28% did not require a meeting or did not respond to our invitation).
The outreach program is designed to maintain an ongoing relationship with investors to better understand their issues and perspectives on the Company. We plan to continue the outreach program in years to come.
Compensation Practices and Policies
The Compensation Committee periodically reviews our executive compensation program to ensure that it remains consistent with our pay-for-performance philosophy and, as a whole, reflects what the Compensation Committee believes to be best practices among our peer group and the broader market. Highlights of our 2020 compensation practices and policies are presented below.

What We Do
✓	A majority of target total direct compensation is at-risk and tied to performance.
✓	We maintain an appropriate balance between short-term and long-term compensation to discourage excessive risk taking and encourage prudent decision making.
✓	The Compensation Committee may exercise negative discretion to reduce (but not increase) executive officer short-term incentive payouts.
✓	We have adopted a clawback policy that is applicable to annual and long-term incentives.
✓	Executive change-in-control agreements and long-term incentive awards require double trigger vesting in the event of a change-in-control.
✓	We have adopted stock ownership guidelines of 5x annual salary for CEO and 3x annual salary for other executive officers, with a requirement to hold 100% of all shares acquired from vested equity until the required ownership level is achieved.
✓	The Compensation Committee engages an independent executive compensation consultant and has access to other independent advisors.
✓	We hold an annual say-on-pay vote.

What We Don’t Do
✗	We do not enter into executive employment agreements with lengthy terms, other than in unique circumstances where such agreements are deemed appropriate.
✗	We do not award uncapped incentives that could contribute to excessive risk taking.
✗	We do not provide tax gross-ups under our executive change-in-control agreements.
✗	We do not permit hedging or pledging of Mosaic stock.
✗	We do not reprice options under our stock plan.
✗	We do not pay dividends or dividend equivalents on unearned total stockholder return ("TSR") performance units or restricted stock units ("RSUs").
✗	We do not provide excessive perquisites for senior leaders; perquisites are limited to restoration provisions and those that require a specific business rationale.
Environment, Social and Governance
Our Responsibility
Mosaic’s environmental, social and governance (“ESG”) performance efforts are connected closely to our corporate strategy and mission. Mining and fertilizer production requires resource extraction, consumption of materials, generation of emissions in operations and water use. These activities are all necessary to fulfilling our mission to help the world grow the food it needs.
We are working to minimize our negative impacts and maximize the value we deliver to diverse stakeholders around the globe – promoting good stewardship of the natural, human and social resources we rely upon; mitigating risks; leveraging opportunities; and solidifying our position as an industry leader. Our journey is ongoing, and we are continuously evaluating what it means to be a good employer, supplier, neighbor and value creator.
Our 2025 ESG Performance Targets, launched in 2020, will guide our efforts as we hold ourselves accountable to measurable progress. Further information is available on our website at www.mosaicco.com under the “Our Responsibility” caption, which information is not incorporated by reference into this Proxy Statement.

PEOPLE

SAFETY & WELLNESS

INCLUSION

ENGAGEMENT

FOOD SECURITY & AGRICULTURAL PRODUCTIVITY

COMMUNITY

NUTRIENT STEWARDSHIP

SOCIETY

Define and track metrics that address geographic- and business-specific diversity and gender balancing needs.

Advance risk reduction as a way to drive health and safety performance.

Update Mosaic's Commitment to Inclusion and engage employees in its principles by 2021.

Implement worker wellness programs that enhance worker safety and health, engage employees in development opportunities, and promote inclusivity.

Establish companywide systems for capturing volunteer hours; report results annually.

Engage suppliers and service providers annually, representing 80% of Mosaic's total North American procurement and supply chain expenditures, to assess their commitment to and performance in key ESG areas such as environment, diversity and human rights.

Increase Indigenous representation to 15% by 2025 in Canada in three pillar areas: community investment, workforce new hires representation, and procurement.

Eliminate significant environmental incidents.

Enact a holistic companywide governance structure for ongoing management of tailings areas; achieve governance reviews of all tailings management areas to assess against a global standard by 2021.

Reduce greenhouse gas emissions 20% per tonne of product by 2025.

Reduce freshwater use by 20% per tonne of product by 2025.

Empower farmers in key growing areas in North America to reduce the impact of crop nutrient products on the environment by facilitating the implementation of 4R Nutrient Stewardship on 25 million acres by 2025.

Promote Mosaic's performance products as part of an effort to increase crop yields and contribute to key agricultural outcomes: intensified productivity of agricultural lands; improved food security; and farmer prosperity. Achieve 30% performance product sales as a share of total production of phosphate and potash crop nutrient tonnes by 2025.

ENVIRONMENT

WATER

AIR

LAND

LONG-TERM PERFORMANCE

TRANSPARENCY

ETHICS & COMPLIANCE

COMPANY

Responsible Leadership
Responsibility for ESG issues and programs is shared by many at Mosaic. Our Board of Directors, executive officers and management teams promote Mosaic’s principles of responsibility, innovation, collaboration and drive to succeed - and it is the Board’s, namely the EHSS Committee’s, and management’s collective responsibility to monitor our ESG performance and progress toward companywide targets. Annual incentive compensation is tied to ESG through a management system effectiveness/risk reduction measure, the elements of which promote environmental, health, safety and sustainability behaviors and objectives.
Mosaic regularly conducts significance analyses and publishes an annual disclosure of our ESG performance, which follows the Global Reporting Initiative and is aligned to the Sustainability Accounting Standards Board Standards for Chemicals and Metals & Mining sectors. We participate in voluntary reporting initiatives and have earned recognition for our performance and disclosure practices.
2020 ESG Highlights
In 2020 we took actions to further improve our performance, activate and engage our employees, and demonstrate our commitment to our diverse constituents:
•Achieved reductions of freshwater and greenhouse gas emissions per tonne of product
•Launched an ESG survey for suppliers, service providers and contractors to capture insights about the performance of our supply chain
•Empowered farmers to reduce the impact of crop nutrients on the environment by facilitating the implementation of 4R Nutrient Stewardship on more than seven million acres in North America
•Initiated work with an internal global Diversity and Inclusion Task Force, comprised of employees with different backgrounds, experiences and perspectives. Established and championed by our CEO, the purpose of the task force is to cultivate a work environment where all employees feel welcomed, valued and respected; and to be a force for change in the communities in which we do business.
2020 ESG Recognition
•Winner of the prestigious Robert W. Campbell Award in recognition of excellence in environment, health and safety
•Named as one of Barron’s “100 Most Sustainable Companies”
•Scored A- in Carbon Disclosure Project’s Climate Change and Water questionnaires
•Earned placement on the FTSE4Good Index, which is a set of indices maintained by the Financial Times Stock Exchange to measure the performance of companies that meet globally recognized corporate responsibility standards
•Listed as one of Corporate Responsibility Magazine’s “100 Best Corporate Citizens” for the eleventh consecutive year
•Awarded two “Best of Agribusiness” awards by Globo Rural Magazine – one in the Fertilizer category and another in Sustainability.
•Mosaic Fertilizantes was named as one of Brasil Mineral Magazine’s "Companies of the Year” within the Mineral Sector.
•Continued to be recognized as as an “International Fertilizer Association Industry Steward Champion”
Frequently Asked Questions
We provide answers to many frequently asked questions about the 2021 Annual Meeting and voting, including how to vote shares held in employee benefit plans, in the Questions and Answers about the Annual Meeting and Voting section beginning on page 71.

	Page		Page

SUMMARY INFORMATION	3	PROPOSAL NO. 2 – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	65
The 2021 Annual Meeting of Stockholders	3
Where to Find Information	3

Voting Matters and Board of Director Recommendations	3	PROPOSAL NO. 3 – ADVISORY “SAY-ON-PAY” VOTE ON EXECUTIVE COMPENSATION (“Say-on-Pay Proposal”)	65
Executing our Strategy	3
Business Developments during 2020	4

2020 Financial Performance	4	PROPOSAL NO. 4 – STOCKHOLDER PROPOSAL RELATING TO ADOPTION OF A WRITTEN CONSENT RIGHT (“Stockholder Written Consent Proposal”)	66
Corporate Governance Highlights	4
Director Nominees	5

Board of Director Composition Highlights	6	BENEFICIAL OWNERSHIP OF SECURITIES	68
Executive Compensation Overview	6	Ownership of Securities by Directors and Executive Officers	68
Environment, Social and Governance	8
		Ownership of Securities by Others	70
Frequently Asked Questions	9

		STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS	70
PROXY STATEMENT	11

PROPOSAL NO. 1 - ELECTION OF DIRECTORS	11
		2020 ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K	71
2021 Director Nominees	12
Nomination and Selection of Directors	17

Director Qualifications	18	OTHER MATTERS	71
Retirement from the Board	19

DIRECTOR STOCK OWNERSHIP GUIDELINES	19

CORPORATE GOVERNANCE	20	QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	71
Board Independence	20
Board Oversight of Risk	20	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?	71
Committees of the Board of Directors	21
Other Policies and Practices Relating to the Board of Directors	24
		Who is entitled to vote at the meeting?	71
Code of Business Conduct and Ethics	27	What are my voting rights?	72
		How many shares must be present to hold the meeting?	72
DIRECTOR COMPENSATION	27
		How do I vote my shares?	72
Overview	27
		What is the difference between a stockholder of record and a “street name” holder?	72
Director Compensation Policy	28
2020 Non-Employee Director Compensation Table	29
		How do I vote if my shares are held in the Mosaic Investment Plan (the “Mosaic 401(k) Plan”) or the Mosaic Union Savings Plan?	72

EXECUTIVE COMPENSATION	30
Compensation Discussion and Analysis	30
		What does it mean if I receive more than one Internet Notice or proxy card?	73
Compensation Committee Report	45
CEO Pay Ratio	46
		Can I vote my shares in person at the meeting?	73
Compensation Risk Analysis	46
		What vote is required for the election of directors and the other proposals to be approved?	73
Executive Compensation Tables	47

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	62	How are votes counted?	73
		How does the Board of Directors recommend that I vote?	73
Mosaic Fertilizantes	62
		What if I do not specify how I want my shares voted?	74

AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	63	Can I change my vote after submitting my proxy?	74
		How can I attend the meeting?	74
		Who pays for the cost of proxy preparation and solicitation?	75
Report of the Audit Committee	63
Fees Paid to Independent Registered Public Accounting Firm	64	APPENDIX A: PERFORMANCE METRICS	A- 1

Pre-Approval of Independent Registered Public Accounting Firm Services	64

PROXY STATEMENT
The Board of Directors (“Board”) of The Mosaic Company (“Mosaic,” the “Company,” “we,” us” or “our”) is soliciting proxies for use at the 2021 Annual Meeting to be held on May 20, 2021, and at any adjournment or postponement of the meeting (“2021 Annual Meeting”). The proxy materials are first being mailed or made available to stockholders on or about April 7, 2021.
For more information regarding the Company’s 2020 performance we have filed an annual report on Form 10-K with the Securities and Exchange Commission (“SEC”) for the year ended December 31, 2020 (the “2020 10-K Report”), which is available at www.sec.gov.
PROPOSAL NO. 1 – ELECTION OF DIRECTORS
Our Board has nominated 12 directors for election at the 2021 Annual Meeting. Nancy E. Cooper is not standing for re-election at the 2021 Annual Meeting. The director nominees, if elected, will serve until the 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”) or until their successors are elected and qualified. Each nominee was previously elected at Mosaic’s 2020 Annual Meeting of Stockholders (“2020 Annual Meeting”).
Our Restated Certificate of Incorporation and Bylaws provide that each member of our Board is elected annually by a majority of votes cast if the election is uncontested. Our Corporate Governance Guidelines further provide that, if an incumbent director fails to receive the required vote for re-election, the director will tender his or her resignation and our Corporate Governance and Nominating Committee will act within 90 days after certification of the stockholder vote to determine whether to accept the director’s resignation, and will submit a recommendation for prompt consideration by our Board. Our Corporate Governance and Nominating Committee and our Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation. Our Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding his or her resignation.
Thereafter, our Board will promptly disclose its decision and decision-making process regarding whether to accept the director’s resignation offer (and the reason(s) for rejecting the resignation offer, if applicable) in a Form 8-K furnished to the SEC.
If one or more nominees should become unavailable to serve as a director, it is intended that shares represented by the proxies will be voted for such substitute nominee or nominees as may be selected by the Board.
The Board of Directors recommends that you vote FOR the election of each of the nominees listed below. Executed proxies will be voted FOR the election of each nominee unless you specify otherwise.

2021 Director Nominees

		Cheryl K. Beebe

		Occupation and Experience
		From February 2004 until her retirement in January 2014, Ms. Beebe served as the Chief Financial Officer of Ingredion Incorporated (formerly named Corn Products International, Inc.), a manufacturer and seller of a number of ingredients to food and industrial customers, including as Executive Vice President beginning in 2010. Ms. Beebe previously served Ingredion as Vice President, Finance from July 2002 to February 2004, as Vice President from February 1999 to 2004 and as Treasurer from 1997 to February 2004.

Age	65	Key Skills and Qualifications
Director Since	2019
Financial Expertise, Leadership and Audit Committee Experience - Extensive leadership experience as Chief Financial Officer and in other senior financial leadership roles at a public company, as well as service on other public company audit committees, allows her to serve as an “audit committee financial expert” within the meaning of SEC Rules.
International Business and Strategic Leadership - Extensive knowledge and experience in managing, financing and operating global businesses, including strategic planning and mergers and acquisitions.
Agricultural Business Expertise - Significant experience in managing global agricultural commodities, including an agricultural based ingredient business.
Risk Management - Executive experience in risk management.

Independent
Committees
Audit Compensation

		Other Public Company Boards
		Current	Prior (Within the past five years)
		Packaging Corporation of America Goldman Sachs Trust II Hanesbrands Inc.	Convergys Corporation

		Oscar P. Bernardes

		Occupation and Experience
		Mr. Bernardes has been a managing partner at Yguaporã Consultoria e Empreendimentos Ltda, a consulting and investment firm in São Paulo, Brazil since 1999. From 2004 to 2011, he was a managing partner at Integra Associados - Reestruturacao Empresarial Ltda., a consulting firm specializing in financial restructuring, governance and interim management in turnaround situations in São Paulo, Brazil.

Age	74	Key Skills and Qualifications
Director Since	2018
Brazil Markets - Extensive leadership experience as a senior executive and board member at several companies headquartered in Brazil.
International Business - Extensive knowledge and experience in managing, financing and operating global businesses, including in markets in which Mosaic operates.
Operations - Significant experience in managing global agricultural and industrial operations.
Risk Management - Executive experience in risk management.

Independent
Committees
Audit Compensation

		Other Public Company Boards
		Current	Prior (Within the past five years)
		DASA, Laboratórios da América S.A. - Brazil Jalles Machado S.A. - Brazil Localiza Rent a Car S.A. - Brazil	Praxair, Inc.

		Gregory L. Ebel

		Occupation and Experience
		Mr. Ebel has served as Chairman of Enbridge, Inc., an energy delivery company based in Calgary, Alberta, Canada, since its merger with Spectra Energy Corp (“Spectra Energy”) on February 27, 2017. Mr. Ebel served as Chairman, President and Chief Executive Officer of Spectra Energy from April 2014 to February 2017, as President and Chief Executive Officer of Spectra Energy from January 2009 to April 2014; as Group Executive and Chief Financial Officer of Spectra Energy from January 2007 to January 2009; as President of Union Gas Limited, a subsidiary of Spectra Energy from January 2005 until January 2007; and as Vice President, Investor & Shareholder Relations of Duke Energy Corporation from November 2002 until January 2005.
Age	57
Director Since	2012

Independent		Key Skills and Qualifications
Committees
Executive Leadership - Breadth of senior executive and policy-making roles at Spectra Energy and Duke Energy Corporation, and in a number of leadership positions in the areas of finance, operations and strategic development.
Financial Expertise and Leadership - Experience in financial matters and as a financial executive, including Chief Financial Officer of Spectra Energy and Vice President, Investor and Shareholder Relations of Duke Energy, allows him to serve as an “audit committee financial expert” within the meaning of SEC rules.
Business Development - Experience in leading organization in the areas of strategic development and mergers and acquisitions at Spectra Energy and Duke Energy.
Risk Management - Executive experience in risk management.

Independent Chairman of the Board Audit Corporate Governance and Nominating

		Other Public Company Boards
		Current	Prior (Within the past five years)
		Baker Hughes Company Enbridge, Inc.	Spectra Energy Corp Spectra Energy Partners L.P.

		Timothy S. Gitzel

		Occupation and Experience
		Mr. Gitzel has been President and Chief Executive Officer of Cameco Corporation, a uranium producer and provider of processing services required to produce fuel for nuclear power plants, since July 2011. From May 2010 to July 2011, Mr. Gitzel served as President of Cameco and from January 2007 to May 2010, as its Senior Vice President and Chief Operating Officer.

Age	58	Key Skills and Qualifications
Director Since	2013
Executive Leadership - Executive leadership experience in multi-national companies.
Experience in Business, Government and Regulatory Affairs in Canada - Extensive experience in business, governmental and regulatory affairs in Canada and the Province of Saskatchewan, where most of our Potash business’ mines are located.
Mining Experience - Over 25 years of senior management experience in Canadian and international uranium and mining activities including global exploration and decommissioning operations.
Risk Management - Executive experience in risk management.

Independent
Committees
Audit Compensation (Chair)

		Other Public Company Boards
		Current	Prior (Within the past five years)
		Cameco Corporation	None

		Denise C. Johnson

		Occupation and Experience
		Ms. Johnson is the Group President of Resource Industries of Caterpillar, Incorporated (“Caterpillar”), a manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives. Ms. Johnson has held this position since February 2016 when she was promoted from Vice President of Material Handling and Underground Division, which position she had held since January 2015. Prior to that, Ms. Johnson served as Vice President and Officer - Integrated Manufacturing Operations from May 2013 to January 2015, as Vice President and Officer - Diversified Products Division from January 2013 to May 2013 and as General Manager - Specialty Products from May 2011 to January 2013 of Caterpillar. Ms. Johnson began her career at General Motors Corporation and continued at General Motors Company, an automobile and truck manufacturer, where she held increasingly important roles from 1989 through 2011.
Age	54
Director Since	2014

Independent
		Key Skills and Qualifications
Committees
Global Operational Leadership - Significant experience in leading complex global operations, labor negotiations and product development, improvement and launches.
Operational Excellence - Experience in lean manufacturing and supply chain management.
Strategic Business Planning - Experience in developing global leadership strategies to optimize core business value.

Compensation EHSS

		Emery N. Koenig

		Occupation and Experience
		Mr. Koenig is the retired Vice Chairman and Chief Risk Officer of Cargill, Incorporated (“Cargill”). Mr. Koenig held this position since September 2013 and also served as a member of its Corporate Leadership Team and board of directors since December 2009 until his retirement in February 2016. Previously, Mr. Koenig served as leader of Cargill Agricultural Supply Chain Platform from April 2006 to May 2014; as Executive Vice President and Chief Risk Officer of Cargill from June 2011 to September 2013; as Senior Vice President at Cargill from June 2010 to June 2011; and as leader of the Cargill Energy, Transportation and Industrial Platform from June 2007 to July 2011.

Age	65
		Key Skills and Qualifications
Director Since	2010
Executive Leadership - Experience in various senior executive and policy-making roles at Cargill, including broad experience in management of a global business.
Financial Expertise and Leadership - Experience as executive and leader in commodity trading, international trading and asset management businesses.
Risk Management - Executive experience in risk management functions of a large, multinational business.
Agricultural Business Expertise - Extensive experience in agricultural commodity trading and management.

Independent
Committees
EHSS (Chair) Corporate Governance and Nominating

		James ("Joc") C. O'Rourke

		Occupation and Experience
		Mr. O’Rourke was appointed our President and Chief Executive Officer in August 2015. He previously served as our Executive Vice President - Operations and Chief Operating Officer from August 2012 to August 2015 and as our Executive Vice President - Operations from January 2009 to August 2012. Prior to joining Mosaic, Mr. O’Rourke was President, Australia Pacific for Barrick Gold Corporation, the largest gold producer in Australia, from May 2006 to December 2008, where he was responsible for the Australia Pacific Business Unit consisting of ten gold and copper mines in Australia and Papua New Guinea.

Age	60	Key Skills and Qualifications
Director Since	2015
Management Interface with Board - Principal interface between management and our Board; facilitates our Board’s performance of its oversight function by communicating the Board’s and management’s perspectives to each other.
Mining Experience - More than 30 years of experience in U.S., Canadian and international mining activities, including both shaft and open-pit mining.
Global Operational Leadership - extensive experience in leading complex global operations.
Agriculture/Fertilizer Business - Longstanding experience in the agriculture and fertilizer industry through executive and operational roles for Mosaic.

Committees
None

		Other Public Company Boards
		Current	Prior (Within the past five years)
		The Toro Company	None

David T. Seaton

Occupation and Experience
Mr. Seaton is the former Chairman and Chief Executive Officer of Fluor Corporation, a professional services firm (“Fluor”). He was elected chairman in February 2012 and became a member of Fluor’s board of directors and its Chief Executive Officer in February 2011. Prior to his appointment as Chief Executive Officer, Mr. Seaton was Chief Operating Officer of Fluor from November 2009 to February 2011. Mr. Seaton served as Senior Group President of the Energy and Chemicals, Power and Government business groups for Fluor from March 2009 to November 2009 and held numerous positions in both operations and sales globally since joining Fluor in 1984.

Age	59	Key Skills and Qualifications
Director Since	Sept. 2019*
Project Management - Extensive experience in leading major projects.
Executive Leadership - Experience as a Chief Executive Officer and in other executive leadership and policy-making roles in a public company.
Leadership of Global Operations - Experience in leadership of a large, global business.
Energy and Chemicals Markets Experience - Experience in energy and chemicals markets.
Risk Management - Executive experience in risk management.

Independent
Committees
Audit Compensation

Other Public Company Boards
		Current	Prior (Within the past five years)
		ConocoPhillips Company	Fluor Corporation
*Mr. Seaton previously served on our Board from April 2009 to May 2019

		Steven M. Seibert

		Occupation and Experience
		Mr. Seibert is a land use and environmental attorney and has been a Florida Supreme Court-certified mediator for over 20 years. He has operated The Seibert Law Firm in St. Petersburg, Florida since January 2003, and in early 2013 co-founded a strategy consulting firm, triSect, LLC. In December 2016, From December 2016 to October 2020, Mr. Seibert served as interim Executive Director of the Florida Humanities Council, an independent, non-profit affiliate of the National Endowment for the Humanities, an independent Federal agency that serves and strengthens our republic by promoting excellence in the humanities and conveying the lessons of history to all Americans. From July 2008 until September 2011, Mr. Seibert was Senior Vice President and Director of Strategic Visioning for the Collins Center for Public Policy, a non-partisan, non-profit policy research organization.

Age	65
Director Since	2004
		Key Skills and Qualifications
Independent
Government and Public Policy; Statewide and Local Issues in Florida - Service in various public policy and governmental roles in Florida, as well as his law practice, contribute to our Board’s understanding of public policy and other statewide and local issues in Florida, where most of our phosphate operations are located.
Environment and Land Use Experience - Insights gained through his experience in environmental, land and water use and emergency management in Florida enhance our Board’s perspective on these matters and facilitates his contributions to our EHSS Committee.

Committees
Corporate Governance and Nominating EHSS

		Luciano Siani Pires

		Occupation and Experience
		Mr. Siani Pires has been Chief Financial Officer for Vale, S.A. (“Vale”), a global mining company, since July 2012, with oversight responsibility for finance, including procurement (from 2012 to 2017), information technology (from 2015 to 2017) and shared services and project implementation (from 2016 to 2017). From 2008 to July 2012, Mr. Siani Pires held leadership positions with Vale including Group Head of Strategy and Group Head of Human Resources. In 2007 and 2008, Mr. Siani Pires was chief of staff and executive secretary to the president at Brazil’s National Development Bank, where he had previously worked, (i) in 2005 and 2006, as chief of the Holding Management department (Capital Markets); and (ii) in 2001 and 2002, as head of the Export Finance department. Mr. Siani Pires also serves as chairman of the Board of Directors of VLI S.A., holding company of VLI Group, the second largest Brazilian logistics company which operates railways, ports and logistics terminals.
Age	51
Director Since	2018

Committees
		Key Skills and Qualifications
EHSS
Financial Expertise and Leadership - Extensive experience as a Chief Financial Officer and in other financial leadership roles at several companies.
Strategic Business Planning and Business Development - Significant experience in developing global leadership strategies, including the negotiation of mergers, acquisitions, divestitures and joint ventures throughout the world.
Brazilian Markets - Extensive knowledge and experience in managing, financing and operating complex mining businesses in Brazil.
Risk Management - Executive Experience in Risk Management.

		Gretchen H. Watkins

		Occupation and Experience
		Ms. Watkins joined Shell Oil Company, an energy and petrochemicals company and producer of new energies, natural gas, gasoline, oil and other chemical products, in May 2018 as President, Shell Oil Company and Executive Vice President Global Shales. From October 2016 to May 2018, Ms. Watkins served as Chief Executive Officer of Maersk Oil and Gas (“Maersk”), a Danish oil and gas company. From January 2014 to October 2016, Ms. Watkins served as Chief Operating Officer of Maersk; and from June 2008 to September 2013, Ms. Watkins held various officer positions at Marathon Oil Company.
Age	52

Director Since	2020	Key Skills and Qualifications
Executive and Operational Leadership - Extensive global leadership experience, including as Chief Executive Officer and in other strategic leadership roles at various commodity businesses.
Risk Management - Executive experience in risk management.

Independent
Committees
Compensation EHSS		Other Public Company Boards

		Current	Prior (Within the past five years)
		None	WS Atkins plc

		Kelvin R. Westbrook

		Occupation and Experience
		Mr. Westbrook has been President and Chief Executive Officer of KRW Advisors, LLC, a provider of strategic and general business and consulting services in the telecommunications, media and other industries, since September 2007. Mr. Westbrook founded Millennium Digital Media Systems, LLC (“MDM”) in 1997 and served as Chairman and Chief Strategic Officer and as President and Chief Executive Officer of MDM from October 2006 to September 2007 and from May 1997 to September 2006, respectively.

Age	65	Key Skills and Qualifications
Director Since	2016
Executive and Operational Leadership - Extensive leadership experience, including as Chief Executive Officer and in other strategic leadership roles at various companies.
Legal, Media and Marketing - Core legal, media and marketing skills, including former service as a partner of a national law firm.
Corporate Governance - In-depth knowledge and expertise in corporate governance gained through service on the boards of directors and board committees of other public companies and not-for-profit entities.
Risk Management - Executive experience in risk management.

Independent
Committees
Corporate Governance and Nominating (Chair) EHSS

		Other Public Company Boards
		Current	Prior (Within the past five years)
		Archer Daniel Midland Company T-Mobile US Inc. Camden Property Trust	Stifel Financial Corp.

Nomination and Selection of Directors
The Corporate Governance and Nominating Committee identifies and evaluates potential director candidates in a variety of ways:
•Periodic solicitation of input from Board members;
•Consultations with senior management and director search firms; and
•Candidates nominated by stockholders who have complied with the advance notice procedures set forth in our Bylaws.
The Corporate Governance and Nominating Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board. After considering this recommendation, the Board determines its nominees. The Corporate Governance and Nominating Committee evaluates all candidates on the same basis regardless of the source of the referral.
Our Bylaws provide that a stockholder entitled to vote at an annual meeting who wishes to nominate a candidate for election to the Board is required to give written notice to our Corporate Secretary of his or her intention to make such a nomination. In accordance with the advance notice procedures in our Bylaws, a notice of nomination is required to be received within the prescribed time and must contain certain information about both the nominee and the stockholder making the nomination as described in our Policy Regarding Identification and Evaluation of Potential Director Nominees. The full text of this policy is available on our website www.mosaicco.com under the “Investors – Governance – Governance Documents” caption. The Corporate Governance and Nominating Committee may require that the proposed nominee furnish other information to determine that person’s eligibility to serve as a director. Additionally, the notice of nomination must include a statement as to whether each such nominee, if elected, intends to tender, promptly following such person’s failure to receive the required vote for election, an irrevocable resignation letter to be effective upon acceptance by the Board, in accordance with our Corporate Governance Guidelines. The remainder of the requirements of the advance notice procedures are described in this Proxy Statement under the caption “Stockholder Proposals and Nominations for the 2022 Annual Meeting of Stockholders.” A nomination that does not comply with the advance notice procedures may be disregarded.
In addition to the foregoing, the Company has agreed to include up to two individuals designated by Vale (collectively, with its wholly owned subsidiary, Vale Fertilizer Netherlands B.V., the “Vale Investor”) in the slate of nominees recommended by our Board and to use its reasonable best efforts to cause such designated individuals to be elected at each meeting of our stockholders at which directors are to be elected. This agreement is embodied in an Investor Agreement among the Company and the Vale Investor, dated as of January 8, 2018 (the “Investor Agreement”), which was executed in connection with our acquisition (the “Brazil Acquisition”) of the global phosphate and potash operations of Vale conducted through Mosaic Fertilizantes P&K Ltda (formerly Vale Fertilizantes S.A.), as more completely described in this Proxy Statement under the caption “Certain Relationships and Related Transactions.” Vale Investor’s right to designate such individual or individuals is subject to certain qualifications and limitations set forth more fully in the Investor Agreement, including that, if two nominees are designated, one of them must satisfy the relevant independence standards of the New York Stock Exchange (“NYSE”) and the Company’s Director Independence Standards (collectively, the “Independence Standards”). Vale Investor designated Messrs. Siani Pires and Bernardes for nomination as directors in accordance with the Investor Agreement.
Director Qualifications
In order to be nominated by the Board as a director, director nominees should possess, in the judgment of the Corporate Governance and Nominating Committee, the qualifications set forth in our Corporate Governance Guidelines, including:
•Personal characteristics:
–highest personal and professional ethics, integrity and values;
–an inquisitive and objective perspective; and
–practical wisdom and mature judgment;
•Broad experience at the policy-making level in international business, trade, agriculture, government, academia or technology;
•Expertise that is useful to us and complementary to the background and experience of other directors, so that an appropriate balance of skills and experience of the membership of the Board can be achieved and maintained;
•Willingness to represent the best interests of all stockholders and objectively appraise management performance;
•Involvement only in activities or interests that do not create a material conflict with the director’s responsibilities to us and our stockholders;
•Commitment in advance of necessary time for Board and committee meetings; and
•A personality reasonably compatible with the existing Board members.
In evaluating director nominees, the Board and the Corporate Governance and Nominating Committee believe that diversity in the broadest sense, as stated in our Corporate Governance Guidelines, including background, experience, geographic location, gender and ethnicity, is an important consideration in the composition of the Board as a whole. The Corporate Governance and Nominating Committee discusses diversity considerations in connection with each director candidate. When seeking the assistance of a director search firm to identify candidates, the Corporate Governance and Nominating Committee requests that the search firm consider diversity, in addition to other factors, in its search criteria.
Our Corporate Governance and Nominating Committee annually reviews our Corporate Governance Guidelines, including the provisions relating to diversity, and recommends to the Board any changes it believes appropriate to reflect best practices. In addition, our Board assesses annually its overall effectiveness by means of a self-evaluation process. This evaluation includes, among other things, a peer review of directors and an assessment of the overall composition of the Board, including a discussion as to whether the Board has adequately considered diversity, among other factors, in identifying and discussing director candidates.
The full text of our Corporate Governance Guidelines is available on our website at www.mosaicco.com under the “Investors – Governance – Governance Documents” caption.
Retirement from the Board
The Board has a retirement policy which provides that a non-employee director who attains age 74 shall submit his or her resignation as a director to be effective at the time of the next annual meeting of stockholders. The Board, on the recommendation of the Corporate Governance and Nominating Committee, may decline to accept a resignation if it determines that continued service as a director would be in the best interests of the Company. In addition, it is the policy of the Board that employee-directors (other than the CEO) resign from the Board upon their retirement from Mosaic. The Board also has a policy that any non-employee director or the CEO of Mosaic must submit his or her resignation if he or she has a material change in employment, is the subject of media attention that reflects unfavorably on his or her continued service on the Board or has an unresolved conflict of interest with Mosaic. The Board will accept or reject any of the foregoing resignations based on the best interests of Mosaic.
Mr. Bernardes has attained the age of 74 and submitted his offer to resign as a director to be effective at the time of the 2021 Annual Meeting. The Board, upon the recommendation of the Corporate Governance and Nominating Committee, declined Mr. Bernardes’ offer to resign in consideration of his ongoing contributions to the Board’s understanding of Brazilian markets and the international business climate.
DIRECTOR STOCK OWNERSHIP GUIDELINES
We have stock ownership guidelines for non-employee directors in order to align their interests with the long-term interests of stockholders. These guidelines call for each director to acquire shares with a value of at least five times the annual base cash retainer within five years of becoming a director. Based on our current director compensation program, this amount would be $900,000 for our independent Chairman of the Board and $450,000 for each other non-employee director, other than Mr. Siani Pires as discussed in footnote (3) to the table below. For purposes of computing a director’s holdings under our stock ownership guidelines, RSUs (whether vested or unvested) owned by a director are included. The following table shows information about each non-employee director’s stock ownership at March 22, 2021 in relation to the ownership guidelines:

Non-Employee Director	Shares Included Under Guidelines		Value (1) in Excess of Guidelines ($)
	Shares (#)	Value ($) (1)
Cheryl K. Beebe (2)	44,293	$654,778	$204,778
Oscar P. Bernardes (2)	17,666	349,785	—
Nancy E. Cooper	49,032	1,282,891	832,891
Gregory L. Ebel	99,005	2,452,882	1,552,882
Timothy S. Gitzel	57,013	1,388,926	938,926
Denise C. Johnson	46,594	1,101,798	651,798
Emery N. Koenig	63,714	1,875,473	1,425,473
David T. Seaton	44,943	1,238,927	788,927
Steven M. Seibert	53,541	1,377,703	927,703
Luciano Siani Pires (3)	12,000	153,623	—
Gretchen H. Watkins (2)	13,420	155,001	—
Kelvin R. Westbrook (2)	37,711	749,417	299,417
(1) Under our stock ownership guidelines for non-employee directors, RSUs are valued at the date of grant and other shares are valued at their date of purchase.

(2) Director has not yet completed five years of service. Ms. Beebe, Mr. Bernardes, Ms. Watkins and Mr. Westbrook will complete five years of service on May 23, 2024, May 10, 2023, May 21, 2025, and August 25, 2021, respectively, if they remain as directors of Mosaic.
(3) Mr. Siani Pires has declined compensation for his service on our Board in order that he may remain in compliance with Vale’s policies. As a result, our Board has waived Mr. Siani Pires’ compliance with the Company’s non-employee director stock ownership guidelines.
Our stock ownership guidelines for executive officers, including executive officers who are directors, are described under “Executive Stock Ownership Guidelines” on page 43 in our Compensation Discussion and Analysis.
CORPORATE GOVERNANCE
Our Board oversees the management of our business and determines overall corporate policies. The Board’s primary responsibilities are directing our fundamental operating, financial and other corporate strategies and evaluating the overall effectiveness of our management.
We review our corporate governance guidelines and practices on a regular basis, which are available on our website at www.mosaicco.com under the “Investors - Governance - Governance Documents” caption. Set forth below is a detailed description of our key governance policies and practices.
Board Independence
In addition to meeting the minimum standards of independence adopted by the NYSE, a director is not deemed “independent” unless our Board affirmatively determines that the director has no material relationship that would violate our Director Independence Standards.
Our Board has adopted Director Independence Standards, which include restrictions on the nature and extent of any affiliations directors and their immediate family members may have with us, our independent accountants, or any commercial or non-profit entity with which we have a relationship. A copy of our Director Independence Standards is available on our website at www.mosaicco.com under the “Investors – Governance – Governance Documents” caption.
Our Board, on the recommendation of the Corporate Governance and Nominating Committee, has determined that our incumbent non-employee directors, Cheryl K. Beebe, Oscar P. Bernardes, Nancy E. Cooper, Gregory L. Ebel, Timothy S. Gitzel, Denise C. Johnson, Emery N. Koenig, David T. Seaton, Steven M. Seibert, Gretchen H. Watkins and Kelvin R. Westbrook are each “independent” under the NYSE rules and our Director Independence Standards. In making its independence recommendations, our Corporate Governance and Nominating Committee reviewed all of our directors’ relationships with us based primarily on a review of each director’s response to questions regarding employment, business, familial, compensation and other relationships with us and our management. James (“Joc”) C. O’Rourke, our current President and CEO, and Luciano Siani Pires, Chief Financial Officer of Vale, are not independent because of their relationships with Mosaic and Vale, respectively. See “Certain Relationships and Related Transactions” on page 62.
Board Oversight of Risk
It is the role of management to operate the business, including managing the risks arising from our business, and the role of our Board to oversee management’s actions.
Management’s Enterprise Risk Management, or ERM, Committee assists us in achieving our business objectives by creating a systematic approach to anticipate, analyze and review material risks. The ERM Committee consists of a cross-functional team of our executives and senior leaders. The ERM Committee has the responsibility for establishing the context of our ERM process, as well as identifying, analyzing, evaluating and ensuring that appropriate protocols are in place to mitigate the risks.
Our Board is responsible for oversight of our management of enterprise risk. Our Board provides guidance with regard to our enterprise risk management practices; our strategy and related risks; and significant operating, financial, legal, regulatory, legislative and other risk-related matters relating to our business. As an integral part of the Board’s oversight of enterprise risk management, the Board has directed the ERM Committee to review its activities with the full Board on a periodic basis, and the Board monitors management’s processes, reviews management’s risk analyses and evaluates our ERM performance. In addition, regularly-scheduled meetings of our Board from time to time include an in-depth review of one or more significant enterprise risk focus topics.

Pursuant to their respective charters, each of the committees of our Board assists in the Board’s oversight of risk as follows:
•In accordance with its charter and NYSE listing standards, our Audit Committee regularly reviews with management, our Vice President – Internal Audit, and our independent registered public accounting firm, the quality and adequacy of our system of internal accounting, financial, disclosure and operational controls, including policies, procedures and systems to assess, monitor and manage business risks, as well as compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002, and discusses with management and our Vice President – Internal Audit policies regarding risk assessment and risk management.
•Our EHSS Committee oversees management’s plans, programs and processes to evaluate and manage EHSS risks to our business, operations and products; the quality of management’s processes for identifying, assessing, monitoring and managing the principal EHSS risks in our businesses; and management’s objectives and plans (including means for measuring performance) for implementing our EHSS risk management programs.
•Our Corporate Governance and Nominating Committee oversees succession planning for our CEO and oversees, from a corporate governance perspective, the manner in which the Board and its committees review and assess enterprise risk.
•Our Compensation Committee oversees risks related to our executive and employee compensation policies and practices, as well as succession planning for senior management other than our CEO.
Each of these Committees reports to the full Board on significant matters discussed at their respective meetings, including matters relating to risk oversight.
Committees of the Board of Directors
Our Board has four standing committees, with the first three committees composed entirely of independent directors:
•Audit;
•Compensation;
•Corporate Governance and Nominating; and
•Environmental, Health, Safety and Sustainable Development.
Each of these committees plays a significant role in the discharge of our Board’s duties and obligations and routinely meets in private session without the CEO or other members of management in attendance. Each of the four committees operates under a written charter which is available on our website at www.mosaicco.com under the “Investors – Governance – Governance Documents” caption.

Audit Committee
Six Members:
The Board has determined that all of the Audit Committee’s members are financially literate and meet the independence requirements of the NYSE and the SEC.

The Board has further determined that each of Cheryl K. Beebe, Nancy E. Cooper and Gregory L. Ebel qualifies as an “audit committee financial expert” as the term is defined by the SEC.

•	Nancy E. Cooper, Chair
•	Cheryl K. Beebe
•	Oscar P. Bernardes
•	Gregory L. Ebel
•	Timothy S. Gitzel
•	David T. Seaton

Meetings During 2020:	Eight
Key Responsibilities:
•appointment, retention, compensation and oversight of the work of our independent registered public accounting firm;

•reviewing the scope and results of the annual independent audit and quarterly reviews of our financial statements with the independent registered public accounting firm, management and internal auditor;

•reviewing the internal audit plan and audit results;
•reviewing the quality and adequacy of internal control systems with management, the internal auditor and the independent registered public accounting firm;

•reviewing with the independent registered public accounting firm and managing the application and impact of new and proposed accounting rules, regulations, disclosure requirements and reporting practices on our financial statements and reports; and

•reviewing the Audit Committee Report included in this Proxy Statement.

Compensation Committee
Six Members:

•	Timothy S. Gitzel, Chair	None of our Compensation Committee’s members also serve as our officers or employees, and all of its members, including its Chair, meet the independence requirements of the NYSE and the SEC.
•	Cheryl K. Beebe
•	Oscar P. Bernardes
•	Denise C. Johnson
•	David T. Seaton
•	Gretchen H. Watkins

Meetings During 2020: Five
Key Responsibilities:
Assists the Board in oversight of compensation of our executives and employees and other significant human resource strategies and policies. This includes, among other matters, the principles, elements and proportions of total compensation to our CEO and other executive officers, the evaluation of our CEO’s performance and broad-based compensation, benefits and rewards and their alignment with our business and human resource strategies. The responsibilities of our Compensation Committee include, among others:
•Chief Executive Officer Compensation:
	w	reviewing and recommending to our independent directors the amount and mix of direct compensation paid to our CEO; and
	w	establishing the amount and mix of executive benefits and perquisites for our CEO.
•Other Executive Officers’ Compensation. Establishing the amount and nature of direct compensation and benefit programs for our other executive officers.
•Severance, Change-in-Control and Other Termination Arrangements:
	w	reviewing and recommending to our independent directors the levels of compensation under severance, change-in-control and other termination arrangements for our CEO;
	w	establishing any change-in-control and other termination arrangements for our other executive officers; and
	w	adopting appropriate forms of agreements reflecting such arrangements.

Compensation Committee
•Incentive Plans:
w	reviewing and recommending measures and weightings to our Board under short- and long-term incentive plans for executive officers;
w	recommending to our independent directors awards under these plans to our CEO; and
w	approving awards under these plans to our other executive officers.
•Other Benefit Plans. Overseeing the design and administration of our stock option, incentive and other executive benefit plans.
Also oversees:
•our public disclosure of compensation matters in our proxy statements;
•our solicitation of stockholder approval of compensation matters, including the advisory Say-on-Pay Proposal included in this Proxy Statement as Proposal No. 3;

•risks related to our executive and employee compensation policies and practices, including the design of executive and employee compensation programs to mitigate financial, stockholder, reputation and operation risks; and

•succession planning for our senior management other than the CEO and related risks.
Delegations of Authority
•Our Compensation Committee’s charter provides that it may delegate its authority to a subcommittee of its members.

•Our Compensation Committee also may delegate its authority when authorized to do so by one of our compensation plans. Our 2014 Stock and Incentive Plan and 2004 Omnibus Stock and Incentive Plan each expressly permits the committee to delegate authority as it deems appropriate.

Additional information about our Compensation Committee’s responsibilities and its processes and procedures for consideration and determination of executive compensation is included in our Compensation Discussion and Analysis, under “Executive Compensation Governance - Key Roles in Named Executive Officer Compensation Process.”

Corporate Governance and Nominating Committee
Five Members:
• Kelvin R.Westbrook, Chair
The Board has determined that all of the Corporate Governance and Nominating Committee’s members meet the independence requirements of the NYSE and the SEC.
• Nancy E. Cooper
• Gregory L. Ebel
• Emery N. Koenig
• Steven M. Seibert

Meetings During 2020:	Five
Key Responsibilities:
•recommending to the Board a set of corporate governance guidelines and providing ongoing oversight of governance;
•recommending to the Board nominees for director;
•recommending to the Board all committee assignments;
•developing and recommending to the Board a compensation and benefits program for the non-employee directors;
•overseeing the Board and committee annual evaluation process, including peer review;
•overseeing, from a corporate governance perspective, the manner in which the Board and its Committees review and assess enterprise risk;
•reviewing and approving certain transactions involving related persons; and
•reviewing the succession plan for the CEO.

Environmental, Health, Safety and Sustainable Development Committee
Six Members:
• Emery N. Koenig, Chair
• Denise C. Johnson
• Steven M. Seibert
• Luciano Siani Pires
• Gretchen H. Watkins
• Kelvin R. Westbrook

Meetings During 2020:	Four
Key Responsibilities:
Provides oversight of our EHSS strategic vision and performance, including the safety and health of employees and contractors; environmental performance; the systems and processes designed to manage EHSS risks, commitments, public responsibilities and compliance; relationships with an impact on communities with respect to EHSS matters; public policy and advocacy strategies related to EHSS issues; and achieving societal support of major projects. Its responsibilities include, among others:
•overseeing the effectiveness of management’s systems, policies and processes that support our EHSS goals, commitments and compliance obligations;
•conducting an annual environmental, health and safety management system review;
•reviewing with management compliance with environmental, health and safety laws, and pending or threatened environmental, health and safety proceedings;
•overseeing management’s responses to significant emerging EHSS issues;
•monitor ESG performance and progress toward companywide targets;
•reviewing sustainability issues, including product stewardship;
•overseeing our processes and practices for stakeholder engagement on EHSS matters; and
•overseeing our processes for managing EHSS risks.

Other Policies and Practices Relating to the Board of Directors
Board Leadership Structure
As provided in our Corporate Governance Guidelines, our Board retains the right to exercise its discretion in combining or separating the offices of Chairman and CEO. Our Board believes that this issue is part of the succession planning process and that it is in the best interests of Mosaic for the Board to make a determination when it elects a new CEO.
At the present time, we have separated these two offices, with Mr. Ebel serving as our independent Chairman and Mr. O’Rourke serving as our CEO. Our Board believes that separating these positions:

•Allows our independent Chairman to focus on advising and overseeing management; and
•Allows our CEO to devote his time and efforts to the management and operation of Mosaic, including the development and implementation of our business strategies.

In his role as independent Chairman, Mr. Ebel, among other things:

•Leads the Board’s process for assessing the performance of the CEO;
•Acts as a liaison between the Board and senior management;
•Establishes, prior to the commencement of each year and in consultation with the Corporate Governance and Nominating Committee, a schedule of agenda subjects to be discussed during the year;
•Establishes the agenda for each regular Board meeting;
•Presides over each Board meeting; and
•Presides over private sessions of the non-management directors at regular Board meetings.

Evaluation of Board Performance
In order to continue to evaluate and improve the effectiveness of the Board, under the guidance of the Corporate Governance and Nominating Committee, our directors annually evaluate the Board’s performance, including the performance of each Board committee. The evaluation process includes a survey of the individual views of directors, a summary of which is then shared with the Board, as well as peer review of directors. The Corporate Governance and Nominating Committee annually evaluates its own performance as well as the performance of the Board as a whole, including peer review, and each other Board committee annually evaluates its own performance.
Executive Sessions
The non-management directors, including Mr. Siani Pires, meet in executive session at each regular Board meeting without the CEO or other members of management in attendance. In addition, our independent directors meet in executive session at least annually. Mr. Ebel, our Chairman of the Board, presides at these sessions. Similarly, all Board committees regularly meet in executive session without management.
Director Meeting Attendance
Directors are expected to regularly attend Board meetings and meetings of committees on which they serve and to spend the time necessary to properly discharge their responsibilities. In addition to attendance at Board and committee meetings, directors discharge their responsibilities throughout the year by personal meetings and telephone contact with our executive officers and others regarding our business and affairs. Our full Board held five regular meetings and one special meeting during 2020. Each director was present for all meetings of the Board and committees of the Board of which such director was a member that occurred during 2020 and subsequent to the election of such director to the Board.
All directors and director nominees are expected to attend the annual meeting. Last year, all of our then-serving directors and our director nominee attended the 2020 Annual Meeting.
Communications with the Board
The Board believes that accessibility to the members of our Board is an important element of our corporate governance practices and has adopted a policy regarding communications with our Board. Pursuant to the policy, our Senior Vice President, General Counsel and Corporate Secretary serves as confidential intermediary between stockholders or other interested parties and our Board. Communications addressed to the Board as a whole, other than those described below, will be forwarded to the Chairman of the Board. Communications, other than those described below, addressed to an individual director will be forwarded to such named director.
Stockholders and interested parties are offered several methods for communication with the Board, including via e-mail and through a toll-free telephone number monitored by the office of our Senior Vice President, General Counsel and Corporate Secretary. They may:

•contact our Board via our toll-free telephone number at (877) 261-2609 inside the United States, or call collect to (503) 726-3224 outside the United States;

•send written communication in care of our Senior Vice President, General Counsel and Corporate Secretary at The Mosaic Company, Atria Corporate Center, Suite W400, 3033 Campus Drive, Plymouth, Minnesota 55441;

•send e-mail messages to our Board, including the independent Chairman or the non-management directors as a group, to directors@mosaicco.com; or
•send communications relating to accounting, internal accounting controls or auditing matters by means of e-mail messages to auditchair@mosaicco.com.

Any such communications by employees may be made on a confidential and/or anonymous basis. Stockholders making such communication are encouraged to state that they are security holders and provide the exact name in which their shares are held and the number of shares held.
“Spam” such as advertising, solicitations for business, requests for employment or requests for contributions will not be forwarded.
Our Senior Vice President, General Counsel and Corporate Secretary, or a member of his staff under his direction, may handle in his discretion any communication that is described within any of the following categories:

•routine questions, complaints and comments that management can appropriately address;
•routine invoices, bills, account statements and related communications that management can appropriately address;
•surveys and questionnaires; and
•requests for business contacts or referrals.
In these cases, he will provide a copy of the original communication to the Chairman of the Board (or to the Chair of the Corporate Governance and Nominating Committee) and advise of any action taken with respect to the communication. Our Senior Vice President, General Counsel and Corporate Secretary, or a member of his staff, will forward any communications not clearly addressed as set forth above to the Chairman of the Board for handling.
The full text of our policy regarding stockholder communications with the Board is available on our website at www.mosaicco.com under the “Investors – Governance – Governance Documents” caption.
Policy and Procedures Regarding Transactions with Related Persons
Our Board, upon the recommendation of the Corporate Governance and Nominating Committee, has adopted a Related Person Transactions Approval Policy. A copy of the policy is available on our website at www.mosaicco.com under the “Investors – Governance – Governance Documents” caption.
The Related Person Transactions Approval Policy delegates to our Corporate Governance and Nominating Committee responsibility for reviewing, approving or ratifying transactions with “related persons” that are required to be disclosed under the rules of the SEC. Under the policy, a “related person” includes any director, executive officer or 5% stockholder and members of their immediate family.
Our Related Person Transactions Approval Policy applies to transactions that involve a related person where we are a participant and the amount involved exceeds, or is reasonably expected to exceed, $120,000, and in which the related person otherwise has a direct or indirect material interest, as well as any amendment or modification to an existing related person transaction.
No director may participate in any discussion or approval of a related person transaction for which he or she is a related person, except that the director is required to provide to the Corporate Governance and Nominating Committee all material information concerning the related person transaction as may be requested by the committee. Any related person transaction that is not approved or ratified, as the case may be, will be voided, terminated or amended, or such other actions will be taken in each case as determined by the Corporate Governance and Nominating Committee so as to avoid or otherwise address any resulting conflict of interest.
Related person transactions under the policy do not include:

•Any transaction where the related person’s interest derives solely from the fact that he or she serves as a director or officer of a not-for-profit organization or charity that receives donations from us in accordance with a matching gift program of ours that is available on the same terms to all of our employees;

•Indemnification payments made pursuant to our Certificate of Incorporation or Bylaws or pursuant to any agreement between us and the related person;

•Any transaction that involves compensation to a director (if such arrangement has been approved by our Board) or executive officer (if such arrangement has been approved, or recommended to the Board for approval, by the Compensation Committee of our Board or is otherwise available generally to all of our salaried employees) in connection with his or her duties to us, including the reimbursement of business expenses incurred in the ordinary course in accordance with our expense reimbursement policies that are applicable generally to all salaried employees; or

•Any transaction entered into in the ordinary course of business pursuant to which the related person’s interest derives solely from his or her service as a director or employee (including an executive employee) of another corporation or organization that is a party to the transaction and (i) the related person does not receive directly any compensation or other direct material benefit of any kind from the other corporation or organization due, in whole or in part, to the creation, negotiation, approval, consummation or execution of the transaction, and (ii) the related person is not personally involved, in his or her capacity as a director or employee of the other corporation or organization, in the creation, negotiation or approval of the transaction.

In determining whether to approve or ratify a related person transaction, the Corporate Governance and Nominating Committee will consider, among others, the following factors to the extent it deems relevant:

•Whether the terms of the related person transaction are fair to us and on terms at least as favorable as would apply if the other party was not or did not have an affiliation with a director, executive officer or 5% stockholder of ours;

•Whether there are demonstrable business reasons for us to enter into the related person transaction;
•Whether the related person transaction could impair the independence of a director under our Director Independence Standards;

•Whether the related person transaction would present an improper conflict of interest for any of our directors or executive officers, taking into account the size of the transaction, the overall financial position of the director or executive officer, the direct or indirect nature of the interest of the director or executive officer in the transaction, the ongoing nature of any proposed relationship, and any other factors our Corporate Governance and Nominating Committee deems relevant; and

•Whether the related person transaction is permitted under the covenants pursuant to our material debt agreements.
Director Education Policy
Our Board believes that our stockholders are best served by a board of directors comprised of individuals who are well versed in modern principles of corporate governance and other subject matters relevant to board service. Our Board has adopted a Director Education Policy that encourages all directors to pursue ongoing education and development studies on topics that they deem relevant given their individual backgrounds and committee assignments on the Board. In order to facilitate ongoing education, our management provides to our directors on a periodic basis pertinent articles and information relating to our business and our competitors and to corporate governance and regulatory issues, as well as presentations by subject matter experts on new legal and regulatory requirements. We also maintain a membership for each of our directors in an organization dedicated to corporate governance and ongoing education, and fund the reasonable costs of attending director education programs. Directors serving on multiple boards are encouraged to obtain pro rata reimbursement of their director education expenses from each corporation that they serve. Prior approval for attendance is obtained from the chair of the Corporate Governance and Nominating Committee in each case where a director intends to seek reimbursement of the cost of attendance.
Code of Business Conduct and Ethics
Our Code of Business Conduct and Ethics (the “Code of Ethics”) is a statement of our high standards for ethical and legal compliance, and it governs the manner in which we conduct our business. All of our employees, officers, directors, agents and representatives, including consultants, are expected to comply with our Code of Ethics. Each of our directors and officers, as well as over 7,300 other employees in our last annual certification cycle, is requested annually to certify compliance with the Code of Ethics. A copy of our Code of Ethics is available on our website at www.mosaicco.com under the “Investors – Governance – Governance Documents” caption.
DIRECTOR COMPENSATION
Overview
Non-Employee Directors. The Corporate Governance and Nominating Committee reviews our director compensation program on an annual basis to ensure that it is competitive with market practices. Although matters of director compensation ultimately are the responsibility of the full Board, the Corporate Governance and Nominating Committee evaluates director compensation levels, makes recommendations regarding the structure of director compensation, and develops a director pay philosophy that is aligned with the interests of our stockholders. Although our director compensation program is reviewed annually, our Corporate Governance and Nominating Committee expects that, absent special circumstances, director compensation levels would be adjusted no more frequently than every two years.
As provided in our Corporate Governance Guidelines, our Corporate Governance and Nominating Committee, in making recommendations regarding director compensation, is guided by three goals:
•Compensation should fairly pay directors for work required for a company of our size and scope;
•Compensation should align directors’ interests with the long-term interests of stockholders; and
•The structure of compensation should be simple, transparent and easy for our stockholders to understand.

In the course of conducting its review of director compensation, the Corporate Governance and Nominating Committee from time to time reviews various formal studies regarding director compensation practices at public companies, as well as a variety of other data sources. Our Corporate Governance and Nominating Committee also has the sole authority to select, retain and terminate an independent compensation consultant and to approve the consultant’s fees and other retention terms.
As discussed in footnote (6) to the 2020 Non-Employee Director Compensation Table beginning on page 29, Mr. Siani Pires has declined compensation for his service on the Board.
Employee Directors. Directors who are employees receive no director fees or other separate compensation for service on the Board or any committee of the Board for the period during which they are employees. During 2020, James (“Joc”) C. O’Rourke, our President and CEO, was an employee and director. All of our compensation to our CEO is set forth under “Executive Compensation Tables” beginning on page 47.
Director Compensation Policy
At its meeting in December 2018, upon the recommendation of the Corporate Governance and Nominating Committee following its annual review of our director compensation program, the Board approved an increase in non-employee director compensation. Effective January 1, 2019, the director compensation policy was amended to provide as follows:
•an annual cash retainer of $180,000 to our Chairman of the Board and $90,000 to each other director;
•an annual cash retainer of $20,000 to the Chair of our Audit Committee;
•an annual cash retainer of $15,000 to the Chair of our Compensation Committee; and
•an annual cash retainer of $10,000 to each director who serves as Chair of our Corporate Governance and Nominating Committee or EHSS Committee.
In addition, the amended policy effective January 1, 2019 provides for a single annual grant of RSUs, with a grant date fair value of $260,000 for our Chairman of the Board and $155,000 for each other non-employee director. New directors receive a single grant of RSUs effective on and prorated to the date of their election to our Board.
The RSUs are granted following each annual meeting where a non-employee director is elected or re-elected and vest completely on the date of the next annual meeting, but vested RSUs are subject to an additional holding period and are not issued until the third anniversary of the grant date. We establish the number of shares subject to the grant of RSUs by dividing the target value of the grant by the closing price of a share of our Common Stock on the date of grant. If a director ceases to be a director prior to vesting, the director will forfeit the RSUs except in the event of death (in which case the RSUs will vest immediately) or unless otherwise determined by our Corporate Governance and Nominating Committee. Vested but unissued RSUs of a director who is removed for cause will be forfeited, and as to RSUs for which an election has been made under our long-term equity deferral plan, shares will be issued in accordance with the director’s election. The RSUs include dividend equivalents which provide for payment of an amount equal to the dividends paid on an equivalent number of shares of our Common Stock and which will be paid following vesting of the award at the same time as we issue shares of our Common Stock. A director may elect up to half of the RSUs granted to the director to be paid in cash rather than shares of Common Stock.
The Mosaic Non-Qualified Deferred Compensation Plan permits a director to elect to contribute up to 100% of the director’s fees on a tax-deferred basis until distribution of the participant’s plan balance. A participant’s balance accrues gains or losses at rates equal to those on various investment alternatives selected by the participant. The available investment alternatives are the same as are available for selection by participants as investments under the Mosaic 401(k) Plan, a defined contribution plan qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”), except that the Mosaic Stock Fund investment alternative is excluded. Because the rate of return is based on actual investment measures, no above-market earnings are paid. The Mosaic Non-Qualified Deferred Compensation Plan provides that our Board, as constituted immediately before a change-in-control (as defined in the plan), may elect to terminate the plan. A termination would result in lump-sum payments to participants of their account balances under the plan.
Our unfunded non-qualified equity deferral plan and the applicable RSU award agreements allow eligible directors to elect to contribute all or a portion of annual RSU grants to the plan. Contributions are made on a tax-deferred basis until distribution in accordance with a payment schedule selected by the director at the time of his or her deferral election. For each share that would have been issued under an RSU award but for an election to defer its receipt, the director will be credited with a recordkeeping amount of cash equal to the dividends per share paid or payable to holders of our Common Stock on a share of our Common Stock. This recordkeeping amount will be paid out consistent with the payment dates specified in the plan.

We do not pay meeting fees, and we do not provide any perquisites to our non-employee directors except for reimbursement of travel expenses when spouses attend Board functions.
The following table and accompanying narrative and notes provide information about our compensation for service as a non-employee director during 2020.
2020 Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)(3)	All Other Compensation ($) (4)	Total ($)
Cheryl K. Beebe	$90,000	$155,001	$—	$245,001
Oscar P. Bernardes	90,000	155,001	—	245,001
Nancy E. Cooper	110,000	155,001	4,125	269,126
Gregory L. Ebel	180,000	260,002	4,125	444,127
Timothy S. Gitzel	105,000	155,001	4,125	264,126
Denise C. Johnson	90,000	155,001	4,125	249,126
Emery N. Koenig	100,000	155,001	4,125	259,126
William T. Monahan (5)	35,110	—	4,125	39,235
David T. Seaton	90,000	155,001	4,125	249,126
Steven M. Seibert	90,000	155,001	4,125	249,126
Luciano Siani Pires (6)	—	—	—	—
Gretchen H. Watkins	55,137	155,001	—	210,138
Kelvin R. Westbrook	100,000	155,001	4,125	259,126

(1)Reflects the aggregate amount of the cash retainers earned or paid for 2020.
(2)Reflects the grant date fair value for RSUs granted to directors, determined in accordance with Financial Accounting Standards Board Accounting Standards Codification 718, or FASB ASC 718. The assumptions used in our valuation of these awards are discussed in note 22 to our audited financial statements for 2020 included in the 2020 10-K Report.
(3)The following table shows the number of RSUs held at December 31, 2020 by each non-employee director:

Director	Restricted Stock Units Held at December 31, 2020 (#)	Vesting Date
Gregory L. Ebel	9,098	5/23/2019
	12,026	5/21/2020
	22,511	5/20/2021
William T. Monahan	5,497	5/23/2019
	7,169	5/21/2020
Each of Oscar P. Bernardes, Nancy E. Cooper, Timothy S. Gitzel, Denise C. Johnson, Emery N. Koenig, Steven M. Seibert and Kelvin R. Westbrook	5,497	5/23/2019
	7,169	5/21/2020
	13,420	5/20/2021
David T. Seaton	5,497	5/23/2019
	5,331	5/21/2020
	13,420	5/20/2021
Cheryl K. Beebe	7,169	5/21/2020
	13,420	5/20/2021
Gretchen H. Watkins	13,420	5/20/2021
Luciano Siani Pires	(6)	(6)
(4)Reflects dividend equivalent payments for 2020. Dividend equivalents are unfunded, do not bear interest and are not paid unless the shares that are subject to the RSU are issued.
(5)Mr. Monahan retired from our Board effective as of the close of the 2020 Annual Meeting.
(6)Mr. Siani Pires has declined compensation for his service on the Board in order that he may remain in compliance with Vale’s policies.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (CD&A) describes the material elements of our executive compensation program for our Named Executive Officers for 2020. Our Named Executive Officers were:

2020 Named Executive Officers
James ("Joc") C. O'Rourke	President and Chief Executive Officer
Clint C. Freeland	Senior Vice President and Chief Financial Officer
Corrine D. Ricard	Senior Vice President - Mosaic Fertilizantes
Richard N. McLellan	Senior Vice President - Commercial
Walter F. Precourt III	Senior Vice President - Strategy and Growth
Executive Summary
Business Developments during 2020
•In response to Covid-19, we implemented measures in 2020 that were intended to provide for the continued health and safety of our employees. These included minimizing the number of employees at a single location through remote work arrangements and alternating work schedules; requiring mask usage and social distancing at all sites; enhanced cleaning and sanitization processes; postponing non-critical travel; and the installation of physical shields and barriers. Our response resulted in minimal disruptions to our operations and limited the impacts on our employees, customers, supply chain and logistics and, as a result, the Company did not adjust its incentive targets nor did the Compensation Committee adjust incentive funding as a result of Covid-19.
•We received the Robert W. Campbell Award for 2020. The Campbell Award, which is among the most prestigious safety performance awards in all of U.S. industry, recognizes the efficacy of our risk management system and focus on risk reduction.
•We sought a level competitive playing field by filing petitions seeking countervailing duties on phosphate imports from Morocco and Russia to the U.S. We alleged that competitors in those countries receive unfair government subsidies, such as below-market-value access to raw materials. In February 2021, the U.S. Department of Commerce issued final, affirmative duty determinations, and in March, the U.S. International Trade Commission affirmed that the subsidies caused injury to the U.S. phosphate market. The duties help to ensure the long-term viability of the U.S. phosphate industry—and a reliable supply of U.S. phosphate for American farmers.
•We continued to reduce costs across the business. We realized an additional $115 million in transformation benefits in our Mosaic Fertilizantes business in Brazil, reduced phosphates fixed costs by $50 million and significantly lowered brine management and other costs in our potash business. Potash cash costs per tonne were $56, excluding brine management costs, down by 14 percent compared with 2019.
•Our Esterhazy K3 potash mine ramped up quickly, with six four-rotor miners operating. We expect to transition all Esterhazy production to K3 by the end of the second quarter in 2022, leading to the elimination of brine management spending.
•We received safety certifications for all tailings dams in Brazil to resolve a difficult situation related to rapidly changing dam regulation.
•Our performance product portfolio and sales continued to grow. MicroEssentials® sales exceeded four million tonnes globally, including one million tonnes in Brazil, both new records, and, through a new partnership, we created Sus-Terra™ fertilizer, a bio-boosted phosphate crop nutrient.
•Our phosphates business made a leap toward automation, opening our new NextGEN Integrated Operations Center. The center provides significant opportunity for efficiency and employee safety.
•We strengthened our financial position, and we remain committed to further fortifying our balance sheet. Our total available liquidity was approximately $3.4 billion at the end of the year.
We have included additional information on these matters in our accompanying 2020 Annual Report.

2020 Financial Performance

	2020	2019
Net Sales (in millions)	$8,681.7	$8,906.3
Net Income (Loss) (in millions)*	$666.1	$(1,067.4)
Diluted Net Earnings (Loss) per Share*	$1.75	$(2.78)
Operating Earnings (Loss) (in millions)*	$412.9	$(1,094.9)
*2019 negative results included after-tax goodwill impairment write off of $509 million, after-tax expenses of $267 million related to the indefinite idling of our Colonsay mine and $260 million after-tax Plant City closing costs.
Executive Compensation Overview
We operate in a cyclical and seasonal industry in which profitability is heavily influenced by commodity prices and other external factors, including the price, supply and demand of our fertilizer products and the key inputs we use to produce them. While some of these factors are controllable, others are not. As a result, our incentive measures reflect key financial and operational performance that take into consideration the impact of external factors, yet are within the control of management. Our executive officers and non-sales salaried employees globally participate in the same annual incentive plans. Furthermore, common incentives across the executive officer group promote collaboration, unity of interests and accountability for enterprise results.
Our executive compensation program’s target total direct compensation includes traditional base salary, short-term incentives tied to financial and operational performance and long-term incentives linked to stock price performance.
2020 compensation overview:
•As in prior years, the majority of target total direct compensation for 2020 was “at risk” based on financial, operational and stock price performance.
•Our short-term incentive plan for our corporate employees, including our executive officers, paid out at 159.96% of target, reflecting our ability to navigate challenging market conditions and the transformation efforts undertaken throughout the year to lower our cost structure. The Company did not adjust its incentive targets nor did the Compensation Committee use positive discretion in finding incentive payouts as a result of Covid-19.
•Our long-term incentive awards granted in 2020 for the 3-year performance period ending February 2023 consisted of one-quarter time-based RSUs and three-quarters TSR performance units at target to emphasize strategic imperative.
–RSUs granted in 2020 to our executive officers will vest on the third anniversary of the grant date.
–TSR performance unit awards granted in 2020 to our executive officers:
◦are two-thirds stock settled and one-third cash settled awards;
◦require positive adjusted net earnings over the three-year performance period and 10% TSR growth over the three-year performance period to earn target awards; and
◦require an additional one-year holding period on the stock settled portion of the award.
•TSR performance unit awards granted in 2017 for the 2017 - 2020 performance period which ended in early 2020, did not pay out for Named Executive Officers and were forfeited because our cumulative net earnings during the performance period did not meet the threshold for vesting and payment as a result of significant non-cash write offs.

Compensation Practices and Policies
The Compensation Committee periodically reviews our executive compensation program to ensure that it remains consistent with our pay-for-performance philosophy and, as a whole, reflects what the Compensation Committee believes to be best practices among our peer group and the broader market. Highlights of our 2020 compensation practices and policies are presented below.

What We Do
✓	A majority of target total direct compensation is at-risk and tied to performance.
✓	We maintain an appropriate balance between short-term and long-term compensation to discourage excessive risk taking and encourage prudent decision making.
✓	The Compensation Committee may exercise negative discretion to reduce (but not increase) executive officer short-term incentive payouts.
✓	We have adopted a clawback policy that is applicable to annual and long-term incentives.
✓	Executive change-in-control agreements and long-term incentive awards require double trigger vesting in the event of a change-in-control.
✓	We have adopted stock ownership guidelines of 5x annual salary for CEO and 3x annual salary for other executive officers, with a requirement to hold 100% of all shares acquired from vested equity until the required ownership level is achieved.
✓	The Compensation Committee engages an independent executive compensation consultant and has access to other independent advisors.
✓	We hold an annual say-on-pay vote.

What We Don’t Do
✗	We do not enter into executive employment agreements with lengthy terms, other than in unique circumstances where such agreements are deemed appropriate.
✗	We do not award uncapped incentives that could contribute to excessive risk taking.
✗	We do not provide tax gross-ups under our executive change-in-control agreements.
✗	We do not permit hedging or pledging of Mosaic stock.
✗	We do not reprice options under our stock plan.
✗	We do not pay dividends or dividend equivalents on unearned total stockholder return ("TSR") performance units or restricted stock units ("RSUs").
✗	We do not provide excessive perquisites for senior leaders; perquisites are limited to restoration provisions and those that require a specific business rationale.
2020 Stockholder Say-on-Pay Vote
We provide our stockholders with the opportunity to cast a say-on-pay vote each year. At our 2020 Annual Meeting, approximately 88% of the votes cast were in favor of our say-on-pay proposal. In response to the say-on-pay vote we initiated a stockholder engagement program as described below.
Stockholder Engagement
During 2020, we invited stockholders representing 51% of our outstanding shares to meet with members of our Board and senior leadership team and spoke with holders representing 23% of our outstanding shares (the remaining 28% did not require a meeting or did not respond to our invitation). We had the opportunity to discuss the Company’s executive compensation programs during these meetings and solicit feedback. In general, the outreach was well received by those stockholders and, although no specific concerns were raised, it provided a constructive dialogue. To the extent the Compensation Committee receives specific comments about executive compensation policies or practices, it will take them into consideration when making its decisions.
The outreach program is designed to maintain an ongoing relationship with investors to better understand their issues and perspectives on the Company, including compensation practices. We plan to continue the outreach program in years to come.

CEO Reported and Realizable Pay
Our Compensation Committee believes it is helpful to look at performance-based compensation from the perspective of what is actually realizable compared to reported. As shown in the table below, aggregate Realizable Pay for our CEO over the three-year periods ended December 31, 2018, 2019, and 2020 was 87%, 65% and 107%, respectively, of Reported Pay. The comparison helps to illustrate the effectiveness of performance-based compensation and is intended to supplement, rather than to replace, the information found in the Summary Compensation Table on page 47 for the applicable years.
Reported Pay vs. Realizable Pay: CEO
(a) Reported Pay includes (i) base salary, (ii) actual annual short-term incentive earned and (iii) the target grant date fair value of long-term incentive compensation for 2016 through 2020 for our CEO in each year, as reported in the applicable Summary Compensation Table.
(b) Realizable Pay includes (i) base salary, (ii) actual annual short-term incentive earned, (iii) the value of outstanding in-the-money stock options and unvested RSUs granted during the periods presented based on the closing price of our Common Stock on the last trading days of December 31, 2018, 2019 and 2020 and (iv) the estimated value of TSR performance unit awards granted in the periods presented, using the 30-day average trading price as of December 31, 2018, 2019 and 2020, respectively, to determine the estimated vesting percentage.
Executive Compensation Program
Compensation Philosophy and Program Objectives
Our executive compensation program aims to align with our stockholders’ interests by tying executive pay to the successful execution of our long-term strategic plan and achievement of our business objectives, as well as to support our ability to attract, retain and motivate key executives. Within this overall compensation philosophy, our Compensation Committee makes executive officer compensation decisions based on strategic progress, desired business direction, individual achievement and relative positioning within our peer group.
Our executive compensation program is designed to build a competitive advantage in a global industry heavily influenced by factors such as fertilizer and other commodity prices. The program is shaped by the realities of a capital-intensive, cyclical and seasonal business with potentially large swings in profitability due to market and other external factors, including:
•price, supply and demand of our fertilizer products and the key product inputs;
•cash crop prices affecting farmer income levels and affordability of crop nutrients;
•weather events and patterns affecting crop yields and prices;
•raw material and energy costs that affect profit margins;
•government fertilizer subsidies and other farm policies; and
•environmental regulations and the costs of compliance and risk abatement.

As a result, our incentive plans reward achievement of key financial and operational performance measures that take into consideration the impact of external factors, yet are within the control of management. Furthermore, common incentives across the executive officer group promote collaboration, unity of interests and accountability for enterprise results.
Program elements are designed to work in concert to meet our needs and those of our executive officers in a way that aligns with the interests of our stockholders. When evaluating the competitiveness of our program, we look at total direct compensation rather than each element individually. In this way, we are better able to track and manage program cost in the same manner as other business expenses.
Elements of Compensation
The elements of our executive compensation program for our executive officers include:

	Compensation Element	Purpose	Key Principles
Fixed	Base Salary	•Provide a fixed level of competitive base pay to attract and retain talent.	•Salaries are set based on responsibilities, experience, expertise, organizational impact and leadership competencies.
•Salary levels should be competitive and generally approximate the 50th percentile of our peer group.
Variable	Short-Term Incentives	•Motivate short-term performance against specified financial and operational targets. •Align performance objectives with the interests of our stockholders.
•Target short-term incentives range from 75% to 135% of executive officer’s base salary, based on:
      – responsibilities of position
      – experience and expertise in that role
      – consideration of market data
•Potential payouts range from 0% to 200% of target

•Incentive measures reflect key financial and operational performance objectives that account for the impact of external factors, yet are within the control of management.
•Common incentives across the executive officer group promote collaboration, unity of interests and accountability for enterprise results.

	Long-Term Compensation Incentives	•Link management compensation to stock price performance to align with stockholder interests.	•Long-term incentives compromise the majority of the executives’ total direct compensation.
•Target award levels are based on:
      – responsibilities of position
      – individual contribution to business outcomes
      – company performance
      – consideration of market data
•Potential payouts range from 0% to 200% of target number of units (not to exceed 400% of grant value)

•Long-term incentives may be comprised of performance-based RSUs, stock options and/or time-based RSUs.
•Off-cycle grants of time-based RSUs may be awarded for recruitment, retention or promotional purposes. No off-cycle RSUs were granted to Named Executive Officers in 2020.

	Compensation Element	Purpose	Key Principles
Other	Benefits and Perquisites
•Provide competitive programs for wellness, health care, financial security and capital accumulation for retirement.
•Provide limited perquisites to enable our executives to focus their attention on business strategies and to allow our executives to continue to participate in benefit programs on the same basis as other employees without regard to limits imposed by regulation or suppliers.

•Executive officers may participate in the Mosaic 401(k) Plan and health and welfare plans generally made available to our employees.
•Executive officers also participate in the Mosaic Non-Qualified Deferred Compensation Plan which offers restoration provisions to make up for amounts that would have been contributed to the Mosaic 401(k) Plan but for annual contribution limits imposed by the Code.
•Named Executive Officers who were employees of Cargill before the 2004 business combination between IMC Global Inc. (“IMC”) and Cargill's fertilizer business have additional pension and retirement benefits.

2020 Pay Mix
Our executive compensation program is similar to prior years and designed to promote stockholder value creation. The following charts illustrate the mix of base pay and short- and long-term incentive compensation that comprised total direct compensation opportunity, at target, for Mr. O’Rourke and the average target total direct compensation for the other Named Executive Officers as a group, represented by each compensation component.

2020 CEO PAY MIX	2020 Other NEO Pay Mix

2020 Compensation Decisions
Setting 2020 Target Compensation
The tables in the sections below show the components of total direct compensation, assuming target performance, as set in March 2020 by our Compensation Committee for each non-CEO Named Executive Officer, and together with the other independent directors in the case of our CEO’s total direct compensation. In setting total target direct compensation, consideration was given to the responsibilities, experience, expertise, organizational impact and leadership competencies as well competitive positioning of each component for comparable roles within our peer group.

Base Salary
We provide base salary as a means to deliver a fixed amount of compensation to our executive officers. Our Compensation Committee reviews base salary levels in March and adjustments are made when appropriate and generally to maintain the executive officer's position with respect to market median. Changes in base salary are effective on April 1. We did not increase our CEO’s salary for 2020 and all other Named Executive Officers received a 3% salary increase.

Base Salary (1)	2020	% of Target Total Direct Compensation
James ("Joc") C. O'Rourke	$1,220,000	11.3%
Clint C. Freeland	670,000	20.5%
Corrine D. Ricard	564,000	21.8%
Richard N. McLellan	587,000	22.1%
Walter F. Precourt III	557,000	21.6%
(1) Effective April 1, 2020
Short-Term Incentive Program
Overview
Our Named Executive Officers are eligible to earn annual cash incentive compensation under our Short-Term Incentive Plan. Short-term incentive opportunities, which range from 75% to 135% of salary for our Named Executive Officers, were unchanged from 2019. Cash incentives are awarded in March of each year and are payable only if, and to the degree, we achieve enterprise-wide performance measures. Our Compensation Committee has the ability to exercise negative discretion to reduce or eliminate payouts under the short-term incentive plan if it deems appropriate. The Committee did not apply any discretion in 2020.

Target Short-Term Incentive	Target Percentage	2020 Target Payout	% of Target Total Direct Compensation
James ("Joc") C. O'Rourke	135%	$1,647,000	15.3%
Clint C. Freeland	80%	536,000	16.4%
Corrine D. Ricard	75%	423,000	16.4%
Richard N. McLellan	80%	469,600	17.7%
Walter F. Precourt III	75%	417,750	16.2%
2020 Short-Term Incentive Measures
The performance measures utilized in our short-term incentive plan are linked to achievement of our business strategies and indicators of operational excellence while driving stockholder value. We believe these measures promote behaviors that will further our efforts to: (1) improve on our position as a low cost producer of fertilizer products, (2) grow sales and improve margins, including development of new products that improve crop yields, (3) build on our strong EHSS record, (4) make new capital investments that support our strategies, and (5) produce strong, consistent cash flows.

Short-Term Incentive Measure	Weight	Purpose and Structure
Incentive ROIC (1)	20%
•Incentive ROIC focuses attention on the efficient and effective use of our capital given our significant capital investments for property, plant and equipment, working capital and inventories, and large sustaining capital.
•Incentive ROIC target is generally determined using the prior year-end weighted average cost of capital (“WACC”). At the time the Compensation Committee set the Incentive ROIC metric at the beginning of 2020, it considered global market conditions for our key products, including anticipated potash selling price, phosphates stripping margin and Mosaic Fertilizantes distribution. 2020 target ROIC was set below our WACC reflecting those expected market conditions but above our 2019 actual ROIC performance.
•The Compensation Committee reduced the weighting of incentive ROIC to 20% from 30% due to the increase of the weighting of Free Cash Flow.

Free Cash Flow (1)	30%
•Focuses on our ability to generate cash and support our investment grade credit rating.
•The Compensation Committee increased the weighting of free cash flow from 20% to 30% to reflect the priorities in the 2020 to 2025 long-term strategic plan.
•Target goal is derived from budgeted enterprise operating earnings, cash flow from operations and planned capital expenditures and was higher than 2019 actual.

Incentive Controllable Operating Costs Per Tonne (1)	30%
•Incentive Controllable Operating Costs per Tonne focuses on controllable elements in our cost of goods sold and rewards continuous improvement efforts across a wide range of mining, processing, supply chain and distribution activities that lead to efficiency gains.
•Target costs for each tonne produced (excluding raw materials and other noncontrollable items) are based on prior year production tonnes and predetermined variable costs per tonne. The 2020 target required an improvement in cost per tonne compared to the prior year.

Safety – Risk Reduction	10%
•The safety and sustainability metric remained a risk reduction metric with a Management System Effectiveness assessment (MSeA) qualifier.
•The risk reduction goals relate to the number of engineering, substitution and elimination controls implemented reducing risks identified in site risk registers.
•Management system effectiveness (MSE) goals relate to the degree of improvement in the MSeA score.
•Risk reduction and MSE improvement goals are set at the business unit level.

Premium Product Sales	10%
•Focuses on achieving sales of our premium products, including MicroEssentials®, which we believe provide us with a competitive advantage with customers.
•2020 target was 11% higher than actual 2019 sales volume.

(1) Measures are subject to adjustment as described in Appendix A to this Proxy Statement.

2020 Measures and Performance Levels
The basic design of the short-term incentive plan for our Named Executive Officers applies to non-sales salaried employees globally. This ensures focus, alignment and a concerted effort toward achieving goals we view as challenging but achievable and that define expected business performance. The following table provides the 2020 performance measures under the short-term incentive plan and expected payout at threshold, target and maximum performance levels.
The performance goals were set in March 2020 before Covid-19 became a global pandemic. Given that our business experienced minimal disruptions in 2020 as a result of the pandemic, the Committee did not reset the performance goals nor did it use discretion in determining payouts.

Measure	Threshold		Target		Maximum
	Performance Level	Payout Percentage	Performance Level	Payout Percentage	Performance Level	Payout Percentage
Incentive ROIC (%)(1)	2.5%	1%	4.0%	20%	7.5%	40%
Free Cash Flow ($ in millions)(1)	$—	1%	$100	30%	$300	60%
Incentive Controllable Operating Costs Per Tonne (1)(2)	$93	—%	$89	30%	$85	60%
Premium Product Sales (million tonnes)	3.49	—%	3.8	10%	4.2	20%
Safety - Risk Reduction	630	—%	705	10%	950	20%
Total Payout		2%		100%		200%
Linear interpolation is applied when performance falls between threshold and target and target and maximum. (1) Measures are subject to adjustment as described in Appendix A to this Proxy Statement.
(2) Corporate performance on Incentive Controllable Operating Costs per Tonne is an average of the performance attained under the Phosphate, Potash and Mosaic Fertilizantes sub-plans.
2020 Short-Term Incentive Actual Payouts
The following table provides the results for each performance measure for 2020. As a result of our target performance on Incentive ROIC, and maximum performance on Free Cash Flow, Premium Product Sales and Risk Reduction, as partially offset by our below-threshold performance on Incentive Controllable Operating Costs Per Tonne, the Named Executive Officers received short-term incentive payouts at 159.96% of target. The actual payout amount for each Named Executive Officer is set forth in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

Measure	2020 Actual Performance	2020 Actual Payout % of Target
Incentive ROIC (%)(1)	4.04%	20.21%
Free Cash Flow ($ in millions)(1)	$571	60.00%
Incentive Controllable Operating Costs Per Tonne(1)(2)	$84.96	43.10%
Premium Product Sales (million tonnes)	4.07	16.65%
Safety - Risk Reduction	1,010	20.00%
Total Payout		159.96%
(1) Measures are subject to adjustment as described in Appendix A to this Proxy Statement.
(2) Corporate performance on Incentive Controllable Operating Costs per Tonne is an average of the performance attained under the Phosphate, Potash and Mosaic Fertilizantes sub-plans.
Long-Term Incentive Program
Overview
We make long-term incentive awards generally in March of each fiscal year under our 2014 Stock and Incentive Plan. The target value of long-term incentive opportunities varies based on responsibilities of the position, individual contribution to business outcome, company performance and consideration of market data. The Compensation Committee approved an increase in the 2020 executive officer grants to reinforce strategic priorities and provide additional focus on increasing stockholder value. Commensurate with the change, the Compensation Committee increased the portion of the grants tied to TSR performance such that grants consisted of one-quarter RSUs and three-quarters TSR performance units. Two-thirds of TSR performance units will be settled in shares of Common Stock and one-third will be settled in cash. The Compensation Committee believes this combination effectively aligns the interests of executive officers and other key employees with those of our stockholders by tying significant portions of the recipients’ compensation to the market price of our Common Stock while focusing on retention objectives.

Long-Term Incentive Target	2020	% of Target Total Direct Compensation
James ("Joc") C. O'Rourke	$7,900,000	73.4%
Clint C. Freeland (1)	2,066,667	63.1%
Corrine D. Ricard (2)	1,600,000	61.8%
Richard N. McLellan	1,600,000	60.2%
Walter F. Precourt III	1,600,000	62.1%
(1) Mr. Freeland’s long-term incentive target reflected progression in his role as well as the increase to long-term incentive awards provided to all executive officers.
(2) Ms. Ricard’s long-term incentive target reflected the expanded scope of her responsibilities as well as the increase to long-term incentive awards provided to all executive officers.
RSUs and TSR performance units vest after continued employment through the specified vesting and performance period, respectively, which is generally three years. Each type of award includes dividend equivalents, which provide for payment of an amount equal to the dividends paid on an equivalent number of shares of our Common Stock and which will be paid only with respect to vested units and only when we issue payment after the awards vest.
RSUs and TSR performance units are subject to “double trigger vesting” upon a qualified change-in-control, as described under “Potential Payments upon Termination or Change in Control - Treatment of Long-Term Incentive Awards,” on page 59, and vest upon a participant’s death or disability or retirement at or after age 60 with at least five years of service (or pursuant to early retirement with the consent of our Compensation Committee).
Time-Based RSUs
RSUs compensate participants based on our stockholder return, and are subject to three-year cliff vesting, which means that the executive must remain employed with the Company for the full vesting period in order to earn any payout.
TSR Performance Units
TSR performance units are performance-based, three-year incentive awards that reward recipients for return to stockholders via Mosaic stock price appreciation and declared dividends. We use absolute TSR instead of relative TSR because of the scarcity of direct competitors in the U.S. As a result of this scarcity, use of relative TSR, or any relative metric, would be volatile and risk payout windfalls or deficits that may not be appropriately tied to underlying operational performance. TSR performance units have both upside and downside potential based on positive or negative TSR performance, and they support our retention objectives with their pay for performance sensitivity.
For 2020 awards, TSR performance units will not be earned by executive officers if we do not achieve positive adjusted net earnings1. If positive adjusted net earnings are achieved, a target payout requires TSR growth of a minimum of 10%. For example, if at the end of the three-year performance period, our stock price plus the value of dividends paid has increased by 10% from our stock price at the grant date, then the payout will be the target number of units granted. If TSR has increased by 20%, the number of units earned will be 111% of the number of units granted. Conversely, if TSR has declined by 20%, then just 70% of the granted units will vest. No TSR performance units will be earned by executive officers if we do not achieve positive adjusted net earnings or TSR has declined by more than 40% at the end of the three-year performance period. The maximum number of shares of Common Stock issued or settled in cash is earned if TSR has increased by 100% and is limited to two times the number of performance units awarded on the grant date; maximum value of shares issued or cash paid is limited to 400% of the grant date fair value of performance units awarded on the grant date. Also, the portion of the award that settles in shares is subject to a one-year holding period following vesting.

1 Adjustments include: restructuring charges; non-cash write off of long-term assets; unrealized derivative gains and losses; merger, acquisition, divestiture or joint venture activity; changes to government regulations; significant legal settlements; natural disasters; and significant, non-routine business decisions.

The following table reflects TSR performance and potential pay out percentage. Performance between these points is interpolated on a straight-line basis.

TSR Growth	Payout as % of Target Performance Units
100%	200%
10%	100%
(40)%	50%
<(40)%	0%

Responsible Share Usage
Our Compensation Committee considers the cost and dilutive implications of long-term incentive grants. We have maintained a burn rate (defined as the number of option shares plus the number of units granted, divided by the total number of shares outstanding at the time of grant) at or below 0.7% over the past three calendar years, which is below the average burn rate for companies within the basic materials industry.
CEO 3-Year Realized Pay: Long-Term Incentives
Below we have provided information regarding the value actually realized by our CEO with respect to long-term incentive awards granted during the three-fiscal years from 2015-2017, respectively, and the value actually realized relative to grant date fair value. For 2015 and 2016, the award mix was equally divided among options, TSR performance units and ROIC performance units and for 2017, it was divided between options (1/3) and TSR performance units (2/3).

James ("Joc") C. O'Rourke	2015 Grant Vested in 2018		2016 Grant Vested in 2019		2017 Grant Vested in 2020		3-Year Grant Total
Incentive Award	Grant Value	Realized Value	Grant Value	Realized Value	Grant Value	Realized Value	Grant Value	Realized Value
Stock Options	$666,658	$—	$1,499,996	$—	$1,666,664	$—	$3,833,318	$—
Restricted Stock Units(1)	$1,000,019	$683,054	N/A	N/A	N/A	N/A	$1,000,019	$683,054
TSR Performance Units	$666,651	$184,920	$1,500,003	$1,824,784	$3,333,335	$—	$5,499,989	$2,009,704
ROIC Performance Units	$666,685	$—	$1,499,999	$—	N/A	N/A	$2,166,684	$—
3-Year TSR	(39.5)%		15.3%		(40.4)%		—
Shares Vested	66,347		58,864		—		125,211
% Grant Value Realized	29%		41%		—%		22%
(1) Mr. O’Rourke received an award in 2015 in the form of RSUs upon his promotion.
No gains have been realized from stock option exercises because our stock price has generally been below the exercise price for much of the time since the respective grant dates. At the time of vesting, RSU and performance unit awards granted over this period together represented approximately one-third (35%) of the aggregate grant date fair value. The diminished realized value for these grants reflected our negative three-year TSR over the related vesting and performance periods and below threshold ROIC.
As described in footnote (1) to the Option Exercises and Stock Vested in 2020 table beginning on page 52, TSR performance units granted in 2017 were forfeited (0% realized value) in early 2020.
This information is provided to supplement, rather than to replace, the information the SEC requires.
Executive Compensation Governance
As described in the table below, we have well-defined roles and responsibilities for the development, approval and management of our executive compensation program. Specific tasks or participation by various parties in the governance process is summarized by role.

Key Roles in Named Executive Officer Compensation Process
Compensation Committee (1)
•Reviews and approves all aspects of our executive compensation program
•Reviews and recommends to our independent directors the amount and mix of total target direct compensation awarded to our CEO
•Annually sets the amount and mix of total direct compensation for the other Named Executive Officers
•In making or changing its compensation decisions, the Compensation Committee considers:
–our compensation philosophy and objectives
–advice from its independent compensation consultant
–recommendations by our CEO and Senior Vice President - Human Resources
–internal and external factors including market data for other Named Executive Officers

•Use of Compensation Consultant
–The Compensation Committee has sole authority to retain or replace the independent compensation consultant. The Compensation Committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”) to act as its independent compensation consultant again in 2020. The Compensation Committee assessed the consultant’s independence pursuant to the listing standards of the NYSE and concluded the engagement did not raise any conflict of interest. In 2020, FW Cook did not provide us with any services other than those in support of the Compensation Committee’s execution of its responsibilities.

CEO
•Leads management in furnishing the advice and recommendations requested by Compensation Committee
•Provides perspective on operating the business including attracting, retaining and motivating our workforce, including key executives, and focusing our workforce’s attention on established goals
•Annually reviews with Compensation Committee compensation of each other executive officer and presents compensation recommendations to Compensation Committee

Human Resources
•Assists with incentive program design, objectives, metric goals and payout modeling at the direction of the Compensation Committee
•Furnishes the Compensation Committee with market data and proxy analyses for market context and other information and analyses as requested
•Assists the CEO with proposing pay packages for other Named Executive Officers

Independent Compensation Consultant (FW Cook)
•FW Cook has been Mosaic’s independent executive compensation consultant since 2014 and provides the following services:
–annual compensation market analysis for each of our executive officers
–recommendations on our executive compensation program structure and design, including market trends and peer group composition
–regularly attends and participates in Compensation Committee meetings as requested by our Compensation Committee or its Chair

Independent Directors
•Annually review CEO Performance
•Annually approve mix and amount of CEO total target direct compensation based on performance evaluation
•Establish level of compensation payable to CEO under any employment, severance, change-in-control or similar compensation arrangements
•Members of the EHSS Committee furnish the Compensation Committee with recommendations on short-term incentive plan EHS measures.

(1) Additional information about the Compensation Committee’s key responsibilities is provided under Committees of the Board of Directors - Compensation Committee on page 22.
Annual Executive Compensation Process
The Compensation Committee meets five times during the year to consider matters related to executive compensation. For the annual review of executive pay, the process begins in August and ends in March as follows:
August:
•The Compensation Committee approves the peer group of companies to be used for benchmarking pay for executive officers.
•FW Cook provides the Compensation Committee with an overview of trends, regulatory updates, and other significant items involving executive compensation.
December:
•FW Cook provides the Compensation Committee with competitive executive compensation data as is described under “Benchmarking” below.
•The Compensation Committee approves the design of the incentives for the coming year.

March:
•FW Cook provides the Compensation Committee with a comparative analysis of pay and performance.
•The Compensation Committee is provided with tally sheets, as described below, and the December benchmarking data to aid in their decision making.
•The Compensation Committee reviews the performance of each non-CEO executive officer and approves incentive payouts and the pay and incentives for each non-CEO executive officer for the current year.
•In executive session with FW Cook, the Compensation Committee reviews the performance of the CEO and recommends to the Board for approval incentive payouts and the base salary and target incentive opportunities for the CEO for the current year.
The Compensation Committee also meets in May to address other matters listed in its charter.
Use of Tally Sheets
To facilitate our Compensation Committee's understanding of the nature and amounts of total compensation and to assist with their overall evaluation of our executive compensation program, our Compensation Committee makes use of "tally sheets.” The tally sheets detail pay history, outstanding equity grants, potential gains from stock-based compensation, competitiveness of proposed compensation, indirect compensation and severance pay in the event of a qualifying termination of employment absent or related to a change in control of Mosaic.
Benchmarking
Use of Market Data
The Compensation Committee reviews competitive executive compensation data based on a group of comparator or "peer group" companies. The Compensation Committee is also provided with general industry surveys prepared by Willis Towers Watson PLC and Mercer LLC but generally only relies on those to assess its overall compensation practices.
Peer group benchmark information is gathered from proxy statement filings and other public disclosures. Peers were chosen by the Committee, with input from its independent compensation consultant and management, based on comparable industry (mining, chemical and agriculture), size (revenues, market capitalization, total assets and number of employees), business operations (global producer of commodity products with vertical integration), business imperatives (low cost producer and environmental sustainability), market attributes (price sensitive, reliability of supply and customer service) and similarity of pay practices. The Committee believes that companies with more comparable business dynamics are most relevant for executive compensation benchmarking, because they may compete at a number of levels such as executive talent, business and capital.
In applying its selection criterion, the Committee determined to make a number of changes to the 2019 comparator group to create better balance between mining and specialty chemicals to reflect two sides of our core business: mining and conversion to finished goods, respectively. We added three mining companies, Alcoa Corporation, Freeport-McMoRan Inc. and Teck Resources Limited; and removed two specialty chemical companies, Ashland Inc. and Ingredion Corporation. We also removed Praxair, Inc. due to its acquisition by Linde plc; the combined size of the two companies greatly exceeded the top end of our size range and there were not compelling reasons to grant an exception.

2020 Mosaic Peer Group
Air Products & Chemicals Inc.	Eastman Chemical Company	Nutrien Ltd.
Alcoa Corporation	FMC Corporation	OLIN Corporation
Barrick Gold Corporation	Freeport-McMoRan Inc.	PPG Industries Inc.
Celanese Corp.	Huntsman Corporation	Teck Resources Limited
CF Industries Holdings, Inc.	Newmont Mining Corp.	Westlake Chemicals Corporation
Chemours Company

The following data is based on each peer group member’s most recently completed fiscal year ending before August 2019, the time when we selected our peer group for 2020.
Executive Stock Ownership Guidelines
The Compensation Committee believes that an important means of aligning our Named Executive Officers with the interests of our stockholders is to ensure that they own significant amounts of our Common Stock. The Compensation Committee adopted stock ownership guidelines that require executive officers to hold shares with a value equal to or exceeding five times base salary for the CEO and three times base salary for the other executive officers. An executive who has not achieved his or her target ownership level is required to continue to hold 100% of all shares acquired from vested equity awards or stock option exercises (net of income tax withholding) until the target ownership level is achieved. Once an executive satisfies the target ownership level, he or she will be considered in compliance with the guidelines if he or she continues to own at least the same number of shares, regardless of changes in the market value of our Common Stock. Ownership guidelines are reviewed each year to ensure that they continue to be effective in aligning executive and stockholder interests.
Ownership levels as of December 31, 2020 are presented below. As of that date, all Named Executive Officers were in compliance with the retention requirements.

*Mr. Freeland has been with the Company for less than three years.
Other Executive Compensation Arrangements, Policies and Practices
Expatriate Arrangements
Ricard Expatriate Agreement. In 2019 we entered into an expatriate agreement with Ms. Ricard (the "Ricard Expatriate Agreement") in connection with her relocation to Mosaic's São Paulo, Brazil office, where she leads the Mosaic Fertilizantes operations. Benefits provided in 2020 to Ms. Ricard under the Ricard Expatriate Agreement included tax consultation and preparation assistance, settling in services, international banking fees, home finding tour, shipment of personal belongings and storage, housing and furniture expenses, property management, travel and transportation expenses, language support, and immigration and other service fees. Mosaic is also obligated to provide Ms. Ricard with relocation assistance for her move back to the United States upon completion of her assignment. The benefits we provided in 2020 under this agreement are described in footnote 8 of the Summary Compensation Table on page 47.
McLellan Expatriate Agreement. In 2020 we provided benefits to Mr. McLellan under an expatriate agreement we entered into with him in 2017 in connection with his relocation to our São Paulo, Brazil office, where he led our Mosaic Fertilizantes operations and the pre- and post-closing integration planning for the Brazil Acquisition. Mr. McLellan returned to the U.S. in December 2019. Benefits provided in 2020 included tax equalization payments, tax consultation and preparation assistance, settling in services, travel expenses and immigration and other service fees. He will continue to have benefits under the expatriate agreement due to trailing tax obligations. The benefits we provided in 2020 under this agreement are described in footnote 8 of the Summary Compensation Table on page 47.
Precourt Expatriate Agreement. In 2020 we provided benefits to Mr. Precourt under an expatriate agreement we entered into with him in 2012 when he assumed leadership of our Potash operations in Canada. Benefits provided in 2020 included tax equalization payments, payments to cover tax planning and tax return preparation, and “gross-up” payments for taxes on amounts we reimbursed under the expatriate agreement that are taxable compensationto Mr. Precourt. The benefits we provided in 2020 under this agreement are described in footnote 8 of the Summary Compensation Table on page 47. 2020 should be the final year that we have expat expenses for Mr. Precourt unless he exercises stock options. Tax return preparation will only be provided if he exercises a stock option where he was an expat for all or part of the vesting period.
Severance Arrangements
We have established senior management severance and change-in-control agreements with each of our Named Executive Officers. Our Compensation Committee (and, in the case of our CEO, our independent directors) establishes the terms of these agreements to be consistent with our compensation philosophy and practices. These agreements set forth the terms and conditions upon which our executive officers would be entitled to receive certain benefits upon termination of employment. These agreements are intended to:
•Help us attract and retain executive talent in a competitive marketplace;
•Enhance the prospects that our executive officers would remain with us and devote their attention to our performance in the event of a potential change in control;
•Foster their objectivity in considering a change-in-control proposal;
•Facilitate their attention to our affairs without the distraction that could arise from the uncertainty inherent in change-in-control and severance situations; and
•Protect our confidential information and prevent unfair competition following a separation of an executive officer’s employment from us.
The severance and change-in-control arrangements are described in more detail under the caption entitled Potential Payments upon Termination or Change-in-Control beginning on page 56.
Health, Welfare and Retirement Benefits
Our Named Executive Officers are eligible to participate in employee benefits that are extended to all U.S. salaried employees. In addition, our Named Executive Officers are eligible to participate in the Mosaic Non-Qualified Deferred Compensation Plan which offers restoration benefits to make up for amounts that would have been contributed to the Mosaic 401(k) Plan but for annual contribution limits imposed under the Code.
We also maintain a non-qualified equity deferral plan that allows eligible directors and executive officers, including our Named Executive Officers, to defer the receipt of long-term incentive awards (excluding stock options). This plan is described under “Non-Qualified Deferred Compensation” on page 55. No long-term incentive awards paid out to Named Executive Officers in 2020 were deferred under this plan.
There are additional pension and retirement arrangements in place for certain of our Named Executive Officers who were employees of Cargill before the 2004 business combination between IMC and Cargill’s fertilizer businesses. These arrangements are described under “Pension Benefits” on page 52 and “Potential Payments upon Termination or Change-in-Control - Supplemental Agreements for Cargill International Retirement Plan Participants” on page 59.
Perquisites
We offer a limited number of perquisites to our Named Executive Officers, generally in an effort to remain competitive with similarly situated companies and to enable Named Executive Officers to focus on business objectives. Perquisites are reported in the “All Other Compensation” column in the Summary Compensation Table and include, among others, the following:
•Executive physical exam program;
•Reimbursement of financial and tax planning fees up to $15,000 for the CEO and $12,000 for other Named Executive Officers;
•Life and disability insurance premiums;
•Relocation reimbursement plan available to all employees including Named Executive Officers. The plan provides for reimbursement of relocation costs and a "gross-up" on amounts taxable to the employee; and
•A corporate travel policy that covers travel expenses for business purposes by spouses of our employees. Our travel policy also generally provides for a “gross-up” for taxes on amounts we reimburse under the policy that are taxable compensation to the employee.
Anti-Hedging and Anti-Pledging Policy
Our insider trading policy prohibits executive officers and non-employee directors from engaging in hedging or monetization transactions, such as zero cost collars and forward sales contracts which allow an individual to offset any decrease in the market value of Mosaic’s securities or limit such persons ability to profit from an increase in the market value of Mosaic’s securities. Our insider trading policy also prohibits executive officers, non-employee directors and employees from holding shares of our Common Stock in a margin account or pledging the stock as collateral.
Policy on Deductibility of Compensation
Section 162(m) of the Code generally limits to $1 million annually the federal income tax deduction that we may claim for compensation payable to certain current and former executive officers, but that deduction limitation historically did not apply to performance-based compensation that met certain requirements. As part of Tax Cuts and Jobs Act of 2017, Section 162(m) of the Code was amended, effective for taxable years beginning after December 31, 2017, to expand the scope of executive officers subject to the deduction limitation and also to eliminate the performance-based compensation exception, though the exception generally continues to be available on a “grandfathered” basis to compensation payable under a written binding contract in effect on November 2, 2017. Except for outstanding options, we do not have grandfathered awards.
Forfeiture of Incentive Awards for Misconduct ("Clawback")
Our Board may require forfeiture of annual and long-term incentives in certain cases where fraudulent or intentional misconduct contributes to the need for a material restatement of our financials, or to the use of inaccurate metrics to determine the amount of any award or incentive compensation.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on our review and discussion with management, we have recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our 2020 10-K Report.

Respectfully submitted, Timothy S. Gitzel, Chair Cheryl K. Beebe Oscar P. Bernardes Denise C. Johnson David T. Seaton Gretchen H. Watkins

CEO PAY RATIO
The following pay ratio and supporting information compares the annual total compensation of our employees other than our CEO and the annual total compensation of our CEO, as required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act. For 2020, our CEO’s annual total compensation of $12,788,259, as shown in the Summary Compensation Table on page 47, was estimated to be 501 times our median employee’s total compensation of $25,533, calculated in the same manner.
Our median employee is one of our Brazilian workers, which we identified using the 2020 year-end taxable compensation for all employees, excluding our CEO and the exempted employees described below, as of December 31, 2020, the last day of our payroll year. We did not annualize the compensation for any full-time or part-time permanent employees who were not employed by us for all of 2020.
We have a total of 3,859 U.S. and 9,427 non-U.S. employees. In identifying our median employee, we included all employees employed on a full-time, part-time, temporary or seasonal basis, including those at our joint venture in Peru. As permitted under SEC regulations, we exempted our non-U.S. employees who are employed in Australia (one employee), China (156 employees), India (66 employees) and Paraguay (55 employees), and who in the aggregate, account for 278 employees, or less than 3% of our global workforce. Exempting these employees, we have a total of 13,008 U.S. and non-U.S. employees, the population from which the median employee was identified. After identifying the median employee, we calculated annual total compensation for that employee using the same methodology we use to determine the total compensation of our Named Executive Officers as set forth in the Summary Compensation Table on page 47.
The pay ratio presented above is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above.
COMPENSATION RISK ANALYSIS
Our Compensation Committee, with the advice of its independent compensation consultant and input from management, has reviewed the design of our employee compensation policies and practices and concluded that they do not create risks that are reasonably likely to have a material adverse effect on us. Significant factors considered by our Compensation Committee in reaching its conclusion include:
•The balance of base pay, short-term incentives and long-term incentives, and an emphasis on compensation in the form of long-term incentives that increase along with employees’ levels of responsibility;
•A long-term incentive program that for 2020 granted a mix of one-quarter RSUs and three-quarters performance units for executive officers which ties performance to stock price and total stockholder return, to mitigate the risk of actions intended to capture short-term stock appreciation gains at the expense of sustainable TSR over the longer-term;
•Vesting of long-term incentive awards over a number of years;
•Caps on annual cash incentives and the value of the TSR performance unit award;
•Broad range of performance measures we utilize under our short-term incentive plan, which for executive officers, and employees alike, includes both financial and operational goals; and
•Other features in our incentive programs that are intended to mitigate risks from our compensation program, particularly the risk of short-term decision-making. These features include the potential for forfeiture of all types of incentive awards for executives in the event of misconduct as described under “Forfeiture of Incentive Awards for Misconduct (“Clawback”) on page 45; stock ownership guidelines, including holding period requirements, for our executive officers as described under “Executive Stock Ownership Guidelines” on page 43; and the ability of our Compensation Committee to exercise negative discretion to reduce or eliminate payouts under our Short-Term Incentive Plan if it deems appropriate.

EXECUTIVE COMPENSATION TABLES
We have included a narrative discussion of our compensation philosophy, processes and components and the bases upon which we make compensation decisions in the Compensation Discussion and Analysis beginning on page 30.
The following tables summarize and provide quantitative data and additional information about the compensation awarded to, earned by or paid to each of our Named Executive Officers for 2020, 2019 and 2018 and should be read in conjunction with the Compensation Discussion and Analysis.
Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)(1)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(2)(6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(7)	All Other Compensation ($)(8)	Total ($)
James ("Joc") C. O'Rourke	2020	$1,220,000		$8,258,501		$2,634,500	$—	$675,258	$12,788,259
President and Chief Executive Officer	2019	1,212,500	—	7,203,457	—	817,500	—	533,647	9,767,104
	2018	1,178,750	—	5,599,995	—	2,978,300	—	769,009	10,526,054
Clint C. Freeland (9)	2020	665,000		2,160,465		851,000	—	192,978	3,869,443
Senior Vice President and Chief Financial Officer	2019	643,750	—	1,565,937	—	257,200	—	62,890	2,529,777
	2018	362,216	—	1,500,003	—	542,300	—	296,065	2,700,584
Corrine D. Ricard (10)	2020	561,667		1,672,620		673,800	147,200	1,623,012	4,678,299
Senior Vice President - Mosaic Fertilizantes	2019	501,682	250,000	2,798,374	—	187,900	81,400	383,114	4,202,470
	2018	471,250	—	1,099,993	—	617,400	68,300	151,473	2,408,416
Richard N. McLellan (11)	2020	582,750		1,672,620		745,700	219,500	400,844	3,621,414
Senior Vice President - Commercial	2019	565,000	—	1,252,798	—	225,700	146,900	2,190,157	4,380,555
	2018	582,738	—	1,199,995		823,500	75,200	1,286,674	3,968,107
Walter F. Precourt III	2020	553,000		1,672,620	—	663,400	—	314,952	3,203,972
Senior Vice President - Strategy and Growth	2019	537,000	—	1,252,798	—	201,100	—	251,115	2,242,013
	2018	492,500	—	1,199,995	—	645,200	—	416,560	2,754,255
(1)Reflects the dollar amount of base salary paid in the designated fiscal year.
(2)Includes any amounts deferred at the officer’s election to the officer’s account under our qualified and non-qualified defined contribution retirement plans.
(3)Includes the cash bonus awarded to Ms. Ricard in recognition of her service as interim leader of Mosaic’s human resources organization in addition to her responsibilities as Senior Vice President - Commercial for the period beginning in November 2018 and ending in June 2019.
(4)Reflects the grant date fair value for each Named Executive Officer’s grants of RSUs and TSR performance units in the applicable fiscal year, and the stock-based retention award granted to Ms. Ricard in 2019, in each case determined in accordance with FASB ASC 718. Includes the value of any awards deferred under our non-qualified equity deferral plan. In accordance with SEC rules, the grant date fair value for performance units excludes the effect of estimated forfeitures. The assumptions used in the valuation are discussed in note 22 to our audited financial statements, which are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. TSR performance units granted in 2020 assumes target level performance against the specified goals. The table below shows the value of the TSR performance units granted in 2020 assuming that the highest level of performance will be achieved:

Name	Value of TSR Performance Units at Grant Date Assuming Highest Level of Performance Achieved ($) (a)
James ("Joc") C. O'Rourke	25,133,996
Clint C. Freeland	6,575,176
Corrine D. Ricard	5,090,456
Richard N. McLellan	5,090,456
Walter F. Precourt III	5,090,456
(a)    Assumes (i) the issuance of the maximum number of shares permitted to be issued, and (ii) that the 30-day trading average price of a share of our Common Stock plus dividends, or ending value, is at least $78.16 when the performance units vest. The number of shares actually issued is subject to reduction so that the ending value multiplied by the number of shares issued does not exceed $78.16 multiplied by the number of performance units awarded.
(5)Reflects the grant date fair value for each Named Executive Officer’s grants of stock options in the applicable fiscal year, determined using the Black-Scholes model and in accordance with FASB ASC 718. The assumptions used in the valuation are discussed in note 22 to our audited financial statements, which are included in our Annual Report on Form 10-K for the fiscal year-ended December 31, 2020.
(6)Reflects awards under our Short-Term Incentive Plan. We have included additional information about our Short-Term Incentive Plan, including the performance measures for 2020 and the levels of performance that were achieved, under “Short-Term Incentive Program” beginning on page 36, in our Compensation Discussion and Analysis.
(7)Includes the aggregate increase in the actuarial value of pension benefits for 2020, 2019 and 2018 under Cargill’s U.S. salaried employees’ pension plan for Ms. Ricard and Mr. McLellan, and under Cargill’s international employees’ pension plan for Mr. McLellan.
For Ms. Ricard and Mr. McLellan, also includes the increases in the amount of the benefit under a supplemental agreement that we entered into with each of them in fiscal 2013. This agreement was part of arrangements intended to place certain of our employees, including Ms. Ricard and Mr. McLellan, who participated in Cargill’s international retirement plan, in a position which, together with their benefits under Cargill’s international retirement plan, is comparable to that of our employees who are participants in Cargill’s U.S. salaried employees pension plans. We have discussed the benefits under Cargill’s U.S. salaried employees pension plan, international retirement plan and Ms. Ricard and Mr. McLellan’s supplemental agreements, including the plan measurement dates, methodology and assumptions used in determining the amounts in this column, in additional detail under “Pension Benefits” on page 52 and “Potential Payments upon Termination or Change-in-Control – Supplemental Agreements for Cargill International Retirement Plan Participants” on page 59.
No non-qualified deferred compensation earnings are reflected in this column because our deferred compensation arrangements do not offer above-market earnings.
(8)2019 All Other Compensation for Mr. McLellan has been reduced by $680,853 to correct an overstatement in the amount reported in last year’s proxy statement for taxes we paid on Mr. McLellan’s behalf.
The table below provides additional information on the amounts reported in the All Other Compensation column of the Summary Compensation Table for 2020:

	James ("Joc") C. O'Rourke	Clint C. Freeland	Corrine D. Ricard	Richard N. McLellan	Walter F. Precourt III
Executive Physical Program	$—	$—	$2,438	$5,346	$2,303
Executive Financial and Tax Planning	—	—	11,380	—	12,000
Matching Charitable Contributions	—	—	1,008	—	—
Life and Disability Premiums	15,820	12,042	12,336	14,499	11,803
Relocation Expenses	33,595	5,000	—	—	—
Spousal Travel (a)	3,517	—	—	—	—
Tax Reimbursements (b)	—	—	47,688	52,456	1,642
Company Contributions to Defined Contribution Plans (c)	622,326	175,936	165,464	235,238	170,569
Expatriate Expenses (d)	—	—	1,382,698	93,305	116,635
Total	$675,258	$192,978	$1,623,012	$400,844	$314,952
(a)Reflects amounts under our travel policy for flights by Mr. O’Rourke’s spouse to accompany him on business trips related to site visits and industry conferences.

(b)This amount represents tax reimbursements on relocation expenses, under our travel policy and under expatriate arrangements, which are described in footnote (d) below.
(c)Reflects our contributions for Named Executive Officers to the Mosaic 401(k) Plan, a defined contribution plan qualified under Section 401(k) of the Code. Also reflects contributions that we would have made under the Mosaic 401(k) Plan that exceed limitations for tax-qualified plans under the Code that are contributed to the Mosaic Non-Qualified Deferred Compensation Plan. We have included additional information the Mosaic Non-Qualified Deferred Compensation Plan under “Non-Qualified Deferred Compensation” on page 55.
(d)Includes the following expatriate benefits:
•For Ms. Ricard, $1,150,941 in taxes paid on her behalf; and $231,757 of miscellaneous expenses related to her assignment (tax consultation and preparation assistance, settling in services, international banking fees, home finding tour, shipment of personal belongings and storage, housing and furniture expenses, property management, travel and transportation expenses, language support, and immigration and other service fees). We also made $47,688 of tax reimbursements under Ms. Ricard’s expatriate arrangement. In accordance with applicable SEC rules, the tax reimbursement amount is included in the “Tax Reimbursements” row in the table above.
•For Mr. McLellan, $45,242 in taxes paid on Mr. McLellan’s behalf; and $48,063 of miscellaneous expenses related to his assignment (tax equalization payments, tax consultation and preparation assistance, settling in services, travel expenses and immigration and other service fees). We also made $52,456 of tax reimbursements under Mr. McLellan’s expatriate arrangement. In accordance with applicable SEC rules, the tax reimbursement amount is included in the “Tax Reimbursements” row in the table above.
•For Mr. Precourt, $100,835 in taxes paid on Mr. Precourt’s behalf; and $15,800 of miscellaneous expenses related to his assignment (tax equalization payments, payments to cover tax planning and tax return preparation, and “gross-up” payments for taxes on amounts we reimbursed under the expatriate agreement that are taxable compensation). We also made $1,642 of tax reimbursements under Mr. Precourt’s expatriate arrangement for taxes on amounts we reimbursed that are taxable compensation to Mr. Precourt. In accordance with applicable SEC rules, the tax reimbursement is included in the “Tax Reimbursements” row in the table above.
(9)Mr. Freeland joined Mosaic on June 4, 2018, as our Senior Vice President and Chief Financial Officer.
(10)Ms. Ricard served as Mosaic’s Senior Vice President - Commercial until November 15, 2019 and then transitioned to Senior Vice President - Mosaic Fertilizantes.
(11)    Mr. McLellan was our Senior Vice President - Mosaic Fertilizantes until November 15, 2019, when he became our Senior Vice President - Commercial.

Grants of Plan-Based Awards
The following table provides information about our awards under our Short-Term Incentive Plan, and our grants of RSUs and TSR performance units to each of our Named Executive Officers for 2020. We did not grant any other award under any equity or non-equity incentive plan in 2020 that would be paid out in a future fiscal year.

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock and Option Awards ($) (4)
			Threshold ($)	Target ($)	Maximum ($)	Thres-hold (#)	Target (#)	Maxi-mum (#)
James (“Joc”) C. O’Rourke	—	—	$24,400	$1,647,000	$3,294,000	—	—	—	—	$—
	3/5/2020	3/5/2020	—	—	—	—	—	—	121,989	1,975,002
	3/5/2020	3/5/2020	—	—	—	165,967	331,933	663,866	—	3,950,003
	3/5/2020	3/5/2020	—	—	—	82,984	165,967	331,934	—	2,333,496
Clint C. Freeland	—	—	13,400	536,000	1,072,000	—	—	—	—	—
	3/5/2020	3/4/2020	—	—	—	—	—	—	31,913	516,671
	3/5/2020	3/4/2020	—	—	—	43,418	86,835	173,670	—	1,033,337
	3/5/2020	3/4/2020	—	—	—	21,709	43,418	86,836	—	610,457
Corrine D. Ricard	—	—	11,280	423,000	846,000	—	—	—	—	—
	3/5/2020	3/4/2020	—	—	—	—	—	—	24,707	400,006
	3/5/2020	3/4/2020	—	—	—	33,614	67,227	134,454	—	800,001
	3/5/2020	3/4/2020	—	—	—	16,807	33,614	67,228	—	472,613
Richard N. McLellan	—	—	11,740	469,600	939,200	—	—	—	—	—
	3/5/2020	3/4/2020	—	—	—	—	—	—	24,707	400,006
	3/5/2020	3/4/2020	—	—	—	33,614	67,227	134,454	—	800,001
	3/5/2020	3/4/2020	—	—	—	16,807	33,614	67,228	—	472,613
Walter F. Precourt III	—	—	11,140	417,750	835,500	—	—	—	—	—
	3/5/2020	3/4/2020	—	—	—	—	—	—	24,707	400,006
	3/5/2020	3/4/2020	—	—	—	33,614	67,227	134,454	—	800,001
	3/5/2020	3/4/2020	—	—	—	16,807	33,614	67,228	—	472,613
(1)Amounts in these columns represent potential payouts under the short-term incentive plan. Actual amounts paid are shown in the “Non-Equity Incentive Compensation Plan” column of the Summary Compensation Table. We have included additional information about our Short-Term Incentive Plan, under “Short-Term Incentive Program” beginning on page 36 in our Compensation Discussion and Analysis.
(2)Amounts in these columns represent the potential number of performance units that may be earned and vested based on absolute TSR performance. We have included additional information about these awards under “Long-Term Incentive Program” beginning on page 38.
(3)Amounts in this column represent the number of RSUs awarded to each Named Executive Officer under our long-term incentive program as described beginning on page 38 in our Compensation Discussion and Analysis.
(4)Amounts in this column reflect the grant date fair value of the applicable award which was determined in accordance with FASB ASC 718. In accordance with SEC rules, the grant date fair value for TSR performance units excludes the effect of estimated forfeitures. The assumptions used in valuing these long-term incentives are described in note 22 to our audited financial statements, which are included in our Annual Report on Form 10-K for the fiscal year-ended December 31, 2020. The grant date fair market value of TSR performance units is determined using a Monte Carlo simulation model. The grant date fair value of the RSUs is equal to the closing price of a share of our Common Stock on the date of grant.

Outstanding Equity Awards at 2020 Fiscal Year-End
The following table summarizes the outstanding equity awards held by the Named Executive Officers as of December 31, 2020.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($) (1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
James (“Joc”) C. O’Rourke	16,150	—	70.62	7/21/2021	68,401	(3)	$1,573,907	137,003	(4)	$3,152,439	(4)
	27,681	—	57.62	7/19/2022	82,378	(5)	1,895,518	96,639	(6)	2,223,663	(6)
	29,987	—	54.03	7/18/2023	121,989	(7)	2,806,967	96,639	(8)	2,223,663	(8)
	33,706	—	49.73	3/7/2024				663,866	(9)	15,275,557	(9)
	37,306	—	50.43	3/5/2025				331,934	(10)	7,637,801	(10)
	179,211	—	28.49	3/3/2026
	168,180	—	30.42	3/2/2027
Clint C. Freeland	—	—	—	—	54,625	(11)	1,256,921	21,008	(6)	483,394	(6)
	—	—	—	—	17,908	(5)	412,063	21,008	(8)	483,394	(8)
	—	—	—	—	31,913	(7)	734,318	173,670	(9)	3,996,147	(9)
	—	—	—	—				86,836	(10)	1,998,096	(10)
Corrine D. Ricard	3,230	—	70.62	7/21/2021	13,436	(3)	309,162	26,911	(4)	619,222	(4)
	7,284	—	57.62	7/19/2022	13,133	(5)	302,190	15,406	(6)	354,492	(6)
	9,470	—	54.03	7/18/2023	24,707	(7)	568,508	15,406	(8)	354,492	(8)
	10,644	—	49.73	3/7/2024	55,696	(12)	1,281,565	134,454	(9)	3,093,787	(9)
	13,057	—	50.43	3/5/2025				67,228	(10)	1,546,916	(10)
	27,877	—	28.49	3/3/2026
	33,636	—	30.42	3/2/2027
Richard N. McLellan	6,460	—	70.62	7/21/2021	14,657	(3)	337,258	29,358	(4)	675,528	(4)
	11,655	—	57.62	7/19/2022	14,327	(5)	329,664	16,807	(6)	386,729	(6)
	15,783	—	54.03	7/18/2023	24,707	(7)	568,508	16,807	(8)	386,729	(8)
	17,740	—	49.73	3/7/2024				134,454	(9)	3,093,787	(9)
	20,519	—	50.43	3/5/2025				67,228	(10)	1,546,916	(10)
	43,807	—	28.49	3/3/2026
	37,000	—	30.42	3/2/2027
Walter F. Precourt III	1,884	—	70.62	7/21/2021	14,657	(3)	337,258	29,358	(4)	675,528	(4)
	11,192	—	50.43	3/5/2025	14,327	(5)	329,664	16,807	(6)	386,729	(6)
	29,869	—	28.49	3/3/2026	24,707	(7)	568,508	16,807	(8)	386,729	(8)
	33,636	—	30.42	3/2/2027				134,454	(9)	3,093,787	(9)
								67,228	(10)	1,546,916	(10)
(1)The exercise price for all stock options is the closing price of our Common Stock on the date of grant.
(2)The amounts for RSUs were calculated by multiplying the closing market price of a share of our Common Stock on December 31, 2020, $23.01 per share, by the number of unvested shares.
(3)These RSUs vested on March 8, 2021.
(4)These performance units vested on March 8, 2021, and were paid out at values above the grant date fair value (101.12%). Amounts shown assume that the sum of our net earnings for the three fiscal years preceding the vesting date is positive. In accordance with SEC rules, the number of shares shown assumes that performance will achieve the target level and the dollar amount shown is based on the number of shares shown times the closing price of a share of our Common Stock on December 31, 2020.
(5)These RSUs vest on March 7, 2022.
(6)These performance units vest on March 7, 2022. Amounts shown assume that the sum of our net earnings for the three fiscal years preceding the vesting date is positive. In accordance with SEC rules, the number of shares shown assumes that performance will achieve the target level and the dollar amount shown is based on the number of shares shown times the closing price of a share of our Common Stock on December 31, 2020.
(7)These RSUs vest on March 5, 2023.
(8)These performance units vest on March 7, 2022, and will be settled in cash. Amounts shown assume that the sum of our net earnings for the three fiscal years preceding the vesting date is positive. In accordance with SEC rules, the number of shares shown assumes that performance will achieve the target level and the dollar amount shown is based on the number of shares shown times the closing price of a share of our Common Stock on December 31, 2020.
(9)These performance units vest on March 5, 2023. Amounts shown assume that i) the adjusted net earnings are positive and ii) 10% TSR growth, each over a three-year performance period ending on February 28, 2023. In accordance with SEC rules, the number of shares shown assumes that performance will achieve the maximum level and the dollar amount shown is based on the number of shares shown times the closing price of a share of our Common Stock on December 31, 2020.
(10)These performance units vest on March 5, 2023, and will be settled in cash. Amounts shown assume that i) adjusted net earnings are positive; and 10% TSR growth, each over a three-year performance period ending on February 28, 2023. In accordance with SEC rules, the number of shares shown assumes that performance will achieve the maximum level and the dollar amount shown is based on the number of shares shown times the closing price of a share of our Common Stock on December 31, 2020.
(11)These RSUs vest on June 4, 2021.
(12)One-half of these RSUs vest on November 15 in each of 2021 and 2022. On each of the vesting dates, we will pay the fair market value equal to the closing price of a share of our Common Stock on the vesting date multiplied by the vested whole and fractional RSUs to Ms. Ricard.
Option Exercises and Stock Vested in 2020
The following table and accompanying notes set forth information about RSUs of the Named Executive Officers that vested during 2020. There were no stock options exercised by the Named Executive Officers during 2020, and no TSR performance units vesting.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($) (2)
James ("Joc") C. O'Rourke	—	—	—	—
Clint F. Freeland	—	—	—	—
Corrine D. Ricard	—	—	(3)	501,821
Richard N. McLellan	—	—	—	—
Walter F. Precourt III	—	—	—	—
(1)TSR performance unit awards granted in 2017 for the 2017 - 2020 performance period which ended in early 2020, did not pay out for Named Executive Officers and were forfeited because our cumulative net earnings during the performance period did not meet the threshold for vesting and payment.
(2)Amounts shown in this column are calculated by multiplying the number of shares vested times the closing price of our Common Stock on the applicable vesting date.
(3)One-third of the RSU Award Ms. Ricard received on November 15, 2019, vested on November 15, 2020 and settled in cash as described in footnote (12) of the Outstanding Equity Awards at 2020 Fiscal Year table above.
Pension Benefits
Cargill Pension Plans
Ms. Ricard and Mr. McLellan, who were employees of Cargill before the 2004 combination between IMC and Cargill’s fertilizer businesses, participate in Cargill’s U.S. salaried employees’ pension plans, which prior to 2017 were combined into a single plan and, effective January 1, 2017, was split into two plans, with no resulting impact on the plan provisions or benefits payable. Ms. Ricard and Mr. McLellan also participate in Cargill’s international retirement plan.

The Cargill U.S. salaried employees’ pension plans are tax-qualified defined benefit pension plans under the provisions of the Code. Benefits under the plans are generally based on years of service and final average salary prior to termination of employment or retirement. No additional years of credited service are accrued under Cargill’s U.S. salaried employees’ pension plans for Ms. Ricard and Mr. McLellan after December 31, 2004. Accordingly, their total credited years of service primarily reflects their service with Cargill, while their credited years of service for employment at Mosaic includes only the period from the October 22, 2004 business combination between IMC and the fertilizer businesses of Cargill through December 31, 2004. However, additional years of vesting service are credited for the purpose of determining eligibility to retire, and covered compensation for purposes of determining benefits under Cargill’s U.S. salaried employees’ pension plans for Ms. Ricard and Mr. McLellan include post-combination compensation that we paid them through December 31, 2018.
Cargill’s international retirement plan is a non-qualified defined benefit plan. Benefits under the plan for Ms. Ricard and Mr. McLellan are generally based on years of service and final average salary prior to termination of employment. No additional years of credited service are accrued under Cargill’s international retirement plan for Ms. Ricard after January 1, 1995 and for Mr. McLellan after October 15, 1998. Accordingly, their total credited years of service reflect only their service with Cargill. However, covered compensation for purposes of determining benefits under Cargill’s international retirement plan includes post-combination compensation that we paid them through December 31, 2010. In accordance with the merger and contribution agreement related to the combination, Cargill incurs the costs associated with pre-combination benefits for certain former employees of Cargill under certain pension plans, including Cargill’s U.S. salaried employees’ pension plans but excluding Ms. Ricard and Mr. McLellan’s participation in Cargill’s international retirement plan, and charges them to us. The amount that Cargill may charge to us under these plans for pension costs relating to all former Cargill employees may not exceed $2.0 million per year or $19.2 million in the aggregate. As of December 31, 2020, the unused portion of the $19.2 million cap was $1.6 million.
With respect to Cargill’s international retirement plan, in fiscal 2013, we entered into an agreement under which we paid Cargill $470,000. This agreement was part of arrangements intended to place certain of our employees, including Ms. Ricard and Mr. McLellan, who participated in Cargill’s international retirement plan, in a position which, together with supplemental agreements we entered into with those employees, is comparable to that of our employees who are participants in Cargill’s U.S. salaried employees pension plans as described above. We have discussed these arrangements in additional detail under “Potential Payments upon Termination or Change-in-Control – Supplemental Agreements for Cargill International Retirement Plan Participants” on page 59.
Cargill is solely responsible for payment of the annual pension benefits to the participants under Cargill’s U.S. salaried employees’ pension plans and international retirement plan.
Supplemental Agreements for Cargill International Retirement Plan Participants
As part of the arrangements referred to above that were intended to place certain of our employees, including Ms. Ricard and Mr. McLellan, who participated in Cargill’s international pension plan in a position comparable to that of our U.S. participants in Cargill’s U.S. salaried employees plans following the combination between IMC and the fertilizer businesses of Cargill, in fiscal 2013 we also entered into supplemental agreements with the affected employees. The supplemental agreements provide for payment of a lump sum that increases each year to age 65. For Ms. Ricard, the lump sum payment began at $36,000 had termination of employment occurred at age 55 and increases annually to $129,000 if termination of employment occurs after age 65. For Mr. McLellan, the lump sum payment began at $119,000 had termination of employment occurred at age 56 and increases annually to $760,000 if termination of employment occurs at age 65.
The following table and accompanying narrative and notes provide information about Ms. Ricard and Mr. McLellan’s participation in Cargill’s U.S. salaried employees’ pension plans and international retirement plan and our supplemental agreements with each of them.
In the “Change in Pension Values and Nonqualified Deferred Compensation Earnings” column in the Summary Compensation Table, we have included the changes for 2020, 2019, and 2018 in the actuarial present value of the accumulated benefit under Cargill’s U.S. salaried employees’ pension plans and Cargill’s international pension plan for Ms. Ricard and Mr. McLellan, as well as their benefits under their supplemental agreements.

2020 Pension Benefits Table

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)
Corrine D. Ricard (1)	Cargill, Incorporated and Associated Companies Salaried Employees' Pension Plan	14	$640,600	(2)
Corrine D. Ricard (1)	The Cargill International Retirement Plan	5	235,800	(2)
Corrine D. Ricard (3)	Individual Nonqualified Pension Agreement	—	55,000
Richard N. McLellan (1)	Cargill, Incorporated and Associated Companies Salaried Employees’ Pension Plan 2	6	267,600	(2)
Richard N. McLellan (1)	The Cargill International Retirement Plan	20	1,047,800	(2)
Richard N. McLellan (3)	Individual Nonqualified Pension Agreement	—	699,000
(1)Annual benefits for Ms. Ricard and Mr. McLellan under the applicable Cargill U.S. salaried employees’ pension plan are equal to 0.80% of final average salary plus 0.35% of final average salary in excess of Covered Compensation (as defined for social security purposes), all times years of service. Years of service are limited to (i) 40 years for the 0.80% component of the benefit, and (ii) 35 years for the 0.35% component of the benefit. Service is frozen for Ms. Ricard and Mr. McLellan as of December 31, 2004 and final average salary and covered compensation are as of December 31, 2018, the date on which benefits under these plans were frozen.
Normal retirement benefits under Cargill’s U.S. salaried employees’ pension plans are payable at age 65 and participants may retire with unreduced retirement benefits under the plan once they are age 60. Once they are age 55, they may retire early and receive benefits that are reduced based on the percentages specified in the table below for each year that the payments start prior to age 60. Ms. Ricard and Mr. McLellan are age 57 and age 64, respectively, and have 34 years and 41 years, respectively, of credited vesting service at December 31, 2020.

Years of Credited Vesting Service	Per Year Reduction Percentage
35 or more	3%
30 – 34	4%
25 – 29	5%
20 – 24	6%
15 – 19	7%
The normal form of payment of the annual benefit is a straight life annuity payable at age 65. Optional benefit forms include actuarial equivalent joint and survivor and 10-year certain and life annuities. A lump sum payment is offered only if the actuarial equivalent value of the benefit is $25,000 or less.
The credited years of service for Ms. Ricard and Mr. McLellan under the applicable Cargill U.S. salaried employees’ pension plan include their service with Cargill. Their benefits under the plan are fully vested.
Annual benefits for Ms. Ricard and Mr. McLellan under Cargill’s international retirement plan are equal to 1.50% of final average salary times years of service (not to exceed 40) reduced by any pension benefits earned under any Cargill retirement plans and social security programs while earning service under Cargill’s international retirement plan. For Ms. Ricard and Mr. McLellan, the benefit is based on years of service up to October 15, 1998, and January 1, 1995, respectively, and final average salary as of December 31, 2010 including their service at Mosaic.
Normal retirement benefits under Cargill’s international retirement plan are payable at age 65. Ms. Ricard and Mr. McLellan are not eligible to receive full benefits at an earlier age but are eligible for reduced benefits having attained the age of 55.
The normal form of payment of the annual benefit under Cargill’s international retirement plan is a straight life annuity. If the participant has a joint annuitant, the benefit is paid as an actuarial equivalent 100% joint and survivor annuity. A lump sum is paid only if the actuarial equivalent value of the benefit is $10,000 or less.
The credited years of service for Ms. Ricard and Mr. McLellan under Cargill’s international retirement plan include their service with Cargill. Their benefits under the plan are fully vested.
Compensation Used to Determine Pension Benefits
Under Cargill’s U.S. salaried employees pension plans, eligible compensation consists of base salary. Eligible compensation was limited under the Code to $275,000 for calendar 2018.
Under Cargill’s international retirement plan, eligible compensation consists of base salary (and in the case of salespeople compensated on the basis of salary or sales bonuses, their commissions) but excluding any other remuneration.

Valuation Assumptions
The amounts listed in the “Present Value of Accumulated Benefit” column of the Pension Benefits Table and the amounts listed in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in the Summary Compensation Table are based on the following assumptions:
•discount rates of 2.75% (for Ms. Ricard) and 2.69% (for Mr. McLellan); 3.68% (for Ms. Ricard) and 3.63% (for Mr. McLellan); and 4.11% (for Ms. Ricard) and 4.06% (for Mr. McLellan) for the present value calculation as of December 31, 2020, 2019 and 2018, respectively, and post-retirement mortality using the Mercer Industry Longevity Experience Study table for the Consumer Goods, Food and Drink industry group projected using Scale MMP-2019 and no collar adjustments as of December 31, 2020; the Mercer Industry Longevity Experience Study table for the Consumer Goods, Food and Drink industry group projected using Scale MMP-2018 and no collar adjustments as of December 31, 2019; and the Mercer Industry Longevity Experience Study table for the Consumer Goods, Food and Drink industry group projected using Scale MMP-2016 and no collar adjustments as of December 31, 2018. These are the same assumptions used by Cargill in determining the accumulated benefits under Cargill’s U.S. salaried employees’ pension plans that it uses in determining its charges to us for the plan;
•immediate retirement for Mr. McLellan and retirement at the age of 60 for Ms. Ricard under the applicable Cargill U.S. salaried employees’ pension plan, which is the earliest age that any Named Executive Officer may retire with unreduced retirement benefits under that plan, and retirement at age 65 for Ms. Ricard and Mr. McLellan under Cargill’s international retirement plan, which is the earliest age that they may retire with unreduced benefits under that plan; and
•expected terminations, disability and pre-retirement mortality: none assumed.
The present values of the accrued benefits were calculated as of December 31, 2020, the date used by Cargill in determining its charges to us for Cargill’s U.S. salaried employees pension plans.
(2)This amount is an estimate and does not necessarily reflect the actual amount that will be paid to the Named Executive Officer, which will only be known when he or she becomes eligible for payment.
(3)Following termination of employment, Ms. Ricard and Mr. McLellan are entitled to a lump sum that increases each year to age 65. The lump sum payment for Ms. Ricard begins at $55,000 if termination of employment occurs after age 57 and prior to attaining age 58 and increases annually to $129,000 if termination of employment occurs after age 65; and, for Mr. McLellan, begins at $699,000 if termination of employment occurs after age 64 and prior to attaining age 65 and increases annually to $760,000 if termination of employment occurs after age 65.
    The amount listed in the “Present Value of Accumulated Benefit” column of the Pension Benefits table is the lump sum amount payable under the terms of the supplemental agreement in the event of termination of employment at December 31, 2020.
Non-Qualified Deferred Compensation
The table below sets forth the contributions, earnings and distributions for 2020 and balances at December 31, 2020 for each of the Named Executive Officers under the Mosaic Non-Qualified Deferred Compensation Plan.

Name	Executive Contributions in 2020 ($)(1)	Registrant Contributions in 2020 ($)(2)	Aggregate Earnings in 2020 ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at 12/31/2020 ($)(5)
James C. O'Rourke	203,750	588,776	922,010	581,818	4,783,805
Clint C. Freeland	55,332	138,711	3,839	—	236,964
Corrine Ricard	103,040	128,484	953,176	—	2,413,617
Richard McLellan	132,553	198,014	931,523	—	6,160,701
Walter Precourt	45,246	133,344	476,946	76,498	2,406,110
(1)These amounts are included as part of the compensation shown for the Named Executive Officer in the “Salary” or “Non-Equity Incentive Plan Compensation” column for 2020 in the Summary Compensation Table.
(2)These amounts represent Company restoration contributions under the Mosaic Non-Qualified Deferred Compensation Plan. The amount contributed equals the amount that would have been contributed to our tax-qualified defined contribution plan for the Named Executive Officer that exceeds limitations for tax-qualified plans under the Code. These amounts are included as part of the compensation shown for the Named Executive Officer in the “All Other Compensation” column for 2020 in the Summary Compensation Table.
(3)These amounts represent earnings on each Named Executive Officer’s account balance for 2020. Gains and losses accrue at rates equal to those on various investment alternatives selected by the participant, which alternatives are generally the same as the investment alternatives available under the Mosaic 401(k) Plan. None of these amounts are included in compensation reported in the Summary Compensation Table because none of the earnings are considered to be above market.
(4)These amounts are payments made to each Named Executive Officer from his or her account in 2020.

(5)The table below sets forth the amounts of executive and Company contributions reported for the Named Executive Officers in the Summary Compensation Table in our Proxy Statement for any prior year:

Name	Contributions ($)
James ("Joc") C. O'Rourke	$3,764,372
Clint C. Freeland	38,625
Corrine D. Ricard	793,491
Richard N. McLellan	2,311,292
Walter F. Precourt III	533,338
Executive officers may defer up to 80% of their base salary and payout under our Short-Term Incentive Plan.
Each participant in the Mosaic Non-Qualified Deferred Compensation Plan may choose how and when to receive payments of the portion of the participant’s account balance that results from the participant’s own contributions. A participant may choose to receive payments of this portion of the participant’s account balance on a specified date in a lump sum or in annual installments for up to ten years beginning on a date specified by the participant. If no election is made, payment is made in a lump sum after termination of employment. The portion of the participant’s account balance that results from our contributions is payable after termination of employment.
We also maintain an unfunded non-qualified equity deferral plan under which eligible executive officers who we select, including our Named Executive Officers, may elect to contribute all or a portion of their long-term incentive awards (excluding stock options) to the plan. Contributions are made on a tax-deferred basis until distribution in accordance with a payment schedule selected by the participant at the time a deferral election is made. Awards settled in shares of our Common Stock are subject to the terms and conditions of our 2014 Stock and Incentive Plan and the applicable award agreement. Awards to be settled in cash will be credited with interest as provided in the plan. No long-term incentive awards distributed to Named Executive Officers in 2020 were deferred under the plan.
Potential Payments upon Termination or Change-In-Control
We have entered into severance and change in control agreements with our Named Executive Officers which provide certain benefits upon termination of employment under certain circumstances, including following a change in control. The severance and change in control agreements set forth the terms and conditions upon which our executive officers would be entitled to receive certain benefits upon termination of their employment:
•by us with cause (as the term cause is described below);
•by us without cause;
•by the covered executive for good reason (as the term good reason is described below);
•due to the covered executive’s death or disability; or
•by the covered executive without good reason.
General Benefits
In general, upon any termination of employment an executive officer is entitled to amounts earned but that we have not paid. These amounts include:
•base salary for services through the date of termination;
•bonus amounts earned through the date of termination;
•vested stock options;
•compensation deferred by the executive officer and earnings on that deferred compensation;
•vested benefits under defined benefit retirement plans as described above under “Pension Benefits” on page 52; and
•vested benefits under defined contribution retirement arrangements as described in the Summary Compensation Table and in the Non-Qualified Deferred Compensation Table and accompanying narrative and notes.
Benefits upon Termination by Company without Cause or by Executive for Good Reason
In addition, in the event of termination by us without cause or by an executive officer for good reason, the executive officer is entitled to:
•an amount equal to one and one-half times the executive officer’s annual base salary;

•an amount equal to one and one-half times the executive officer’s prior fiscal year target bonus percent under our Short-Term Incentive Plan (or such greater percent as may be designated by the Compensation Committee) multiplied by the executive officer’s base salary;
•if the executive officer was employed by us for three months or more during the fiscal year in which the termination occurs, a pro rata portion of any annual bonus that would have been payable based on actual performance under our Short-Term Incentive Plan;
•if the executive officer elects to continue group health or dental coverage under the Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”), reimbursement for a portion of the premiums equal to the amount we would pay if the executive officer were an active employee, for up to twelve months as long as coverage under COBRA is available;
•elect to continue coverage under our life insurance or health flexible spending account programs in accordance with the terms of those programs;
•compensation for unused vacation; and
•outplacement services for up to one year (to a maximum of $25,000).
Amounts payable would be reduced by the amount of other compensation the executive officer receives from us as an employee, independent contractor or consultant during the twelve months following termination of employment, as well as by any compensation under any other severance plan of ours.
Benefits Following Change-in-Control
In the event of a qualified change-in-control termination (as the term qualified change-in-control termination is described below), the executive officer is entitled to the same benefits as discussed under “Benefits upon Termination by Company without Cause or by Executive for Good Reason,” except that:
•our CEO would be entitled to two and one-half times, and other executive officers would be entitled to two times, annual base salary and prior fiscal year target bonus percent under our Short-Term Incentive Plan (or such greater percent as may be designated by the Compensation Committee) multiplied by annual base salary;
•the minimum period for which the executive officer would be required to be employed by us during the fiscal year in order to receive a pro rata portion of any annual bonus that would have been payable based on actual performance under our Short-Term Incentive Plan would be reduced to one day;
•if the executive officer has not used financial planning services in the year of termination, we would pay the executive officer $12,000 (for executive officers other than our CEO) or $15,000 (for our CEO);
•if the executive officer has not had an executive physical in the year of termination, we would pay the executive officer $10,000;
•instead of reimbursing the executive officer for our portion of premium costs to continue coverage under group health, dental and life insurance plans, we would pay the executive officer a lump sum equal to eighteen months of our portion of the premium costs;
•we would pay the executive officer a lump sum payment equal to eighteen months of the premium costs for executive disability and life insurance policies;
•the reimbursement for outplacement services would be replaced by a lump sum payment of $25,000; and
•we would also credit the executive officer’s account under the Mosaic Non-Qualified Deferred Compensation Plan with certain amounts that we would have credited through the date of termination of employment under the Mosaic 401(k) Plan that either:
- exceed limitations for contributions to tax-qualified plans under the Code; or
- are not credited to the executive officer’s account because of a requirement under the Mosaic 401(k) Plan that a participant remain actively employed as of the end of the year in order to be eligible for our contribution.
If the payments to an executive officer under the agreement together with amounts under other agreements or plans would subject the executive officer to the excise tax imposed by Section 4999 of the Code on parachute payments as defined in Section 280G of the Code, the benefits payable to the participant would be reduced if doing so would result in the best “net benefit” to the executive officer.
Description of Key Terms
For purposes of the severance and change-in-control agreements, in general:
•“Cause” means:

–material breach of the severance agreement;
–gross neglect or willful failure or refusal to perform the executive officer’s duties;
–personal dishonesty intended to result in substantial personal enrichment at our expense;
–willful or intentional acts to injure the Company or the executive officer’s reputation or business relationships;
–knowing and intentional fraud against us, our customers, suppliers, clients, agents or employees;
–conviction of a felony or any crime involving fraud, dishonesty or moral turpitude; or
–material breach of our Code of Ethics.
•“Good reason” means:
–material demotion in status or duties;
–requiring the executive officer to move his or her regular office location by more than 50 miles; or
–material diminution in base salary.
•A “qualified change-in-control termination” means termination of an executive officer’s employment by us without cause or by an executive officer for good reason:
–within two years following a change-in-control (as the term change-in-control is defined below); or
–following our entry into a definitive agreement or plan that results in any of the following types of changes in control, if the change-in-control occurs within six months after the date of termination:
▪an acquisition of 50% or more of the voting power of our outstanding voting stock;
▪a merger, consolidation, sale of substantially all assets or similar business combination, unless the beneficial owners of our voting stock before the business combination own more than 50% of the voting stock of the surviving or acquiring entity in substantially the same proportions as before the business combination; or
▪stockholder approval of liquidation or dissolution of the Company.
•A “change-in-control” occurs if one of the following events occurs:
–a majority of our directors are not individuals:
▪for whose election proxies were solicited by our Board; or
▪who were appointed by our Board to fill vacancies caused by death, resignations or newly-created directorships; or
–an acquisition of 50% or more of the voting power of our outstanding voting stock; or
–a merger, consolidation, sale of substantially all assets or similar business combination unless the beneficial owners of our voting stock before the business combination own more than 50% of the voting stock of the surviving or acquiring entity in substantially the same proportions as before the business combination; or
–stockholder approval of liquidation or dissolution of the Company.
Obligations of our Executive Officers
The severance and change-in-control agreements require our executive officers to:
•furnish notice of good reason for termination by the executive officer and an opportunity for us to cure the good reason within 30 days, and continue to perform the executive officer’s duties during the cure period;
•furnish at least 30 days advance notice of a termination of employment without good reason and continue to perform the executive officer’s duties during the notice period;
•furnish us with a general release of claims the executive officer may have against us in order to obtain benefits as a result of termination by us without cause or by the executive officer with good reason; and
•cooperate with the transition of the executive officer’s duties and responsibilities.
The severance and change-in-control agreements prohibit the executive officers from:
•disclosing confidential information; and
•for a period of 12 months following termination of employment:
–soliciting our customers, dealers, employees, vendors and suppliers, or interfering with our business relationships; or
–competing with us.

Duration of Severance and Change-in-Control Agreements
Our severance and change-in-control agreements expired on March 31, 2020 and have been renewed by us and the executive officer for a term that will expire on March 31, 2023, except that following a change-in-control the term will extend to at least the second anniversary of the change-in-control. The values reflected in the Severance and Change-in-Control Table below will remain the same under the renewed agreement.
Treatment of Long-Term Incentive Awards
Long-term equity incentive awards require a “double trigger” qualified change-in-control termination before vesting in the event of a change-in-control, as long as the consideration our stockholders receive in the change-in-control is stock that is registered under Section 12 of the Securities Exchange Act of 1934 (“34 Act”). The definition of a change-in-control under our long-term incentive awards is generally the same as under our severance and change-in-control agreements.
These awards vest upon a participant’s death or disability or retirement at or after age 60 with at least five years of service (or pursuant to early retirement and with the consent of our Compensation Committee).
Potential Acceleration of Payment of Non-Qualified Deferred Compensation
The Mosaic Non-Qualified Deferred Compensation Plan in the U.S. provides that our Board, as constituted immediately before a change in control (as defined in the plan), may elect to terminate the plan. A termination would result in lump-sum payments to participants of their account balances under the plan.
Supplemental Agreements for Cargill International Retirement Plan Participants
We have supplemental agreements with Ms. Ricard and Mr. McLellan, as participants in Cargill’s international retirement plan, intended to put them in a position comparable to that of our employees who participate in Cargill’s U.S. salaried employees pension plans. If Ms. Ricard or Mr. McLellan’s employment terminated at December 31, 2020, we would have paid them $55,000 and $699,000, respectively, under their supplemental agreements.
Quantification of Compensation Payable as a Result of Severance or Change-in-Control
The table below sets forth estimated potential incremental amounts payable to each Named Executive Officer pursuant to our severance and change-in-control agreements.
We relied on the following key assumptions in determining the amounts in the table, as well as the other assumptions discussed in the accompanying notes:
•the termination of employment was effective as of December 31, 2020;
•the pro rata portion of the annual bonus that would have been payable as of the date of severance was based on the actual bonus under our Short-Term Incentive Plan for 2020;
•in estimating the reimbursement for outplacement services in the event of termination of employment without cause or for good reason without a change-in-control, the maximum $25,000 amount of outplacement services is used;
•we did not pay the executive officer any other compensation as an employee, independent contractor or consultant during the twelve months following termination of employment;
•each Named Executive Officer maximized their contributions to the Mosaic 401(k) Plan; and
•the 30-day trading average of our Common Stock as of the date of termination of employment was equal to that for the period ended December 31, 2020.
Any change in these assumptions would change the amounts shown in the table, and the change could be material. The actual amounts that would be paid to a Named Executive Officer can only be determined at the time of the severance or change in control and/or termination of employment and can be expected to be different from the amounts shown in the table below. The table below does not include compensation that is accrued or vested prior to severance or a change in control.

Severance and Change-in-Control Compensation Table

Name and Benefits	Termination Before Change-in-Control without Cause or for Good Reason ($)	Qualified Change-in-Control Termination ($)
James ("Joc") C. O'Rourke
Cash Severance	$6,935,000	$9,802,000
Long-Term Incentives		23,519,185	(1)
Restricted Stock Units		6,362,462
TSR Performance Units		17,156,723
Health, Dental, Life and Disability Reimbursement	31,695	47,542
Outplacement Services	25,000	25,000
Financial Planning and Executive Physical		25,000
Reduction to Avoid Excise Tax (2)	—	(15,706,212)
Total Estimated Incremental Value	$6,991,695	$17,712,514
Clint C. Freeland
Cash Severance	$2,660,000	$3,263,000
Long-Term Incentives		6,179,281	(1)
Restricted Stock Units		2,439,616
TSR Performance Units		3,739,664
Health, Dental, Life and Disability Reimbursement	36,014	54,021
Outplacement Services	25,000	25,000
Financial Planning and Executive Physical		22,000
Reduction to Avoid Excise Tax (2)		(5,051,326)
Total Estimated Incremental Value	$2,721,014	$4,491,975
Corrine D. Ricard
Cash Severance	$2,154,300	$2,647,800
Long-Term Incentives		6,477,211	(1)
Restricted Stock Units		3,134,829
TSR Performance Units		3,342,382
Health, Dental, Life and Disability Reimbursement	28,304	42,456
Outplacement Services	25,000	25,000
Financial Planning and Executive Physical		22,000
Reduction to Avoid Excise Tax (2)	0	(2,935,189)
Total Estimated Incremental Value	$2,207,604	$6,279,279

Name and Benefits	Termination Before Change-in-Control without Cause or for Good Reason ($)	Qualified Change-in-Control Termination ($)
Richard N. McLellan
Cash Severance	$2,330,600	$2,858,900
Long-Term Incentives		4,677,184	(1)
Restricted Stock Units		1,252,340
TSR Performance Units		3,424,844
Health, Dental, Life and Disability Reimbursement	33,793	50,689
Outplacement Services	25,000	25,000
Financial Planning and Executive Physical		22,000
Reduction to Avoid Excise Tax (2)		—
Total Estimated Incremental Value	$2,389,393	$7,633,772
Walter F. Precourt
Cash Severance	$2,125,525	$2,612,900
Long-Term Incentives		4,677,184	(1)
Restricted Stock Units		1,252,340
TSR Performance Units		3,424,844
Health, Dental, Life and Disability Reimbursement	27,650	41,475
Outplacement Services	25,000	25,000
Financial Planning and Executive Physical		22,000
Reduction to Avoid Excise Tax (2)		(2,099,275)
Total Estimated Incremental Value	$2,178,175	$5,279,284
(1)    Includes the pre-tax amounts that the Named Executive Officers would realize if they had sold on December 31, 2020, the last trading day of 2020, at a price of $23.01, shares of our Common Stock that:
•they could acquire pursuant to stock options for which we would accelerate vesting upon a qualified change-in control termination pursuant to the terms of the stock option; and
•we would issue to the executive officers upon a qualified change-in-control termination pursuant to the vesting of RSUs and performance units.
In the event of a change-in-control in which the consideration our stockholders receive does not consist solely of shares of common stock that are registered under Section 12 of the ’34 Act, these (a) RSUs and performance units would vest, with the vested shares or cash, as applicable, issued at the end of the performance period, and (b) stock options would be cancelled and the holders would be entitled to payment of the excess, if any, of the highest per share price offered to our stockholders in the change-in-control over the purchase price per share of the options, for each share subject to the cancelled options.
Also includes the pre-tax amounts that the Named Executive Officers would receive upon a qualified change-in-control termination following the vesting of performance shares. Each Named Executive Officer would receive a cash payment at the end of the performance period in an amount equal to the number of vested shares multiplied by the closing price per share of our Common Stock on the last trading day of the performance period but not less than the highest per share price offered to our stockholders in any transaction whereby the change in control takes place. We have assumed for purposes of these calculations that the applicable amount is the closing price per share of our Common Stock on December 31, 2020, the last trading day of 2020, or $23.01.
(2)The excise tax imposed by the Code on “excess parachute payments” is 20%. This excise tax, together with any corresponding tax gross-up, applies only if the total value of change-in-control payments calculated under Section 280G of the Code equals or exceeds three times the average annual compensation attributable to the executive officer’s employment with us over the prior five-year period. Under the severance and change-in-control agreements, if the excise tax would otherwise apply, the benefits payable to the executive officer would be reduced if doing so would result in the best net benefit to the executive officer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Mosaic Fertilizantes
On January 8, 2018 (the “Closing Date”), we completed the Brazil Acquisition, purchasing from Vale Investor (collectively with certain of Vale’s affiliates, the “Vale Stockholders”) Vale’s global phosphate and potash operations conducted through the entity now known as Mosaic Fertilizantes. On the Closing Date, Mosaic entered into the Investor Agreement with Vale Investor. The Investor Agreement provides for certain rights and restrictions including the following:
Director Designation Rights
The Investor Agreement provides that (i) so long as the Vale Stockholders beneficially own a number of shares of our Common Stock representing at least 90% of the shares issued to them at the closing of the Brazil Acquisition (together with any shares of Mosaic Common Stock received by the Vale Stockholders in connection with any stock split, stock dividend or similar transaction, the “Shares”), the Vale Stockholders will be entitled to designate two individuals for nomination to our Board, and (ii) so long as the Vale Stockholders beneficially own a number of shares of our Common Stock representing at least 50% of the Shares (but less than 90% of the Shares), the Vale Stockholders will be entitled to designate one individual for nomination to our Board, in each case, at each stockholders meeting at which our directors are elected. Each individual nominated by the Vale Stockholders must meet the standards and qualifications set forth in the Investor Agreement upon the reasonable determination of our Board or its Corporate Governance and Nominating Committee. So long as the Vale Stockholders have the right to designate two nominees, the Vale Stockholders may only designate one nominee who is then serving as a director, officer or employee of Vale or any of its subsidiaries and, if the Vale Stockholders designate two nominees, one of the two designees must be “independent” with respect to Mosaic under the rules governing companies listed on the NYSE and under our Director Independence Standards.
Vale Investor designated Messrs. Bernardes and Siani Pires for nomination as directors in accordance with the Investor Agreement.
Transfer Restrictions
The Investor Agreement also provides that, so long as the Vale Stockholders beneficially own 5% or more of our outstanding voting securities, the Vale Stockholders may not, subject to certain specified exceptions, transfer any Shares to (i) any person if, after giving effect to such transfer, such person would beneficially own voting securities that represent 5% or more of our total voting power or (ii) certain specified competitors and other persons identified in the Investor Agreement.
Standstill Restrictions and Voting Arrangements
During the period (the “Standstill Period”) from the Closing Date until the later of January 8, 2021 and the date on which our Board no longer includes any designees of the Vale Stockholders, the Vale Stockholders are subject to certain standstill restrictions, including restrictions on acquiring any additional shares of our Common Stock, subject to specified exceptions. Also during the Standstill Period, the Vale Stockholders agreed that they will vote all voting securities of Mosaic that they beneficially own (i) with respect to any proposal or resolution relating to the election of directors, in accordance with the recommendation of our Board and (ii) with respect to any other proposal or resolution, at their election, either in the same manner as, and in the same proportion to, all voting securities that are not beneficially held by the Vale Stockholders are voted or in accordance with the recommendation of our Board. After the date on which our Board no longer includes a nominee designated by the Vale Stockholders, the Vale Stockholders may vote all of the voting securities of Mosaic they beneficially own in their sole discretion with respect to any proposal or resolution relating to any merger, consolidation, business combination or other extraordinary transaction involving us or any of our subsidiaries.
Registration Rights; Termination
Under the Investor Agreement, the Vale Stockholders are entitled to certain demand and customary piggyback registration rights which began on January 8, 2020.
Except for certain specified provisions, the Investor Agreement will terminate (i) upon the mutual agreement of the parties thereto or (ii) upon the later to occur of (x) January 8, 2021 and (y) the date on which the Vale Stockholders no longer beneficially own any Shares. Vale Stockholders continue to beneficially own Shares as shown in “Ownership of Securities by Others” on page 70.
AUDIT COMMITTEE REPORT AND
PAYMENT OF FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Report of the Audit Committee
The Audit Committee consists of six members: Nancy E. Cooper, who serves as Chair of the Committee, Cheryl K. Beebe, Oscar P. Bernardes, Gregory L. Ebel, Timothy S. Gitzel and David T. Seaton. Each member is an independent director under applicable NYSE listing standards and SEC rules. The Audit Committee has the duties and powers described in its written charter adopted by the Board. A copy of the charter is available on Mosaic’s website at www.mosaicco.com under the “Investors - Governance - Governance Documents” caption.
The Audit Committee assists the Board in its oversight of the quality and integrity of Mosaic’s financial statements, including internal controls, compliance with legal and regulatory requirements, and the performance of Mosaic’s internal audit department. The Audit Committee oversees Mosaic’s financial reporting process on behalf of the Board but does not itself prepare financial statements or perform audits, and its members are not auditors or individuals certifying Mosaic’s financial statements. Management has the primary responsibility for the financial statements and the reporting process.
The Audit Committee is responsible for the appointment, retention, compensation and oversight of the work performed by Mosaic’s independent registered public accounting firm, KPMG LLP (“KPMG”). In fulfilling its oversight responsibility, the Audit Committee carefully considers matters including the scope of the audit, audit fees, auditor independence matters, the past performance of the independent auditors, and the extent to which the independent registered public accounting firm may be retained to perform non-audit services.
The Audit Committee has reviewed and discussed the audited financial statements in the 2020 10-K Report, including the footnotes and Management’s Discussion and Analysis of Financial Condition and Results of Operations, with management. This included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
As part of its oversight, the Audit Committee reviewed with management the following material included or summarized in Item 9A of the 2020 10-K Report:
•Management’s report on its assessment of the effectiveness of Mosaic’s internal control over financial reporting; and
•Management’s conclusions regarding the effectiveness of Mosaic’s disclosure controls and procedures.
The Audit Committee also reviewed with KPMG, its report on the effectiveness of Mosaic’s internal control over financial reporting included in the 2020 10-K Report. Management has the primary responsibility for maintaining adequate internal control over financial reporting and disclosure controls and procedures. KPMG has the responsibility for auditing the effectiveness of Mosaic’s internal control over financial reporting as of year-end and expressing an opinion thereon based on its audit.
The Audit Committee also reviewed with KPMG, which is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, its judgments as to the quality, not just the acceptability, of Mosaic’s accounting principles and such other matters as are required to be discussed with the Audit Committee under the applicable requirements of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and the SEC. The Audit Committee has also reviewed with KPMG and management the application and impact of new accounting rules, regulations, disclosure requirements and reporting practices on Mosaic’s financial statements and reports. In addition, the Audit Committee has discussed with KPMG its independence from management and Mosaic, including the matters in the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee has also reviewed and considered the compatibility of non-audit services with regard to KPMG’s independence.

The Audit Committee discussed with our internal audit department and KPMG the overall scope and plans for their respective audits. The Audit Committee meets with our internal auditor and our independent registered public accounting firm, with and without management present, to discuss the results of their audits, their evaluations of our internal controls and the overall quality of our financial reporting.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements and the reports of KPMG be included in the 2020 10-K Report for filing with the SEC. The Audit Committee has also approved the reappointment of KPMG as Mosaic’s independent registered public accounting firm to audit the financial statements and the effectiveness of internal control over financial reporting for the 2021 calendar year.

Respectfully submitted, Nancy E. Cooper, Chair Cheryl K. Beebe Oscar P. Bernardes Gregory L. Ebel Timothy S. Gitzel David T. Seaton

Fees Paid to Independent Registered Public Accounting Firm
During 2020 and 2019, KPMG provided us with audit, audit-related, tax compliance and planning and other services. We incurred the following fees for services performed by KPMG for these periods:

	2020	2019
Audit Fees	$5,871,000	$6,119,000
Audit-Related Fees	192,000	202,000
Tax Fees	820,000	610,000
All Other Fees	—	—
Total	$6,883,000	$6,931,000
Audit fees include fees associated with the annual financial statement audit and the audit of internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002. Also included are fees related to the review of our quarterly reports on Form 10-Q, statutory reporting required internationally, other audits required, as well as assistance with review of documents filed with the SEC.
Audit-related fees principally include fees associated with employee benefit plan audits, certain attest services and review of certain financial information. KPMG did not provide any internal audit assistance services during such periods.
Tax fees include tax planning and structuring and tax compliance fees.
The Audit Committee of the Board has concluded that none of the services provided by KPMG has impaired KPMG’s independence.
Pre-Approval of Independent Registered Public Accounting Firm Services
Pursuant to the Audit Committee’s charter and independent registered public accounting firm services pre-approval policies, the Audit Committee pre-approves the annual audit fees and terms of engagement of our independent registered public accounting firm. In addition, the Audit Committee’s pre-approval policies identify specified categories of audit-related and tax services that may be provided by the independent registered public accounting firm.
The independent registered public accounting firm may be considered for other services not specifically approved as described above so long as the performance of such services by the independent registered public accounting firm is not prohibited by rules of the SEC.
Any engagement of the independent registered public accounting firm must be pre-approved by the Audit Committee or the Chair of the Audit Committee. All approvals granted by the Chair are reported to the Audit Committee at its next scheduled meeting.

In pre-approving a proposed engagement of the independent registered public accounting firm, the Audit Committee or its Chair considers the impact of the proposed engagement on the independence of the independent registered public accounting firm. If the services do not impair independence, the Audit Committee or its Chair considers such other factors as it deems relevant. Such factors may include, among other matters, (i) the relationship between fees for audit and non-audit services, (ii) whether the independent registered public accounting firm is best positioned to provide the most effective and efficient services, (iii) whether the services will improve the quality of the annual audit, (iv) cost, and (v) familiarity with our business, accounting and business systems, accounting principles and corporate structure.
In addition, the Audit Committee, pursuant to its charter, reviews on an annual basis a formal written statement from the independent registered public accounting firm delineating all relationships between the independent registered public accounting firm and Mosaic and its subsidiaries, consistent with applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and discusses with the independent registered public accounting firm its methods and procedures for assuring independence.
All of the services provided by KPMG for 2020 and 2019 were approved by the Audit Committee or its Chair under its policies. None of the services provided by KPMG for 2020 and 2019 were approved after the fact in reliance upon the de minimis exception of Regulation S-X promulgated by the SEC.
PROPOSAL NO. 2 – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
On March 3, 2021, the Audit Committee of the Board appointed KPMG LLP as the independent registered public accounting firm to audit our consolidated financial statements as of and for the year ending December 31, 2021 and the effectiveness of internal control over financial reporting as of December 31, 2021.
While we are not required to do so, we are submitting the appointment of KPMG LLP to serve as our independent registered public accounting firm for the year ending December 31, 2021 for ratification in order to ascertain the views of our stockholders on this appointment. If the appointment is not ratified, the Audit Committee will reconsider its selection. Representatives of KPMG LLP are expected to participate in the 2021 Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.
The Board of Directors recommends a vote FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm.
PROPOSAL NO. 3 – ADVISORY “SAY-ON-PAY” VOTE ON EXECUTIVE COMPENSATION
We provide our stockholders with an annual advisory vote on the compensation of our Named Executive Officers.
The Compensation Discussion and Analysis section of this Proxy Statement, including the related tables beginning on page 47, describe our executive compensation programs and decisions made by our Compensation Committee for 2020. The Compensation Committee and our management have established a compensation philosophy that seeks to align our strategic interests with our stockholders’ interests, to achieve our business objectives, and to optimize our ability to attract, retain and motivate key employees to create stockholder value. We embrace a pay-for-performance philosophy for our executive officers, whereby short-term incentive compensation is tied to achievement of annual goals, and long-term incentive compensation consists of stock-based awards that tie compensation levels to the performance of our stock price over time and serve as a tool for our retention of key management talent.

We believe our compensation program for the Named Executive Officers is instrumental in helping Mosaic achieve strong financial performance, operational excellence and its strategic priorities. Accordingly, we ask that our stockholders cast an advisory vote to approve the following resolution:
RESOLVED, that the stockholders approve, on an advisory basis, the compensation of Mosaic’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including in the Compensation Discussion and Analysis section, the compensation tables and the related narrative disclosures set forth in Mosaic’s Proxy Statement for its 2021 Annual Meeting of Stockholders.
As an advisory vote, this proposal is not binding upon Mosaic. However, our Board and our Compensation Committee, which is responsible for designing and administering Mosaic’s executive compensation program, value the opinions expressed by our stockholders and will consider the results of the vote when making future compensation decisions for our Named Executive Officers.
In prior years, our stockholders have expressed support for our executive compensation program in the Say-on-Pay advisory votes at our annual meetings of stockholders. The next Say-on-Pay advisory vote will occur at our 2022 Annual Meeting.
The Board of Directors recommends that you vote FOR the approval of the compensation of our Named Executive Officers, as disclosed in this Proxy Statement.
PROPOSAL NO. 4 STOCKHOLDER PROPOSAL RELATING TO ADOPTION OF WRITTEN CONSENT RIGHT
The Company is not responsible for the content of this shareholder proposal or its supporting statement.
Kenneth Steiner, 14 Stoner Ave, 2M, Great Neck, NY 11021, has advised that he is the owner of not less than 500 shares of the Company’s common stock and that he intends for Mr. John Chevedden and/or his designee to introduce the following proposal on his behalf at the 2021 Annual Meeting:
Proposal 4 – Adopt a Mainstream Shareholder Right - Written Consent
Shareholders request that our board of directors take such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This includes shareholder ability to initiate any appropriate topic for written consent.
This proposal topic won 95%-support at Dover Corporation and 88%-support at AT&T. Written consent allows shareholders to vote on important matters, such as electing new directors that can arise between annual meetings.
A shareholder right to act by written consent still affords The Mosaic Company management strong deference for any holdout status quo management mentality during the current rapidly changing business environment. Any action taken by written consent would still need 67% supermajority approval from the shares that normally cast ballots at the MOS annual meeting to equal a majority from the MOS shares outstanding.·
According to the 2020 management statement on this topic Mr. Kelvin Westbrook, Chair of the MOS Governance Committee, seemed to be unaware that written consent can be structured so that all shareholders get notice.
A cornerstone of the 2020 management resistance to shareholder written consent was the "transparent manner" and "open discussion" of a special shareholder meeting in place of written consent. This has been completely blown out of the water in 2020 with the near extinction of in-person shareholder meetings.
With the new style of tightly controlled.online shareholder meetings makes the shareholder right to act by written consent all the more important because almost everything is optional with online shareholder meetings. For instance a 5-minute management report on the state of the company is completely optional. Also management answers to shareholder questions are optional even if management teases shareholders with a request for questions.
Online shareholder meetings are a blow to management transparency in shareholder meetings. At this 2021 shareholder meeting shareholders could be prevented from asking questions on the steep plunge of our stock from $80 in 2011.
For example the Goodyear online shareholder meeting was spoiled by a trigger-happy management mute button that was used to quash constructive shareholder criticism. AT&T, with 3000 institutional shareholders, would not even allow shareholders to speak at its online shareholder meeting. Shareholders are so restricted in online meetings that management will never want to return to the more transparent in-person shareholder meeting format.
Please see:
Goodyear's virtual meeting creates issues with shareholder
https://www.crainscleveland.com/manufacturing/goodyears-virtual-meeting-creates-issues-shareholder
Please see:
AT&T investors denied a dial-in as annual meeting goes online
https://whbl.com/2020/04/17 /att-investors-denied-a-dial-in-as-annual-meeting-goes-onIine/1007928/
Now more than ever shareholders need to have the option to take action outside of a shareholder meeting and send a wake-up call to management, if need be, since tightly controlled online shareholder meetings are a shareholder engagement wasteland.

Please vote yes:
Adopt a Mainstream Shareholder Right - Written Consent - Proposal 4
Board of Directors Statement in Opposition
Our Board has carefully considered this proposal and, for the reasons set forth below, does not believe it is in the best interests of the Company and our stockholders:
•We believe that matters requiring stockholder approval should be presented to, and voted on, by all stockholders.
•We believe that providing stockholders with the meaningful ability to call a special meeting of stockholders outside of the annual meeting cycle empowers all stockholders to participate collectively and cast informed votes.
•Our existing corporate governance practices, including our annual election of directors, independent leadership, proxy access and a means for stockholder communication with the Board, among other things, promote Board and management accountability.
We believe that matters requiring stockholder approval should be presented to, and voted on, by all stockholders.
Our Board believes that permitting action at a meeting (whether the annual meeting or a special meeting) is a more transparent and equitable process than action by written consent. Meetings are held at a time, date and venue announced publicly in advance, and all stockholders receive prior notice of the meeting and are invited to attend, vote in person or by proxy, and make their views known. Unlike meetings of stockholders, action by written consent could disenfranchise certain stockholders by denying them the ability to vote or otherwise have a say on proposed stockholder actions. The stockholder proposal would permit stockholders owning just over 50% of the Company’s outstanding shares to act on matters that could be of great significance to the Company and all of its stockholders. Furthermore, permitting stockholder action by written consent could create confusion and disruption, as multiple stockholders could solicit written consents at any time on a wide range of issues, which may duplicate or conflict with other proposals.
The proponent suggests that the increased use of virtual stockholder meetings in 2020 arising in response to the COVID-19 pandemic means that stockholder meetings no longer provide the opportunity for transparency and discussion that underlie our Board’s view that stockholder action at a meeting is preferable to stockholder action by written consent. To the contrary, virtual stockholder meetings only increase the number of stockholders who can participate in the meeting and the forums for stockholders to submit their views.
Providing stockholders with the meaningful ability to call a special meeting of stockholders outside of the annual meeting cycle empowers all stockholders to participate collectively and cast informed votes.
In 2020, our Board amended the Company’s Bylaws to provide that stockholders holding at least 25% of the outstanding stock of the Company may call a special meeting. A special meeting provides a forum for stockholders, our Board and the Company’s management to consider stockholder concerns, and our Board believes that the 25% ownership requirement to call such a meeting sets a reasonable balance in making an extraordinary action more available to our stockholders without handing excessive power to a small minority. Unlike action by written consent, a special meeting provides all Company stockholders to have the opportunity to participate and make an informed decision.
The Company’s existing corporate governance practices empower stockholders and promote Board and management accountability.
The Board further believes that our strong corporate governance practices make adoption of this proposal unnecessary. In addition to providing stockholders with the right to call special meetings, our corporate governance practices provide transparency and accountability of the Board to all of our stockholders and demonstrates that we are responsive to stockholder concerns. For example:
•Annual Election of Directors. At each annual meeting of stockholders of Mosaic, each director is elected to hold office for a one-year term expiring at the next annual meeting of stockholders of Mosaic.
•Independent Board and Committee Leadership. Our Board is led by an independent Chairman and each of our key Board committees are chaired by and composed solely of independent directors.
•Majority Vote Standard. Our Bylaws provide for the election of directors by a majority of votes cast in uncontested elections.
•Proxy Access. Our Bylaws provide for proxy access which permits a stockholder, or a group of up to 20 stockholders, owning 3% or more of our outstanding shares of common stock continuously for at least three years to nominate and include in our proxy materials nominees for director constituting up to 20% of the Board or two directors, whichever is greater, subject to the requirements set forth in our Bylaws.
•Annual Say on Pay Vote. We provide our stockholders an annual advisory vote on our executive compensation.
•Communication with the Board. We encourage open communication from our stockholders and provide a means for stockholders to communicate with and raise concerns to the Board.
Board Recommendations
In summary, our Board believes that the implementation of this stockholder proposal is unnecessary and not in the best interests of the Company or its stockholders, given stockholders’ ability to call special meetings and the Company’s existing strong corporate governance practices.
The Board of Directors recommends that you vote AGAINST this proposal.
BENEFICIAL OWNERSHIP OF SECURITIES
Ownership of Securities by Directors and Executive Officers
The following table shows the number of shares of common stock owned beneficially, within the meaning of SEC rules, as of March 22, 2021, by (1) each director and director nominee, (2) each executive officer named in the Summary Compensation Table in this Proxy Statement, and (3) all of our directors and executive officers as a group. Unless otherwise indicated, the named individual has sole voting and investment power with respect to the shares of common stock beneficially owned by that individual, and his or her shares are not subject to any pledge.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)(1)(2)	Percent of Class
Cheryl K. Beebe	44,293	*
Oscar P. Bernardes	31,086	*
Nancy E. Cooper	49,032	*
Gregory L. Ebel	99,005	*
Clint C. Freeland	4,250	*
Timothy S. Gitzel	57,013	*
Denise C. Johnson (3)	46,594	*
Emery N. Koenig	63,714	*

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)(1)(2)	Percent of Class
Richard N. McLellan	283,913	*
James ("Joc") C. O'Rourke (4)	805,680	*
Walter F. Precourt III	138,049	*
Corrine D. Ricard	169,452	*
David T. Seaton	44,943	*
Steven M. Seibert	53,541	*
Luciano Siani Pires (5)	12,000	*
Gretchen H. Watkins	13,420	*
Kelvin R. Westbrook	37,711	*
All directors and executive officers as a group (22 persons)	2,177,947	*
* Represents less than 1% of the outstanding shares of common stock.
(1)Beneficial ownership of securities is based on information furnished or confirmed by each director or executive officer.
(2)Includes the following shares subject to stock options or RSUs exercisable, vested or vesting within 60 days of March 22, 2021:

Name	Stock Options	Restricted Stock Units
Cheryl K. Beebe	—	20,589
Oscar P. Bernardes	—	26,086
Nancy E. Cooper	—	26,086
Gregory L. Ebel	—	43,635
Clint C. Freeland	—	—
Timothy S. Gitzel	—	26,086
Denise C. Johnson	—	26,086
Emery N. Koenig	—	26,086
Richard N. McLellan	152,964	—
James ("Joc") C. O'Rourke	492,221	—
Walter F. Precourt III	76,581	—
Corrine D. Ricard	105,198	—
David T. Seaton	—	24,248
Steven M. Seibert	—	26,086
Luciano Siani Pires	—	—
Gretchen H. Watkins	—	13,420
Kelvin R. Westbrook	—	26,086
All directors and executive officers as a group (22 persons)	920,514	284,494

(3)Includes 1,578 shares of common stock held in Ms. Johnson’s Simplified Employee Pension Individual Retirement Arrangement.
(4)Includes 183,345 shares of common stock held in a trust for which Mr. O’Rourke is the trustee, and 3,000 shares of common stock held by Mr. O’Rourke’s wife.
(5)Includes 10,000 shares of common stock held by Waterside International Ventures Limited, a controlled corporation for which Mr. Siani Pires and his wife are the sole shareholders and directors.

Ownership of Securities by Others
The following table sets forth information with respect to the only persons or groups known to us as of March 22, 2021 to be the beneficial owners of more than five percent of our outstanding common stock:

Name and Address of Record Holder	Amount and Nature of Beneficial Ownership	Percent of Class
The Vanguard Group, Inc. (1)	36,038,114	9.49%
100 Vanguard Blvd
Malvern, PA 19355
Vale S.A. (2)	34,176,574	9.00%
Praia de Botafogo, 186, 20th Floor
Botafogo, 2250-145
Rio de Janeiro, RJ, Brazil
BlackRock, Inc. (3)	25,519,165	6.72%
55 East 52nd Street
New York, NY 10055
(1)Share ownership is as of December 31, 2020, as set forth on a Schedule 13G/A (Amendment No. 8) filed with the SEC on February 10, 2021. Based solely on that filing The Vanguard Group, Inc. is deemed to beneficially own 36,038,114 shares of our common stock, with sole dispositive power as to 34,734,585 shares, shared voting power as to 541,274 shares, shared dispositive power as to 1,303,529 shares and sole voting power as to none shares.
(2)Share ownership is as of January 8, 2018, as set forth in the Schedule 13D filed with the SEC on January 18, 2018. Based solely on that filing, Vale is deemed to beneficially own 34,176,574 shares of our common stock, with shared voting and dispositive power as to all of such shares.
(3)Share ownership is as of December 31, 2020, as set forth in the Schedule 13G/A (Amendment No. 7) filed with the SEC on January 29, 2021. Based solely on that filing, BlackRock, Inc. is deemed to beneficially own 25,519,165 shares of our common stock, with sole voting power as to 22,950,524 shares and sole dispositive power as to all of such shares.
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
Our Bylaws establish an advance notice procedure for stockholders who wish to (i) bring business before our 2022 Annual Meeting that will not be included in our proxy materials for that meeting, and, (ii) recommend future director nominees to be considered by the Corporate Governance and Nominating Committee. Written notice of such business or nomination and supporting documentation must be received by our Corporate Secretary at least 90 days, but no more than 120 days, prior to the anniversary date of the immediately preceding annual meeting. Business or a nomination intended to be brought before the 2022 Annual Meeting must be received by the Corporate Secretary no earlier than January 20, 2022 and no later than February 21, 2022.
Our Bylaws also permit a stockholder, or a group of up to 20 stockholders, who have owned at least 3% of our Company’s common stock for at least three years to submit director nominees (constituting the greater of two directors or up to 20% of our Board) for inclusion in our proxy material if the stockholder(s) and the nominee(s) satisfy the requirements in our Bylaws. In order to be properly brought before the 2022 Annual Meeting, written notice of such proxy access nomination and other required information must be received by our Corporate Secretary at least 120 days, but no more than 150 days, prior to the anniversary of the date the proxy statement was distributed to stockholders for the immediately preceding annual meeting. A proxy access nomination intended to be brought before the 2022 Annual Meeting must be received by the Corporate Secretary no earlier than November 8, 2021 and no later than December 8, 2021.
To be in proper form, a stockholder’s notice under our advance notice or proxy access procedures must include the information about the proposal or nominee as specified in our Bylaws. All stockholder proposals or nominations must be delivered or mailed to and received by our Corporate Secretary at our principal executive offices by the applicable dates specified above. Delivery must be by hand or by certified or registered mail, return receipt requested.

Additional requirements relating to a notice of nomination are described in this Proxy Statement under the caption “Proposal No. 1 – Election of Directors – Nomination and Selection of Directors.”
Proposals for inclusion in our proxy material for our 2022 Annual Meeting pursuant to Rule 14a-8 of the proxy Securities Exchange Act of 1934, as amended, are not subject to the requirements described above. Such proposals must be received by December 8, 2021 and meet the other requirements of Rule 14a-8 to be eligible for inclusion in our proxy material for our 2022 Annual Meeting.
2020 ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K
Our 2020 Annual Report, including financial statements for the year ended December 31, 2020, accompanies this Proxy Statement but is not incorporated in this Proxy Statement and is not a part of the proxy soliciting material. Stockholders who wish to obtain an additional copy of our 2020 Annual Report or a copy of our 2020 10-K Report may do so without charge by viewing these documents on our website at www.mosaicco.com, or by directing a written request to The Mosaic Company, 101 East Kennedy Boulevard, Suite 2500, Tampa, Florida 33602 Attention: Vice President – Investor Relations, or by telephone at (813) 775-4214.
OTHER MATTERS
We know of no matters which will be presented for consideration at the 2021 Annual Meeting other than those stated in the Notice of 2021 Annual Meeting of Stockholders and described in this Proxy Statement. If any matter properly comes before the 2021 Annual Meeting, holders of the proxies will vote your shares in accordance with their judgment regarding such matters, including the election of a director or directors other than those named herein if an emergency or unexpected occurrence makes the use of discretionary authority necessary, and also regarding matters incident to the conduct of the 2021 Annual Meeting.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
In accordance with SEC rules, we may furnish proxy materials, including this Proxy Statement and our 2020 Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials, or Internet Notice, which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Internet Notice also instructs you as to how you may submit your proxy on the Internet. By accessing and reviewing the proxy materials on the Internet, you will save us the cost of printing and mailing these materials to you and reduce the impact of such printing and mailing on the environment. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting such materials provided in the Internet Notice.
Who is entitled to vote at the meeting?
The Board has set March 22, 2021, as the record date for the 2021 Annual Meeting. If you were a stockholder of record at the close of business on March 22, 2021, you are entitled to vote at the 2021 Annual Meeting.
As of the record date, 379,683,359 shares of our Common Stock were issued, outstanding and eligible to vote at the 2021 Annual Meeting.

What are my voting rights?
Holders of our Common Stock are entitled to one vote per share on all matters. Therefore, a total of 379,683,359 votes are entitled to be cast at the meeting for each of the proposals. There is no cumulative voting.
How many shares must be present to hold the meeting?
In accordance with our Bylaws, the holders of a majority of the shares of the capital stock entitled to vote at the meeting must be present at the meeting, in person or by proxy, in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the meeting if:
•you participate in the meeting and vote through www.virtualshareholdermeeting.com/MOS2021; or
•you have properly submitted, and have not revoked, a proxy vote by mail, telephone or via the Internet.
Our Bylaws also provide that if a quorum fails to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time until a quorum is present. If the meeting is adjourned, we need not give notice of the new place, date, or time if the new place, date, or time is announced at the meeting before adjournment, unless the adjournment is for more than 30 days. If a new record date is or must be set for the adjourned meeting, notice of the adjourned meeting will be given to persons who are stockholders of record entitled to vote at the meeting as of the new record date.
How do I vote my shares?
If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has enclosed or otherwise provided an Internet Notice or printed voting instruction card for you to use in directing the broker or nominee how to vote your shares. Telephone and Internet voting are also encouraged for stockholders who hold their shares in street name.
If you are a stockholder of record as of the record date, you can give a proxy to be voted at the meeting in any of the following ways:
•over the telephone by calling a toll-free number;
•electronically, using the Internet;
•by completing, signing and mailing the printed proxy card, if you received one; or
•via the Internet, during the 2021 Annual Meeting, by going to www.virtualshareholdermeeting.com/MOS2021 and using your control number (included on the Notice of Internet Availability of Proxy Materials we mailed to you or on the proxy card, if you requested one be sent to you).
The telephone and Internet voting procedures have been set up for your convenience. We encourage you to save corporate expense by submitting your vote by telephone or Internet. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a stockholder of record and you would like to submit your proxy by telephone or Internet, please refer to the specific instructions provided in the proxy materials. If you received a printed proxy card and wish to submit your proxy by mail, please return your signed proxy card to us before the 2021 Annual Meeting.
What is the difference between a stockholder of record and a “street name” holder?
If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the method described above.
How do I vote if my shares are held in the Mosaic 401(k) Plan or the Mosaic Union Savings Plan?
If you hold any shares in the Mosaic 401(k) Plan or the Mosaic Union Savings Plan, you are receiving, or being provided access to, the same proxy materials as any other stockholder of record. However, your proxy vote will serve as voting instructions to Fidelity Management Trust Company (the “Trustee”), as Trustee of the Mosaic 401(k) Plan or the Mosaic Union Savings Plan, respectively, and, in accordance with the terms of each plan, the Trustee will vote all of the shares held in each plan in the same proportion as the actual proxy vote instructions submitted by the respective plan participants. If voting instructions are not received by the Trustee by May 17, 2021, or if they are received but are invalid, the shares with respect to which you could have instructed the Trustee will be voted in the same proportion as the shares for which the Trustee received valid participant voting instructions.
What does it mean if I receive more than one Internet Notice or proxy card?
If you receive more than one Internet Notice or proxy card, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, you will need to be sure to vote once for each account.
Can I vote my shares in person at the meeting?
You may vote your shares on the Internet during the meeting by going to www.virtualshareholdermeeting.com/MOS2021 and using your control number (included on the Notice of Availability of Proxy Materials we mailed to you or on the proxy card, if you requested one be sent to you). Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.
If you are a participant in the Mosaic 401(k) Plan or the Mosaic Union Savings Plan, you may submit a proxy vote in advance of the meeting as described above, but you may not vote your plan shares during the virtual meeting.
What vote is required for the election of directors and the other proposals to be approved?
To be elected in an uncontested election, directors must receive a majority of the votes cast by the holders of the shares of our Common Stock, voting together as a single class, present via the Internet or by proxy at the 2021 Annual Meeting and entitled to vote in the election of directors (meaning the number of shares voted “for” a director must exceed the number of shares voted “against” that director). In contested elections (an election in which the number of nominees for director is greater than the number of directors to be elected) the vote standard would be a plurality of votes cast, meaning the nominees receiving the most “for” votes for the number of directors to be elected will be elected.
With respect to ratification of the appointment of KPMG LLP as our independent registered public accounting firm, the Say-on-Pay Proposal and the Stockholder Written Consent Proposal, the affirmative vote of the holders of a majority of the votes cast by the holders of the outstanding shares of Common Stock present via the Internet or by proxy and entitled to vote at the 2021 Annual Meeting is required for the approval of those proposals.
How are votes counted?
You may vote “FOR,” “AGAINST” or “ABSTAIN” for each nominee for the Board and on the other proposals.
If you submit your proxy but abstain from voting on one or more matters, your shares will be counted as present at the meeting for the purpose of determining a quorum. If you abstain from voting for one or more of the directors, this will have no effect on the election of those directors because directors must receive a majority of the votes cast to be elected (meaning the number of shares voted “FOR” a director must exceed the number of shares voted “AGAINST” that director). Similarly, if you abstain from voting on the appointment of KPMG LLP as our independent registered public accounting firm, the Say-on-Pay Proposal, or the Stockholder Written Consent Proposal this will have no effect on the approval of those proposals.
How does the Board of Directors recommend that I vote?
Our Board of Directors recommends that you vote “FOR” the following proposals:
•Election of 12 directors: Cheryl K. Beebe, Oscar P. Bernardes, Gregory L. Ebel, Timothy S. Gitzel, Denise C. Johnson, Emery N. Koenig, James ("Joc") C. O'Rourke, David T. Seaton, Steven M. Seibert, Luciano Siani Pires, Gretchen H. Watkins and Kelvin R. Westbrook;
•Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2021; and
•A non-binding Say-on-Pay advisory vote on compensation paid to our Named Executive Officers as disclosed in this Proxy Statement.
Our Board of Directors recommends that you vote “AGAINST” the following proposal:
•Adoption of a stockholder written consent right.
We are not aware of any other matters that will be voted on at the 2021 Annual Meeting. However, if any other business properly comes before the meeting, the persons named as proxies for stockholders will vote on those matters in a manner they consider appropriate.

What if I do not specify how I want my shares voted?
If you hold your shares through a stock brokerage account, bank, trust or other nominee, and do not provide voting instructions to your broker, bank, trustee or nominee, your shares may constitute “broker non-votes,” in which case they will be counted as present at the meeting for purposes of determining a quorum but, in accordance with applicable law and the rules of the NYSE, may not be voted on non-routine matters. Proposals 1, 3 and 4 are considered non-routine matters, and without your voting instructions your broker cannot vote your shares. Shares for which you do not provide voting instructions may, however, be voted on Proposal No. 2 – Ratification of the Appointment of Independent Registered Public Accounting Firm, at the discretion of your broker, bank, trustee or nominee.
In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Therefore, broker non-votes will have no effect on the outcome of proposals 1, 2, 3 or 4.
If you vote your shares directly (as opposed to voting through a broker or other intermediary) and do not specify on your proxy card (or when giving your proxy by telephone or the Internet) how you want to vote your shares, we will vote your shares:
•“FOR” the election of all of the director nominees;
•“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for year ending December 31, 2021;
•“FOR” the Say-on-Pay Proposal; and
•“AGAINST” the adoption of a written consent right.
All beneficial owners of Mosaic Common Stock are urged to submit their proxy to indicate their votes or to contact their brokers to determine how to vote.
Can I change my vote after submitting my proxy?
Yes. Except as otherwise provided below, you may revoke your proxy and change your vote at any time before your proxy is voted at the 2021 Annual Meeting. If you are a stockholder of record, you may revoke your proxy and change your vote:
•if you voted over the telephone or by Internet, by voting again over the telephone or by Internet no later than 11:59 p.m. Eastern Time on May 19, 2021;
•if you completed and returned a proxy card, by submitting a new proxy card with a later date and returning it prior to the meeting;
•by submitting timely written notice of revocation to our Corporate Secretary at the address shown on page 25 of this Proxy Statement; or
•by voting virtually during the meeting at www.virtualshareholdermeeting.com/MOS2021.
Attending the meeting via the Internet at www.virtualshareholdermeeting.com/MOS2021 will not revoke your proxy unless you specifically request to revoke it or submit a ballot during the meeting via the Internet. If you have any questions about the 2021 Annual Meeting or how to vote or revoke your proxy, you should write to The Mosaic Company, 101 East Kennedy Boulevard, Suite 2500, Tampa, Florida 33602, Attention: Vice President – Investor Relations, or call (813) 775-4214.
If you are a participant in the Mosaic 401(k) Plan or the Mosaic Union Savings Plan, you may revoke your proxy and change your vote as described above, but only until May 17, 2021. If you hold your shares in street name, contact your broker or other nominee regarding how to revoke your proxy and change your vote.
How can I attend the meeting?
The 2021 Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You are entitled to participate in the annual meeting only if you were a Mosaic stockholder or joint holder as of the close of business on March 22, 2021 or if you hold a valid proxy for the 2021 Annual Meeting.
You will be able to attend the 2021 Annual Meeting online and submit your questions during the meeting by going to www.virtualshareholdermeeting.com/MOS2021. We intend to post appropriate questions together with the Company’s response to such questions on the Company’s website as soon as practical following the 2021 Annual Meeting. You also will be able to vote your shares electronically at the annual meeting (other than shares held through the Mosaic 401(k) Plan or the Mosaic Union Savings Plan, which must be voted prior to the meeting).

To participate in the annual meeting, you will need the 16-digit control number (included on your Notice Regarding the Availability of Proxy Materials we mailed to you and on the proxy card, if you requested one be sent to you). Once admitted, you will be able to vote electronically during the meeting and ask questions of management. Management will respond to questions from stockholders in the same way as it would if we held an in-person meeting. If you do not have your control number at the time of the meeting, you will still be able to attend virtually, but you will not be able to vote or ask questions.
The meeting webcast will begin promptly at 10:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:30 a.m. Eastern Time, and you should allow ample time for the check-in procedures.
During the 30 minutes prior to the meeting start time, if you have entered your 16-digit control number, you may vote your shares, submit questions in advance of the annual meeting and access copies of our proxy statement and annual report.
If you have any technical difficulties or any questions regarding the virtual meeting website, we are ready to assist you. Please call 1-855-449-0991 (toll-free) or 1-720-378-5962.
Who pays for the cost of proxy preparation and solicitation?
We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks or other nominees for forwarding proxy materials to street name holders.
We are soliciting proxies primarily by mail and Internet. In addition, our directors, officers and regular employees may solicit proxies by mail, electronic communication, telephone and personal contact. These individuals will receive no additional compensation for their services other than their regular salaries.

APPENDIX A
PERFORMANCE METRICS
2020 Short Term Incentive Program Measures:
Incentive Return on Invested Capital (Incentive ROIC) is:

Operating Earnings + Equity in net earnings (loss) of nonconsolidated companies – Provision for income taxes (before discrete items and remittance of earnings items)
÷
Average Invested Capital
Average Invested Capital is the average, as of each month-end, of total assets minus non-interest bearing liabilities, excluding goodwill, expansion construction in progress, new borrowing arrangements, stock repurchases, operating leases and non-cash write-offs of long-term assets. Average Invested Capital includes structured accounts payable arrangements.
Controllable Operating Costs is an arithmetic average of payout percentages for separate measures for our Phosphates, Potash and Mosaic Fertilizantes business segments controllable operating costs per production tonne, as described below:

Controllable Operating Costs:
-	production costs consisting of costs considered and capitalized in inventory plus all temporary idle plant costs and turnaround costs
+
-	local general and administrative expenses and support function costs, excluding (i) incentive program and other employee benefits expenses, (ii) any restructuring charges (iii) expenses related to merger and acquisition activities, and (iv) allocated corporate expenses; but including supply chain costs included in cost of goods sold and selling expenses not otherwise included in production costs.
-
-	costs of purchased commodities, depreciation, depletion, accretion and amortization , non-operating idle plant costs, ammonia production turnaround costs, Esterhazy brine inflow costs, Potash segment income-based royalties and taxes, realized derivative gains and losses, separation costs, fluctuations in foreign exchange rates, costs of complying with existing or future numeric nutrient criteria rules or any regulation that comes out of any country in which we do do business where such costs were unknown at the time the applicable performance targets were established for the short-term incentive program, New Wales water treatment costs, product improvement costs that are passed on to customers, implementation of shared services costs, consultant, real estate search and remodeling costs and hiring of new employees, Mosaic Fertilzantes local taxes, Fospar revenue and costs of external consultants hired to assist with integration and synergy capture of Mosaic Fertilizantes, Louisiana Uncle Sam Gypsum remediation costs, carbon tax and any similar event where such costs were unknown at the time the performance targets were established for the short-term incentive program.
Free Cash Flow is consolidated net cash provided by operating activities determined in accordance with GAAP, and adjusted as specified below:

Net cash provided by operating activities is adjusted to:
-
 exclude any restructuring charges, expenses related to merger and acquisition activities, including expenses incurred to obtain identified synergies, short-term incentive bonuses, incentive bonuses paid under the short-term incentive plan, significant, non-ordinary course legal settlements involving settlement fees or other judgment amounts, costs and expenses of more than $25 million, discrete items and remittance of earnings items, the amount of working capital change related to Mosaic Fertilizantes, one time notable items impact of inventory change.

-	add consolidated capital expenditures, excluding applicable net change in operating accounts payable
Management System Qualifier applies for the Phosphate, Potash, Mosaic Fertilizantes and US Distribution sub-plan, to (i) the facility level management system self-assessments. Each location contained within the referenced
A- 1

sub-plans will complete a self-assessment (Phosphates/Potash/US Distribution) for each of the 10 MMS Elements utilizing the 2019 MMS Self-Assessment Templates and submit the completed self-assessments for review. Mosaic Fertilizantes production locations will utilize the Protocol SSMA Self Diagnosis Final – Mosaic Fertilizantes to assess their Management System Qualifier by comparing the same protocol elements utilized to assess 2018 performance against 2019 results. The management system qualifier review of facility self-assessments will be conducted by a team composed of Mosaic and third-party consultant assessors. No formal score will be identified in 2020, and instead each facility will receive either a passing or failing grade. A passing grade is required for the facility to qualify for the risk reduction metric.
Risk Reduction Metric applies for each sub-plan, to the number of engineering, substitution or elimination controls implemented to reduce risks identified in a location’s Risk Register. Targets are based on historical performance experienced in the Phosphates hourly incentive program. Implemented controls must be completed in 2020 and a risk reduction verification form must also be completed and then reviewed by a team composed of Mosaic representatives from each business unit, a third-party consultant and an EHS corporate team member. Performance for the corporate sub-plan will be based on total Mosaic performance (excluding U.S. Distribution).
Premium Product Sales is the metric tonnes of sales of premium products (including MicroEssentials®, K-Mag® and Aspire®) for which we recognize revenue on a consolidated basis in accordance with GAAP.

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IMPORTANT INFORMATION CONCERNING
THE MOSAIC COMPANY 2021 ANNUAL MEETING

Online check-in begins: 9:30 a.m., Eastern Time	Meeting begins: 10:00 a.m., Eastern Time

Mosaic stockholders as of the close of business on March 22, 2021, the record date for the annual meeting, are entitled to participate in the annual meeting on May 20, 2021.

The annual meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast.

You will be able to attend the annual meeting of stockholders online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/MOS2021. You also will be able to vote your shares electronically at the annual meeting (other than shares held through the Mosaic 401(k) Plan, which must be voted prior to the meeting).

We encourage you to access the meeting prior to the start time. Please allow ample time for online check-in, which will begin at 9:30 a.m., Eastern Time at which time you may vote your shares or submit questions in advance of the meeting if you have entered your 16-digit control number as described below. The webcast starts at 10:00 a.m., Eastern Time.

To participate in the annual meeting, you will need the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card or on the instructions that accompanied your proxy materials.
Management will respond to questions from stockholders in the same way as it would if we held an in-person meeting.
If you do not have your control number at the time of the meeting, you will still be able to attend virtually, but you will not be able to vote or ask questions.
If you have any technical difficulties or any questions regarding the virtual meeting website, we are ready to assist you. Please call 1-855-449-0991 (toll-free) or 1-720-378-5962.

THANK YOU FOR YOUR INTEREST AND SUPPORT - YOUR VOTE IS IMPORTANT!

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com
THE MOSAIC COMPANY C/O AMERICAN STOCK TRANSFER 6201 FIFTEENTH AVENUE BROOKLYN, NY 11219
Use the Internet to transmit your voting instructions and for electronic delivery of information. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MOS2021
You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:					KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED
THE MOSAIC COMPANY
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors
	Nominees:	For	Against	Abstain	The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain

	1a. Cheryl K. Beebe	☐	☐	☐	2. Ratification of the appointment of KPMG LLP as Mosaic’s independent registered public accounting firm for the year ending December 31, 2021.	☐	☐	☐
	1b. Oscar P. Bernardes	☐	☐	☐
	1c. Gregory L. Ebel	☐	☐	☐

	1d. Timothy S. Gitzel	☐	☐	☐	3. An advisory vote to approve the compensation of our named executive officers as disclosed in the accompanying Proxy Statement.	☐	☐	☐

	1e. Denise C. Johnson	☐	☐	☐

	1f. Emery N. Koenig	☐	☐	☐
					The Board of Directors recommends you vote AGAINST the following proposal:	For	Against	Abstain
	1g. James (“Joc”) C. O’Rourke	☐	☐	☐

	1h. David T. Seaton	☐	☐	☐
					4. Stockholder proposal relating to adoption of written consent right.	☐	☐	☐
	1i. Steven M. Seibert	☐	☐	☐

	1j. Luciano Siani Pires	☐	☐	☐

	1k. Gretchen H. Watkins	☐	☐	☐	Note: In their discretion, the persons named as Proxies are authorized to vote on any other business that may properly come before the 2021 Annual Meeting of Stockholders or any adjournment or postponement thereof.

	1l. Kelvin R. Westbrook	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature (PLEASE SIGN WITHIN BOX)			Date		Signature (PLEASE SIGN WITHIN BOX)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 2020 Annual Report to Stockholders are available at www.proxyvote.com.
THE MOSAIC COMPANY Annual Meeting of Stockholders May 20, 2021 10:00 AM Eastern Time This proxy is solicited by the Board of Directors

The undersigned hereby appoints James (“Joc”) C. O’Rourke, Clint C. Freeland, and Mark J. Isaacson as proxies (the "Named Proxies"), each with the power to act alone and to appoint his substitute, and authorizes each of them to represent the undersigned at the 2021 Annual Meeting of Stockholders of The Mosaic Company to be held at www.virtualshareholdermeeting.com/MOS2021 on May 20, 2021 at 10:00 a.m., Eastern Time, and at any adjournments or postponement thereof, and to vote on all matters coming before said meeting, hereby revoking any proxy heretofore given.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations as noted in the proxy statement and on the reverse side of this card. This proxy will be voted as directed, but if no direction is given it will be voted FOR the nominees and proposals 2 and 3; AGAINST proposal 4; and in the discretion of the Named Proxies on all other matters that may properly come before the meeting. The Mosaic Company anticipates that no other business will be conducted at the meeting. The Named Proxies cannot vote these shares unless you return this card by mail or instructions by Internet or phone as described on the reverse side of this card.

If the undersigned is a participant in the Mosaic Investment Plan or the Mosaic Union Savings Plan, the undersigned hereby directs Fidelity Management Trust Company (the "Trustee") as Trustee of the Mosaic Investment Plan and the Mosaic Union Savings Plan, to vote at the 2021 Annual Meeting of Stockholders of The Mosaic Company to be held on May 20, 2021 and at any and all adjournments or postponement thereof, the shares of common stock of The Mosaic Company, allocated to the account of and as instructed by the undersigned. For participants in the Mosaic Investment Plan or the Mosaic Union Savings Plan, if voting instructions are not received by the Trustee by May 17, 2021, or if they are received but are invalid, the shares with respect to which the undersigned could have instructed the Trustee will be voted in the same proportions as the shares for which the Trustee received valid participant voting instructions for each plan.
Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side